SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Joseph L. Hooley

Chairman and Chief Executive Officer

Kennett F. Burnes

Lead Director

April 7, 2016

Dear Shareholder:

We cordially invite you to attend the 2016 annual meeting of shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 18, 2016, at 9:00 a.m. Eastern Time.

The proxy statement and annual meeting is an important opportunity for us to communicate with you as shareholders, and for you to communicate with us, on important topics such as the performance of the Company, corporate governance, the effectiveness of the Board of Directors and executive compensation. In 2015, our strategy continued to focus on the key themes of: building on our strong core, achieving a digital enterprise, maintaining our capital strength and pursuing new opportunities. Additionally, we sought to strengthen our foundation through advancing risk excellence and improving regulatory, compliance and risk management capabilities. We performed well against our strategic goals; however, 2015 financial results were challenged by the continued low interest rate environment, difficult global equity markets, higher regulatory demands and a stronger U.S. dollar. Despite these challenges, fee revenue and total revenue were higher than in 2014 and return on equity was the same.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares you hold. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience. Your vote is very important to us.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

PLEASE NOTE: If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, you should also bring proof of beneficial ownership (for further details, see “Meeting Admission” in the attached Notice of State Street Corporation 2016 Annual Meeting of Shareholders). For security purposes, you and your bags are subject to search prior to your admittance to the meeting, and no cameras, recording equipment, mobile phones or other electronic devices, large bags or packages are permitted in the meeting. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available near One Lincoln Street include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Avenue de LaFayette). South Station is the closest MBTA station to One Lincoln Street.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF STATE STREET CORPORATION 2016 ANNUAL MEETING OF SHAREHOLDERS

Date	May 18, 2016

Time	9:00 a.m., Eastern Time

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1. To elect 11 directors

2. To approve an advisory proposal on executive compensation

3. To approve the 2016 Senior Executive Annual Incentive Plan

4. To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2016

5. To act upon such other business as may properly come before the meeting and any adjournments thereof

Record Date	The directors have fixed the close of business on March 11, 2016, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission

If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, your name does not appear on our list of shareholders and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you hold in “street name” and wish to attend the annual meeting, in addition to a valid form of picture identification, you will be required to present a letter or account statement showing that you were a beneficial owner of our shares on the record date. For security purposes, you and your bags are subject to search prior to your admittance to the meeting. In addition, cameras, recording equipment, mobile phones or other electronic devices, large bags or packages will not be permitted in the meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in “street name,” voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or notice of Internet availability of proxy materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or notice of Internet availability of proxy materials that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

By Order of the Board of Directors,

Jeffrey N. Carp
Secretary

April 7, 2016

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

SUMMARY INFORMATION

The summary below provides general information about State Street Corporation, referred to as State Street, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2015 annual report on Form 10-K. Our 2015 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC.

About State Street

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. State Street provides financial and managerial support to our legal and operating subsidiaries. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we provide a broad range of financial products and services to institutional investors worldwide. We refer to State Street Bank and Trust Company as State Street Bank or the Bank.

As of December 31, 2015, we had consolidated total assets of $245.19 billion, consolidated total deposits of $191.63 billion, consolidated total shareholders’ equity of $21.10 billion and 32,356 employees. We operate in more than 100 geographic markets worldwide, including the U.S., Canada, Europe, the Middle East and Asia.

We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $27.51 trillion of assets under custody and administration and $2.25 trillion of assets under management as of December 31, 2015. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers.

In 2015 we continued to focus on the primary themes of building on our strong core, pursuing new opportunities, achieving a digital enterprise and maintaining our capital strength. In addition, our overall strategy worked to strengthen our foundation through advancing risk excellence and improving regulatory, compliance and risk capabilities. We performed well against these goals; however, 2015 financial performance was challenged by the continuing low interest rate environment, a strengthening U.S. dollar, difficult global equity markets and increased regulatory requirements and expectations. Despite these challenges, we controlled expenses, grew fee revenue and maintained a return on equity of 9.8%. Below are summary highlights of our 2015 consolidated corporate financial performance. Additional performance indicators are presented in “Compensation Discussion and Analysis—Executive Summary—2015 Corporate Performance Highlights.”

($ In millions, except per share data)	2015	2014(1)	% Change
Revenue	$10,360	$10,274	0.8%
Total fee revenue	8,278	8,010	3.3%
Diluted earnings per share (EPS)	4.47	4.53	(1.3)%
Return on average common equity (ROE)	9.8%	9.8%	—

(1)

Amounts for 2014 reflect adjustments related to certain expenses billed to our asset servicing clients as more fully described in Note 1 to the consolidated financial statements included under Item 8 of the 2015 annual report on Form 10-K.

2016 Annual Meeting of Shareholders

Date:	May 18, 2016

Time:	9:00 a.m., Eastern Time

Place:	State Street’s corporate headquarters One Lincoln Street, Boston, Massachusetts (36th floor)

Record date:	March 11, 2016

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 7, 2016, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

For more information about the annual meeting, see “General Information.”

i

Voting Matters and Recommendations

Listed in the table below are the 11 nominees for election to State Street’s Board of Directors.

Director Name	Principal Position	Independent	Current Board Roles/Committees

Kennett F. Burnes	Retired Chairman, President and Chief Executive Officer, Cabot Corporation, manufacturer of specialty chemicals and performance materials	✓	• Lead Director • Executive • Executive Compensation • Technology (Chair)

Patrick de Saint- Aignan	Retired Managing Director and Advisory Director, Morgan Stanley, global financial services	✓	• Examining and Audit • Risk

Lynn A. Dugle	Chief Executive Officer and Director, Engility Holdings, Inc., an engineering and technology consulting firm	✓	• Examining and Audit • Technology
Amelia C. Fawcett	Deputy Chairman, Investment AB Kinnevik, a long-term oriented investment company based in Sweden	✓	• Executive • Executive Compensation • Risk (Chair)

William C. Freda	Retired Senior Partner and Vice Chairman of Deloitte LLP, a global professional services firm	✓	• Examining and Audit • Risk

Linda A. Hill	Wallace Brett Donham Professor of Business Administration, Harvard Business School	✓	• Executive Compensation • Nominating and Corporate Governance • Technology

Joseph L. Hooley	Chairman and Chief Executive Officer, State Street Corporation		• Chairman • Executive (Chair) • Risk

Richard P. Sergel	Retired President and Chief Executive Officer, North American Electric Reliability Corporation, electric reliability organization	✓	• Examining and Audit • Executive • Executive Compensation (Chair) • Technology

Ronald L. Skates	Former Chief Executive Officer and President, Data General Corp., manufacturer of multi-user computer systems; private investor	✓	• Examining and Audit (Chair) • Executive • Nominating and Corporate Governance • Risk • Technology

Gregory L. Summe	Managing Partner and Founder, Glen Capital Partners, LLC, investment fund	✓	• Executive • Nominating and Corporate Governance (Chair)

Thomas J. Wilson	Chairman and Chief Executive Officer, Allstate Corporation, property and casualty insurance	✓	• Nominating and Corporate Governance • Risk

Item	Board Recommendation
Election of Directors (see “Item 1—Election of Directors”)	FOR Each Director

Advisory Proposal on 2015 Executive Compensation	FOR
(see “Item 2—Approval of Advisory Proposal on Executive Compensation”)

Approval of the 2016 Senior Executive Annual Incentive Plan	FOR
(see “Item 3—Approval of the 2016 Senior Executive Annual Incentive Plan”)

Ratification of Ernst & Young LLP as Independent Registered Public	FOR
Accounting Firm for 2016 (see “Item 4—Ratification of the Selection of the Independent Registered Public Accounting Firm”)

Corporate Governance and Leadership Structure at State Street

Sound Corporate Governance Practices

What We Do	What We Do Not Do

NEW ✓ Proxy access by-law allows qualifying shareholders to include in State Street’s proxy materials director nominees constituting up to 20% of the Board

✗   No poison pill (shareholder rights plan)

✗   No short-selling or options trading, hedging transactions or speculative transactions in State Street securities for directors or executive officers

✗   No director serves on more than four public company boards in addition to State Street

✗   No restrictions in directors’ access to management

✗   No director attended fewer than 75% of his or her 2015 Board and committee meetings

✗   Not a staggered board

✓   Majority independent directors (10 out of 11 director nominees)

✓   Active independent Lead Director

✓   Six principal committees of Board

          •   Examining and Audit Committee

          •   Executive Committee

          •   Executive Compensation Committee

          •   Nominating and Corporate Governance Committee

          •   Risk Committee

          •   Technology Committee

✓   Directors and executive officers subject to stock ownership guidelines

✓   Majority voting standard for uncontested director elections

For more information about State Street’s corporate governance practices, see “Corporate Governance at State Street.”

Key Elements in the Role of Independent Lead Director

•	elected annually by the independent directors of the Board to serve a one-year term

•	position is currently held by Kennett F. Burnes, serving his sixth term in this capacity

•	is actively involved in all the matters of the Board and each of its committees

•	participates in, and attends, meetings of all of the Board’s committees providing valuable committee membership overlap to enable optimal agenda coordination

•	presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of independent directors

•	serves as a liaison between the Chairman and the independent directors

•	conducts an annual process for reviewing the Chief Executive Officer’s performance, and reports the results of the process to the other independent directors

•	communicates with the Chairman to provide feedback and also to implement the decisions and recommendations of the independent directors

•	represents the Board in discussions with stakeholders and communicates with regulators

•	approves, in consultation with the Chairman, the agendas for Board meetings, information sent to the Board and the schedule of Board meetings

For more information about the specific role of our Lead Director, see “Corporate Governance at State Street—Board Leadership Structure.”

Overview of 2015 Executive Compensation Program

State Street develops and implements a compensation program for our Named Executive Officers, or NEOs, and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each of our NEOs identified in the “Compensation Discussion and Analysis,” the Executive Compensation Committee, or Compensation Committee, determines the appropriate level of total compensation for the year. We engage several of our largest shareholders to receive their specific perspectives on our compensation programs and governance practices. For 2015, we held discussions with shareholders representing more than 30% of our outstanding common stock.

At State Street, compensation to our NEOs consists of two key elements:

•

Base Salary. Base salary is a fixed annual cash amount and historically has been a relatively small portion of total compensation for the NEOs. Annual base salary rates for NEOs for 2015 remained unchanged from their levels in 2014.

•

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, paid as a long-term incentive, and cash-based elements, paid as annual incentive. The Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

Sound Compensation and Corporate Governance Practices

Our NEO compensation practices support good governance and mitigate excessive risk-taking.

What We Do	What We Do Not Do

NEW ✓ Performance-based restricted stock units (RSUs) incorporate an ROE target that has increased progressively since 2013

✗    No change-of-control excise tax gross-up

✗    No “single-trigger” change-of-control vesting. “Double-trigger” change-of-control vesting in effect for all deferred incentive compensation awards granted on and after February 2014. Double-trigger awards will not vest solely on account of a change of control but will require a qualifying termination following a change of control

✗    No short-selling, options trading or hedging transactions in State Street securities

✗    No tax gross-ups on perquisites

✗    No excessive perquisites

✗    No option repricing without shareholder approval

✓   Performance-based RSUs have a 3-year performance period that promotes long-term performance

✓   Deferral of a significant amount of incentive compensation, discouraging short-term risk taking at the expense of long-term results

✓   Cash-based element of deferred compensation awards mitigates dilutive effects of deferred compensation

✓   Active engagement with our shareholders on compensation and governance issues

✓   Clawback and forfeiture policies permit the Compensation Committee to recoup certain compensation payments even after the payments have been received

NEW ✓ New holding requirements, enhancing our existing share ownership policy. Each of our NEOs is in compliance with these guidelines

✓   An independent compensation consultant and independent legal counsel advise the Compensation Committee on executive compensation matters

✓   Non-compete and other restrictive covenants apply to deferred incentive awards

✓   Annual risk review by the Compensation Committee of our incentive compensation arrangements, facilitated by overlapping membership between the Compensation Committee and our Risk Committee

For more information about executive compensation at State Street, see “Executive Compensation.”

v

2016 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

State Street’s Board of Directors is soliciting your vote by proxy at the 2016 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.

Can I access State Street’s proxy materials and annual report electronically?

This proxy statement and our annual report, including our audited consolidated financial statements for the year ended December 31, 2015, are available to our shareholders on the Internet. On April 7, 2016, we mailed to our U.S. shareholders as of March 11, 2016, the record date for the annual meeting, a notice containing instructions on how to access these proxy materials online and how to vote. Also on April 7, 2016, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies and to shareholders outside the United States. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review online all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2016.

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 7, 2016, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

How do I request a printed copy of the proxy materials for future shareholder meetings?

To request a printed copy of the proxy statement, annual report and form of proxy relating to our future shareholder meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number described above.

What are the directions to the meeting?

Directions to the meeting are as follows:

From the North:

Take Expressway (I-93) South to exit 20A and follow the signs for South Station. Follow exit ramp and cross Summer Street. Turn right onto Lincoln Street. Take first left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the South:

Take Expressway (I-93) North to exit 20 (South Station). Bear left at the ramp to South Station/Chinatown. You will see State Street Financial Center directly ahead. You will be on Lincoln Street. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the West:

Take Mass Turnpike (I-90) to exit 24A (South Station). Turn left on Kneeland Street towards Chinatown. Turn right onto Lincoln Street at the light. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

STATE STREET CORPORATION    1

General Information (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Via Massachusetts Bay Transportation Authority:

Take the MBTA Red Line train or Commuter Rail to the South Station MBTA stop. Exit the train station and walk across Atlantic Avenue (towards Summer Street and Federal Street). Follow Summer Street to Lincoln Street.

What is the record date for the meeting?

Our Board of Directors has fixed the record date for the annual meeting as of the close of business on March 11, 2016.

How many votes can be cast by all shareholders?

As of the record date, 400,025,463 shares of our common stock were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered shareholders may also vote by telephone or on the Internet by following the instructions included with your proxy card or the notice we mailed to you on April 7, 2016. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from State Street in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder, and bring with you to the meeting, a proxy from the record holder issued in your name. Please note that this proxy from the record holder is in addition to the picture identification and proof of beneficial ownership required for your admission into the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	Item 1 – FOR election of the 11 nominees named herein as directors (page 7)

•	Item 2 – FOR approval of the advisory proposal on executive compensation (page 19)

•	Item 3 – FOR approval of the 2016 Senior Executive Annual Incentive Plan (page 20)

•	Item 4 – FOR ratification of the selection of the independent registered public accounting firm (page 24)

Additionally, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. State Street has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $19,000, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by mail, telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of State Street’s proxy statements, annual reports and related materials, or if you share an address with another State Street shareholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

2    STATE STREET CORPORATION

General Information (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

May I change my vote?

If you are a registered shareholder, you may revoke or change your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

What constitutes a quorum?

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A share once represented for any purpose at the annual meeting will be deemed present for determination of a quorum for the entire meeting and for any adjournment of the meeting (unless (1) a shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds, and the shareholder does not vote the shares or otherwise consent that they are to be deemed present or (2) in the case of an adjournment, a new record date is set for that adjourned meeting).

What vote is required to approve each item?

Since it is an uncontested election of directors at the annual meeting, a nominee for director will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election (Item 1). If the votes cast “against” the nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board of Directors. However, under Massachusetts law, if a nominee that is an incumbent director is not elected to the Board of Directors, that incumbent director will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors. All of the 11 nominees for director are incumbent directors. Under our Corporate Governance Guidelines, in an uncontested election of directors, any director/nominee who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee. After consideration, that committee would make a recommendation to the Board on action to be taken regarding the resignation. No such tendered resignation will be deemed effective unless and until it is accepted by action of the Board.

The actions concerning the advisory proposal on executive compensation (Item 2), the approval of the 2016 Senior Executive Annual Incentive Plan (Item 3) and the ratification of the selection of the independent registered public accounting firm (Item 4) will be approved if the votes cast “for” the action exceed the votes cast “against” the action. Item 2 is a non-binding proposal.

How is the vote counted?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by State Street to act as tellers for the meeting.

“Abstentions” and “broker non-votes” are not counted as votes with respect to any of the items to be voted on at the annual meeting.

If you hold shares through a broker, bank or other nominee, generally the broker, bank or other nominee may vote the shares for you in accordance with your instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Stock exchange and SEC rules, however, prohibit brokers from voting uninstructed shares in the election of directors and executive compensation matters, including the advisory proposal on executive compensation and the approval of the 2016 Senior Executive Annual Incentive Plan. Accordingly, of the matters to be voted on at the annual meeting, the only “routine” proposal is the ratification of the selection of the independent registered public accounting firm (Item 4).

Could other matters be decided at the meeting?

We do not know of any matters that may be properly presented for action at the meeting other than Items 1 through 4. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the annual meeting has passed. However, should any other business properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

STATE STREET CORPORATION    3

General Information (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

What are my rights as a participant in the Salary Savings Program?

As part of its employee benefits program, State Street maintains a 401k plan called the Salary Savings Program, or SSP. If you participate in the SSP and have invested part or all of your account in the Employee Stock Ownership Plan fund, you are considered a named fiduciary and may direct the voting of the State Street Corporation common stock allocated to your account as of the record date.

You may give direction on the Internet, by telephone or by mail. If you do not provide timely direction as to how to vote your allocated share, your allocated share will be voted on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the trustee will follow the direction of State Street’s Board of Directors. Voting of your allocated share will occur as described above unless the trustee or plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.

You must direct your vote in advance of the annual meeting so that the trustee, the registered owner of all of the shares held in the SSP, can vote in a timely manner. Regardless of what method you use to direct the trustee, the trustee must receive your direction no later than 11:59 p.m. Eastern Time on May 16, 2016 for your direction to be counted. Your direction will be held in confidence by the trustee. You may not provide this direction at the annual meeting. You may change your direction to the trustee by timely submitting a new direction. The last direction the trustee receives by 11:59 p.m. Eastern Time on May 16, 2016, will be the only one counted. If your direction by mail is received on the same day as the one received electronically, the electronic direction will be followed.

The trustee is providing the annual report, the notice of annual meeting and the proxy statement electronically to SSP participants with company stock in the SSP who are active employees and have a company-provided e-mail account and internet access. Instead of receiving these materials in paper form mailed to your home, you will have on-line access to these materials over the internet, thus expediting the delivery of materials and reducing printing and mailing costs. An e-mail will be sent to all such participants with detailed instructions to access materials and give your direction of the trustee. You may request that paper copies be sent to you, thereby permitting you to send in your direction by mail if you prefer that method. All other participants will receive their materials in the mail.

4    STATE STREET CORPORATION

2016 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on December 31, 2015 by each person or entity known to State Street to beneficially own 5% or more of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Massachusetts Financial Services Company (MFS) 111 Huntington Avenue Boston, MA 02199	37,112,683	(1)	9.2%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	28,983,317	(2)	7.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	22,032,191	(3)	5.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	20,391,379	(4)	5.1%

(1)

This information is based solely on a Schedule 13G filed with the SEC on February 12, 2016 by Massachusetts Financial Services Company, in which it reported sole voting power of 30,484,630 shares and sole dispositive power of 37,112,683 shares.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 10, 2016 by T. Rowe Price Associates, Inc., in which it reported sole voting power of 10,996,270 shares and sole dispositive power of 28,983,317 shares.

(3)

This information is based solely on a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group, in which it reported sole voting power of 756,925 shares, shared voting power of 41,600 shares, sole dispositive power of 21,235,337 shares and shared dispositive power of 796,854 shares.

(4)

This information is based solely on a Schedule 13G filed with the SEC on January 28, 2016 by BlackRock, Inc., in which it reported sole voting power of 17,034,609 shares, shared voting power of 34,367 shares, sole dispositive power of 20,357,012 shares and shared dispositive power of 34,367 shares.

STATE STREET CORPORATION    5

Security Ownership (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Management

The table below sets forth the number of shares of State Street common stock beneficially owned as of the close of business on March 1, 2016 by (1) each director, (2) the named executive officers as identified in the Summary Compensation Table on page 59 of this proxy statement and (3) all directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. As of March 1, 2016, there were 401,524,091 shares of State Street common stock outstanding. On March 1, 2016, neither the executive officers or directors listed below individually, nor those individuals as a group, owned beneficially as much as 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership(1)
Michael W. Bell	27,815
Kennett F. Burnes	61,576
Jeffrey N. Carp	274,734
Patrick de Saint-Aignan	18,389
Lynn A. Dugle	942
Amelia C. Fawcett	30,874
William C. Freda	2,692
Linda A. Hill	43,043
Joseph L. Hooley	586,431	(2)
James S. Phalen	221,351
Michael F. Rogers	979,236	(3)
Richard P. Sergel	46,047	(4)
Ronald L. Skates	45,635
Gregory L. Summe	67,755
Thomas J. Wilson	10,212
All directors and executive officers, as a group (22 persons)	2,569,771	(5)

(1)

Information in this table includes shares that the individual or group has the right to acquire within 60 days of March 1, 2016. Also included are shares that have vested under the Executive Supplemental Retirement Plan and other deferred retirement benefit, as follows: Mr. Bell, 0; Mr. Carp, 2,664; Mr. Hooley, 19,756; Mr. Phalen, 23,482; Mr. Rogers, 18,932; and for the group of all current directors and executive officers, 83,077. No non-management director holds any stock options or stock appreciation rights. Shares granted to non-management directors vest immediately and are included in the total amounts above, and are not subject to a vesting schedule, even if deferred.

(2)	Includes 2,800 shares as to which Mr. Hooley has shared voting power and investment power.
(3)	Includes 409,743 shares held in trusts for which Mr. Rogers disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(4)	Includes 3,111 shares gifted to a family member held in trust.
(5)	Includes 18,788 shares held by a family member of a current executive officer.

6    STATE STREET CORPORATION

2016 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees for director (Item 1 on your proxy card)

Each director elected at the 2016 annual meeting will serve until the next annual meeting of shareholders, except as otherwise provided in State Street’s by-laws. Of the 11 director nominees, 10 are non-management directors and one serves as the Chief Executive Officer of State Street. All of the non-management directors are independent directors, as determined by the Board in its opinion, under the applicable definition in the New York Stock Exchange, or NYSE, listing standards and the State Street Corporate Governance Guidelines.

Pursuant to State Street’s by-laws, on February 18, 2016, the Board fixed the number of directors at 11, effective as of the date of the 2016 annual meeting. Each of the nominees for election as a director is currently a director. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 11 nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the annual meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors to be elected at the annual meeting. Information relating to each nominee for election as director is described below, including:

• age and period of service as a director of State Street

• business experience during at least the past five years (including directorships at other public companies)

• community activities

• other experience, qualifications, attributes or skills that led the Board to conclude the director should continue to serve as a director of State Street

The Board of Directors recommends that shareholders approve each nominee director for election based upon the qualifications and attributes discussed below. See “Corporate Governance at State Street—Composition of the Board and Director Selection Process” for a further discussion of the Board’s process and reasons for nominating these candidates.

STATE STREET CORPORATION    7

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

KENNETT F. BURNES Age 73, Director Since 2003 BOARD ROLES AND COMMITTEES • Lead Director • Executive Committee • Executive Compensation Committee • Technology Committee (Chair)	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Leadership ✓ Legal and Regulatory Compliance ✓ International Business Operations ✓ Corporate Finance

Career Highlights

•	Retired Chairman and Chief Executive Officer (2001 to 2008), Cabot Corporation, an NYSE-listed manufacturer of specialty chemicals and performance materials; President (1995 to 2008)

•	Director, Watts Water Technologies, Inc., an NYSE-listed supplier of products for use in the water quality, water safety, water flow control and water conservation markets (2009 to 2015)

Qualifications and Attributes

Mr. Burnes’ significant experience in leading a global organization, with facilities and operations in approximately 20 countries, brings to State Street’s Board a focus on developing new products and new businesses in diverse, international environments. Prior to joining Cabot Corporation in 1987, he was a partner at the Boston-based law firm of Choate, Hall & Stewart where he practiced corporate and business law for nearly 20 years. Mr. Burnes obtained experience in evaluating complex legal issues that arise in the types of material transactions boards of directors are called on to consider, including mergers and acquisitions and financing transactions. Mr. Burnes serves as a trustee for the Dana Farber Cancer Institute and Epiphany School, a director for More Than Words and chairman of the board of trustees at the New England Conservatory and the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

8    STATE STREET CORPORATION

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

PATRICK DE SAINT-AIGNAN Age 67, Director Since 2009 BOARD ROLES AND COMMITTEES • Examining and Audit Committee • Risk Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Corporate Finance ✓ Risk Management ✓ Global Financial Services ✓ International Management

Career Highlights

•	Retired Managing Director and Advisory Director, Morgan Stanley (1974 to 2007); firm-wide head of the company’s risk management function (1995 to 2002)

•

Director, Allied World Assurance Company Holdings AG, an NYSE-listed specialty insurance and reinsurance company (2008 to present); member of the Enterprise Risk Committee (Chairman), Compensation Committee, Audit Committee and Investment Committee

•	Director, Forerun Inc., a private healthcare information technology company (2007 to present); member of the Compensation Committee

•	Member of Supervisory Board, BH PHARMA, a private generic drug development company (2015 to present)

•	Director, Bank of China Limited (2006 to 2008); member of the Audit Committee (Chairman), the Risk Policy Committee and the Personnel and Remuneration Committee

•	Director, Non-Executive Chairman, European Kyoto Fund (2008 to 2012)

Qualifications and Attributes

Mr. de Saint-Aignan’s extensive experience in risk management, corporate finance, capital markets and firm management brings to the Board a sophisticated understanding of risk, particularly with respect to the implementation of risk and monitoring programs within a global financial services organization. Mr. de Saint-Aignan’s service on the board of directors and committees of several other companies gives him additional perspective on global management and governance. A dual citizen of the United States and France, he was honored with Risk Magazine’s Lifetime Achievement Award in 2004. Mr. de Saint-Aignan holds his B.B.A. degree from the Ecole des Hautes Etudes Commerciales and an M.B.A. from Harvard University.

STATE STREET CORPORATION    9

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

LYNN A. DUGLE Age 56, Director Since 2015 BOARD ROLES AND COMMITTEES • Examining and Audit Committee • Technology Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Cyber Security ✓ Global Operations ✓ Technology ✓ International Business

Career Highlights

•

Chief Executive Officer (2016 to present) and Director (2014 to 2015 as TASC, prior to acquisition by Engility Holdings, Inc.; 2015 to present as Engility Holdings, Inc.), Engility Holdings, Inc., an NYSE-listed engineering, business support and technology consulting company.

•

Corporate Vice President and President, Intelligence, Information and Services, Raytheon Company (2004 to 2015), an NYSE-listed defense contractor and electronics manufacturer; Vice President, Engineering, Technology and Quality, Network Centric Systems at Raytheon (2004-2009); Vice President, Support Engineering and Six Sigma, Raytheon (1997-1999)

•

Vice President, Product, Systems Software Division, ADC Telecommunications, Inc., a former Nasdaq-listed communications company (acquired 2010 by Tyco Electronics) (2002-2004); General Manager, Cable Systems Division (1999 to 2002)

•	General Manager, Telecom Systems Division, Texas Instruments, Inc., a Nasdaq-listed electronics manufacturer (1982 to 1997)

Qualifications and Attributes

As the former president of Intelligence, Information and Services at Raytheon, Ms. Dugle brings to the Board valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Her new role as chief executive officer of Engility further supports and enhances this experience. Ms. Dugle’s understanding of information and technology matters provides the Board with guidance as State Street continues to transform and digitize products and services. At Raytheon, Ms. Dugle was responsible for the company’s cyber security services, advanced cyber solutions and information-based solutions. She also served as vice president of engineering, technology and quality for the former Network Centric Systems business at Raytheon and was responsible for the strategic direction, leadership and operations of the engineering, technology and quality functions. Prior to Raytheon, Ms. Dugle held executive positions at ADC Telecommunication with responsibility for leading teams across Europe, Middle East and Africa and the Asia-Pacific region. She holds B.S. and B.B.A. degrees from Purdue University and an M.B.A. in international business from the University of Texas at Dallas.

10    STATE STREET CORPORATION

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

AMELIA C. FAWCETT Age 59, Director Since 2006 BOARD ROLES AND COMMITTEES • Executive Committee • Executive Compensation Committee • Risk Committee (Chair)	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Regulatory Compliance ✓ Legal ✓ Global Financial Services ✓ Risk Management

Career Highlights

•	Deputy Chairman, Investment AB Kinnevik, an investment company (2013 to present); Non-Executive Director (2011 to present); member of Remuneration Committee (Chair) and Investment Committee

•	Chairman, Hedge Fund Standards Board (U.K.), a global standard-setting body for the hedge fund industry (2011 to present)

•

Non-Executive Director, Millicom International Cellular S.A., an international telecommunications and media company (2014 to present); member of the Remuneration Committee (Chair) and Compliance and Business Practices Committee

•	Non-Executive Director, HM Treasury, the British Government’s Economic & Finance Ministry (2012 to present)

•	Former Non-Executive Chairman (2009 to 2013), Guardian Media Group plc, a privately held diversified multimedia business in London; Non-Executive Director (2007 to 2013)

•

Former Vice Chairman and Chief Operating Officer of European Operations, Morgan Stanley (2002 to 2006) and Morgan Stanley International Limited, London (2006 to 2007); Vice President (1990 to 1992); Executive Director (1992 to 1996); Managing Director and Chief Administrative Officer for European Operations (1996 to 2002); and Senior Adviser (2006 to 2007)

Qualifications and Attributes

Dame Amelia Fawcett, a dual American and British citizen, has many years of extensive and diverse financial services experience. At Morgan Stanley, she served in many roles including vice chairman and chief operating officer of European Operations and had responsibility for development and implementation of the company’s business strategy (including business integration), as well as oversight of the company’s operational risk functions, infrastructure support and corporate affairs. Prior to joining Morgan Stanley, she was an attorney at the New York-based law firm of Sullivan & Cromwell, practicing primarily in the areas of corporate and banking law in both New York and Paris. Her service on both the Court of Directors of the Bank of England (the Board of the British Central Bank) and the British Treasury (the latter a position she still holds) provided her with valuable experience with the complex regulatory and compliance frameworks of the financial industry. Dame Amelia was awarded a CBE (Commander of the Order of the British Empire) and a DBE (Dame Commander of the Order of the British Empire) by the Queen, in both instances for services to the finance industry. In addition, in 2004, she received His Royal Highness The Prince of Wales’s Ambassador Award recognizing responsible business activities that have a positive impact on society and the environment. Dame Amelia’s public policy experience and experience in the European banking markets provides a valuable international financial markets perspective to State Street. She formerly has served, or currently serves, in the capacity as chairman of the American Friends of the National Portrait Gallery, deputy chairman of the National Portrait Gallery, chairman of the Prince of Wales’ Charitable Foundation (current), deputy chairman and governor of the London Business School (current), a commissioner of the U.S.-U.K. Fulbright Commission (current) and a trustee of Project Hope (current), Dame Amelia received a B.A. degree from Wellesley College, a J.D. degree from the University of Virginia and an honorary degree from the American University in London (Richmond).

STATE STREET CORPORATION    11

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

WILLIAM C. FREDA Age 63, Director Since 2014 BOARD ROLES AND COMMITTEES • Examining and Audit Committee • Risk Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Audit ✓ Risk Management ✓ Global Financial Services ✓ Accounting

Career Highlights

•	Retired Senior Partner and Vice Chairman, Deloitte, LLP, a global professional services firm (2011 to 2014); Managing Partner of Client Initiatives (2007 to 2011); member of US Executive Committee

•	Director, Deloitte Touche Tohmatsu Limited (2007 to 2013); member of Risk Committee (Chairman) (2011 to 2013) and Audit Committee (Chairman) (2008 to 2011)

•	Director, Guardian Life Insurance Company (2014 to present)

•	Director, Hamilton Insurance Group (2014 to present)

•	Member, Committee on Capital Markets Regulation

Qualifications and Attributes

As senior partner and vice chairman of Deloitte, LLP, Mr. Freda served Deloitte’s most significant clients and maintained key relationships, acting as a strategic liaison to the marketplace as well as to professional and community organizations. Mr. Freda joined Deloitte in 1974 and built a distinguished record of service during his 40-year career, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients. Mr. Freda brings to the Board key insight and perspective on risk management, international expansion and client relationships gained through his extensive experience interacting with audit committees, boards of directors and senior management. He is a member of the Committee on Capital Markets Regulation and serves as a trustee of Bentley University. Previously, Mr. Freda has served as the chairman of Catholic Community Services, the United Way of Essex and West Hudson and the AICPA and was a U.S. Representative to the International Accounting Standards Committee’s Insurance Steering Committee. Mr. Freda received his B.S. in accounting from Bentley University.

12    STATE STREET CORPORATION

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

LINDA A. HILL Age 59, Director Since 2000 BOARD ROLES AND COMMITTEES • Executive Compensation Committee • Nominating and Corporate Goverance Committee • Technology Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Academic Leader ✓ Talent Development ✓ Governance ✓ Management

Career Highlights

•

Wallace Brett Donham Professor of Business Administration, Harvard Business School (1984 to present); former Faculty Chair, Leadership Initiative, High Potentials Leadership Program and Organizational Behavior Unit

•

Director, Eaton Corporation, an NYSE-listed power management company providing energy-efficient solutions that manage electrical, hydraulic, and mechanical power (1994 to 2012 as Cooper Industries, Inc., prior to merger with Eaton Corporation, 2012 to present as Eaton Corporation); member of the Governance Committee and Compensation and Organization Committee

•	Director, Harvard Business Publishing

Qualifications and Attributes

Ms. Hill is the author of several books and articles focusing on the principles and qualifications for effective leadership and management. Through her research and academic perspectives, affiliation with Harvard Business School and experience as a public company director, Ms. Hill brings to the Board an effective understanding of market and competitive trends in executive talent development, leading innovation and corporate governance matters. She is an active member in her community serving as trustee to The Bridgespan Group, the Nelson Mandela Children’s Fund and The Art Center College of Design and is a special representative to the board of trustees of Bryn Mawr College. Ms. Hill received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago, and a Ph.D. in behavioral sciences from the University of Chicago and completed her post-doctoral research fellowship at the Harvard Business School.

STATE STREET CORPORATION    13

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

JOSEPH L. HOOLEY Age 59, Director Since 2009 BOARD ROLES AND COMMITTEES • Chairman of the Board • Executive Committee (Chair) • Risk Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Leadership ✓ Global Operations ✓ Financial Services ✓ International Investment

Career Highlights

•	State Street Corporation, Chairman (2011 to present); Chief Executive Officer (2010 to present); President (2008 to 2014)

•	President and Chief Executive Officer, Boston Financial Data Services (1990 to 2000)

•	President and Chief Executive Officer, National Financial Data Services (1988 to 1990)

Qualifications and Attributes

Mr. Hooley joined State Street in 1986 and currently serves as Chairman and Chief Executive Officer. He served as President and Chief Operating Officer from April 2008 to December 2014. From 2002 to April 2008, Mr. Hooley served as Executive Vice President and head of Investor Services and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading. Mr. Hooley was elected to serve on the Board of Directors in October 2009, and he was appointed Chairman of the Board in January 2011. His leadership experience and core understanding of State Street’s full range of services brings to the Board a detailed, innovative and thorough perspective on State Street’s key operations, strategic initiatives and client relationships globally. Mr. Hooley serves as a member of the board of directors of the Federal Reserve Bank of Boston and a member of the Financial Services Forum in Washington D.C. He is a director on the board of Boys & Girls Clubs of Boston, the President’s Council of the Massachusetts General Hospital, the Massachusetts Competitive Partnership and a trustee of the board of Boston College. He received his B.S. degree from Boston College.

14    STATE STREET CORPORATION

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

RICHARD P. SERGEL Age 66, Director Since 1999 BOARD ROLES AND COMMITTEES • Examining and Audit Committee • Executive Committee • Executive Compensation Committee (Chair) • Technology Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Regulatory Compliance ✓ Audit ✓ Mergers and Acquisitions ✓ Leadership

Career Highlights

•	Retired President and Chief Executive Officer, North American Electric Reliability Corporation, NERC, a self-regulatory organization for the bulk electricity system in North America (2005 to 2009)

•	Director, Emera, Inc., a Toronto Stock Exchange-listed energy and services company (2010 to present)

•	President and Chief Executive Officer, New England Electric System (and its successor company, National Grid USA), an NYSE-listed electric utility (1998 to 2004)

Qualifications and Attributes

Mr. Sergel’s responsibilities as chief executive officer of the North American Electric Reliability Corporation included imposing statutory responsibility and regulating the industry through adoption and enforcement of standards and practices. To do so, he led NERC to establish the first set of legally enforceable standards for the U.S. bulk power system. Prior to joining NERC, he spent twenty-five years with the New England Electric System, where he oversaw the merger with National Grid in 2000. His extensive practical and technical expertise in navigating the energy market through regulatory change and major transactions offers the Board important perspective on the evolving financial services industry and regulatory environment. Mr. Sergel served in the United States Air Force reserve from 1973 to 1979 and has served as a director of Jobs for Massachusetts and The Greater Boston Chamber of Commerce. He is a former trustee of the Merrimack Valley United Way and the Worcester Art Museum, prior chairman of the Consortium for Energy Efficiency and was a member of the Audit Committee for the Town of Wellesley, Massachusetts. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University, and an M.B.A. from the University of Miami.

STATE STREET CORPORATION    15

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

RONALD L. SKATES

Age 74, Director Since 2002

BOARD ROLES AND COMMITTEES

•  Examining and Audit Committee (Chair)

•  Executive Committee

•  Nominating and Corporate Governance Committee

•  Risk Committee

•  Technology Committee

DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Accounting ✓ Technology ✓ Operations ✓ Risk Management

Career Highlights

•

Former Chief Executive Officer and President, Data General Corp., a manufacturer of multi-user computer systems such as minicomputers, workstations, servers and storage devices (acquired by EMC Corp. in 1999) (1989 to 1999); Executive Vice President and Chief Operating Officer (1988 to 1989); Chief Financial Officer (1986 to 1987); Senior Vice President of Finance and Administration (1986 to 1988);

•	Audit Partner, PricewaterhouseCoopers (1976 to 1986)

•

Director, Raytheon Company, an NYSE-listed developer of technological products specializing in defense, homeland security and other government markets throughout the world (2003 to present); member of Audit Committee (Chairman), Public Affairs Committee and Management Development and Compensation Committee

•

Director, Courier Corporation, a Nasdaq-listed full-service book manufacturer and specialty publisher (2003 to 2015); member of Audit and Finance Committee (Chairman), Compensation Management Development Committee and Nominating and Corporate Governance Committee

•	Director, Gilbane, Inc., a privately held, family owned construction and real-estate company (2002 to present)

Qualifications and Attributes

Mr. Skates’ management experience with Data General Corp., combined with his extensive accounting and audit background and board service for varied and significant organizations, allows him to provide the State Street Board with a balanced and detailed insight into State Street’s operations, organization and administration. Through his leadership responsibilities at large technology companies, Mr. Skates understands the importance of technology to complex organizations and the effective management of its unique risks. He is currently a private investor. He also serves as a trustee of the Massachusetts General Physicians Organization and a trustee emeritus of Massachusetts General Hospital. Mr. Skates holds B.A. (cum laude) and M.B.A. degrees from Harvard University.

16    STATE STREET CORPORATION

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

GREGORY L. SUMME Age 59, Director Since 2001 BOARD ROLES AND COMMITTEES • Executive Committee • Nominating and Corporate Governance Committee (Chair)	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Global Finance ✓ Governance ✓ Leadership ✓ Investment

Career Highlights

•	Managing Partner and Founder, Glen Capital Partners, LLC, an investment fund (2013 to present)

•	Managing Director and Vice Chairman of Global Buyout, Carlyle Group, a Nasdaq-listed global asset manager (2009 to 2014)

•	Director and 10% owner, LMI Aerospace, a Nasdaq-listed designer and provider of aerospace structures (2014 to present)

•

Director, NXP Semiconductors, a Nasdaq-listed semiconductor manufacturer (Director 2010 to 2015 and Chairman 2013 to 2015 as Freescale Semiconductor, Inc., prior to acquisition by NXP Semiconductors in 2015, 2015 to present as NXP Semiconductors)

•	Director, Automatic Data Processing, Inc., a Nasdaq-listed provider of business outsourcing solutions (2007 to 2014)

•	Chairman and Chief Executive Officer of PerkinElmer Corp, an NYSE-listed Developer and producer of Life Science equipment and services (1998-2009)

Qualifications and Attributes

Mr. Summe has extensive management experience leading large and complex corporate organizations in evolving environments including founding Glen Capital Partners, an investment fund, in 2013. While vice chairman of Carlyle Group, he was responsible for buyout funds in financial services, infrastructure, Japan, the Middle East and African markets and served on the firm’s operating committee. His experience in private equity has afforded him a deepened exposure to understanding varied business models, practices, strategies and environments and assessing value in varied international regions. During his tenure as chairman and chief executive officer at PerkinElmer, Mr. Summe led the company’s transformation from a diversified defense contractor to a technology leader in health sciences. Prior to joining PerkinElmer, Mr. Summe held leadership positions at AlliedSignal (now Honeywell), General Electric and McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. He has published a number of articles in the Harvard Business Review, Electronic Business, and various technical journals and is in the Engineering Hall of Distinction at the University of Kentucky.

STATE STREET CORPORATION    17

Item 1 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

THOMAS J. WILSON Age 58, Director Since 2012 BOARD ROLES AND COMMITTEES • Nominating and Corporate Governance Committee • Risk Committee	DIRECTOR QUALIFICATION HIGHLIGHTS ✓ Risk Management ✓ Operations ✓ Regulatory Compliance ✓ Leadership

Career Highlights

•	Chairman (2008 to present) and Chief Executive Officer (2007 to present), Allstate Corporation, an NYSE-listed property and casualty insurance company; various positions throughout his 21-year tenure

•	Former Deputy Chairman, Federal Reserve Bank Chicago

Qualifications and Attributes

As the chairman and chief executive officer of Allstate Corporation, the largest publicly held personal lines property and casualty insurer in America, Mr. Wilson brings a broad set of successful leadership experiences to the Board. He has proven expertise in business strategy, operational transformation, risk management, workforce development and corporate governance. Mr. Wilson has been Allstate’s chief executive officer for nine years and led the company through the financial market crisis in 2009 through 2011, adapted the business model to a dramatic change in weather patterns and is implementing a unique consumer focused strategy. His experience in operating a large public company in a highly regulated industry included a number of roles at Allstate, including president (2005 to 2014) and chief operating officer (2005 to 2006), president Allstate Protection (2002 to 2006), president Allstate Financial (1999 to 2002) and chief financial officer (1995 to 1998). Mr. Wilson has been chairman of Allstate since 2008 and is actively involved with shareholders and advisory firms on corporate governance matters. Mr. Wilson also has a strong commitment to public and community service, including prior service on The Federal Reserve Board of Chicago (2008 to 2012) and current director/trustee responsibilities at The Museum of Science and Industry, Rush University Medical Center, Get in Chicago and the U.S. Chamber of Commerce. Mr. Wilson holds a Masters degree in management from Northwestern University’s J.L. Kellogg Graduate School of Management and a B.S. in Business Administration from the University of Michigan.

FORMER DIRECTORS

José E. Almeida and Robert S. Kaplan resigned as directors in October 2015 and August 2015 respectively, and the Board thanks them for their service. Mr. Almeida resigned to commence a new role as President and Chief Executive Officer of Baxter International, a medical equipment and services company, and served on State Street’s Board of Directors since 2013. Mr. Kaplan, a director since 2009, resigned upon his appointment as President and CEO of the Federal Reserve Bank of Dallas. Mr. Almeida and Mr. Kaplan each served on the Executive Compensation Committee during 2015 prior to their resignations as directors.

18    STATE STREET CORPORATION

2016 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 2 – APPROVAL OF ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 2 on your proxy card)

The Board of Directors recommends that shareholders approve the advisory proposal on executive compensation set forth below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the approval of this advisory proposal. We believe that shareholder feedback on executive compensation is important and have provided shareholders the opportunity to vote on an advisory executive compensation proposal since 2009. Over the past several years shareholders have overwhelmingly approved the “say-on-pay” vote, and in 2015, 95% of the votes cast supported the proposal.

State Street develops and implements a compensation program for our NEOs and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. Along with the “say-on-pay” advisory proposal, we also engage several of our largest shareholders to receive their specific perspectives on our compensation programs and governance practices. For 2015, we held discussions with shareholders representing more than 30% of our outstanding common stock. Based on these discussions, we believe our shareholders, in general, support our executive compensation program, and therefore we continued many of the elements of our program, such as maintaning a high level of equity and deferral for incentive compensation awards as well as emphasising pay for performance and alignment with shareholder interests. Our compensation practices for NEOs including the complete framework used by the Compensation Committee in evaluating and making 2015 compensation decisions are described in “Compensation Discussion and Analysis.”

The advisory proposal is provided in accordance with Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and is non-binding. The outcome of this advisory proposal does not overrule any decision by State Street or the Board of Directors (or any of its committees), create or imply any change to the fiduciary duties of State Street or the Board of Directors (or any of its committees) or create or imply any additional fiduciary duties for State Street or the Board of Directors (or any of its committees).The vote is non-binding; however, the Compensation Committee will take into account the outcome of the vote on this advisory proposal when considering future executive compensation arrangements. Currently, the Board of Directors has determined that State Street will annually hold a vote on an advisory proposal on executive compensation.

The text of the proposal presented for your approval is as follows:

VOTED:

That the compensation of State Street’s executives, as disclosed pursuant to the SEC’s compensation disclosure rules, as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and related material, is approved; provided, that, this resolution shall not be binding on State Street’s Board of Directors or any of its committees and may not be construed as overruling any decision by the Board of Directors or any of its committees.

STATE STREET CORPORATION    19

2016 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3 – APPROVAL OF THE 2016 SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 3 on your proxy card)

The Executive Compensation Committee and the Board of Directors have approved and recommend for shareholder approval, the 2016 Senior Executive Annual Incentive Plan, or 2016 SEAIP. The 2016 SEAIP provides additional incentive and reward to senior executives to achieve targeted levels of corporate financial and other performance goals, and includes the business criteria on which the performance goals are to be based. The 2016 SEAIP is intended as a successor plan to the 2011 Senior Executive Annual Incentive Plan, or 2011 SEAIP, previously approved by the shareholders in May 2011. If approved, the provisions of the 2016 SEAIP would be in effect for awards beginning in 2017. If the 2016 SEAIP is not approved, no payments will be made under the 2016 SEAIP.

The 2016 SEAIP is being submitted for shareholder approval to allow the Company to grant incentive awards that are intended to be exempt from the deduction limitations applicable to compensation paid to senior executives under Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million per year the deductibility of compensation paid to each of the chief executive officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. This limit does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation.” In order for awards under our senior executive annual incentive plans to constitute “qualified performance-based compensation,” shareholders must approve the material terms of such plans every five years. In order for awards under the 2016 SEAIP to be eligible to qualify as “qualified performance based compensation,” shareholders are now being asked to approve the material terms of the 2016 SEAIP, including the persons eligible to participate in the 2016 SEAIP, the business criteria on which the performance goals may be based and the maximum amount of compensation payable to any participant for any year under the 2016 SEAIP.

The following is a brief description of the 2016 SEAIP. The complete text of the 2016 SEAIP is included as Appendix A to this proxy statement.

Eligible Participants

The Chief Executive Officer and other key executives designated by the Executive Compensation Committee may participate in the 2016 SEAIP. Except as expressly set forth in the 2016 SEAIP or in an agreement between State Street and the participant, no individual has the right to be designated by the Executive Compensation Committee as a participant in the 2016 SEAIP. In addition, participation in the 2016 SEAIP in any one award year does not give any otherwise eligible employee the right to become a participant in a future award year.

To receive payment under an award, unless the Executive Compensation Committee determines otherwise, a participant must be an employee of State Street, or one of its subsidiaries, on December 31 of the performance year. Even if a participant is employed by State Street, or one of its subsidiaries, on December 31 of the performance year, the Executive Compensation Committee may cause the participant’s award to be forfeited if the participant ceases to be employed prior to the date awards are (or, but for deferral, would be) paid for such performance year. State Street has 11 executives who are currently participants in the 2011 SEAIP and who would be eligible to participate in the 2016 SEAIP if it were now in effect.

Performance Goals

Performance goals with respect to an award must be pre-established by the Executive Compensation Committee not later than 90 days after the beginning of the performance year, or such other time as may be required by Section 162(m).

Corporate achievement of objectively determinable performance goals established by the Executive Compensation Committee determines whether, and the extent to which, a participant earns his or her award. The goals are based on any or any combination of the following criteria, determined on a consolidated basis or on the basis of one or more divisions, subsidiaries or business units: earnings or earnings per share, return on equity, return on assets, return on capital, cost of capital, total stockholder return,

20    STATE STREET CORPORATION

Item 3 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

revenue, market share, quality/service, organizational development, strategic initiatives (including acquisitions or dispositions), risk control, expense, operating leverage, operating fee leverage, capital ratios, liquidity ratios, income, comprehensive capital analysis and review (CCAR) and any other regulatory-related metric. Of the foregoing business criteria, operating fee leverage, capital ratios, liquidity ratios, income, CCAR and other regulatory-related metrics were not included in the 2011 SEAIP and are new to the 2016 SEAIP to reflect our changing business and regulatory environment. The goals may be determined under U.S. generally accepted accounting principles (GAAP) or a non-GAAP basis, or other applicable basis and may be measured either on an absolute basis or relative to selected peer companies or a market index. The Executive Compensation Committee may select different performance goals for different performance years, and performance goals need not be the same for each participant in a given performance period.

No payment under a 2016 SEAIP award relating to a particular performance goal will be made unless the performance goal is met or exceeded. The Executive Compensation Committee may provide, not later than the deadline for establishing performance goals, for objectively determinable adjustments to one or more of the measures of performance applicable to an award or awards for such performance period to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulation, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the period that affect the applicable performance measure. In addition, except as the Executive Compensation Committee may otherwise determine not later than the deadline for establishing performance goals, any performance measure determined on a per-share basis will automatically be adjusted to the extent necessary to reflect stock splits, reverse stock splits, stock dividends and similar changes to capitalization occurring during the performance period.

Awards

The Executive Compensation Committee will grant awards under the 2016 SEAIP on an annual basis to those persons who are designated as participants for such year, and will establish the performance goals (which may be specified as ranges) for such awards, as described above. The Executive Compensation Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded and may, in its discretion, reduce, including to zero, amounts otherwise payable under an award. No more than $10,000,000 will be payable under an award to any one individual for any award year, the same limit as was set under the 2011 SEAIP. All payments will be made in cash, except that the Executive Compensation Committee may provide instead that some portion or all of the payment be made in State Street common stock issued pursuant to State Street’s equity incentive plan. The number of shares of State Street common stock that would be delivered in lieu of any cash payment would be the number of shares that equals the cash amount to be replaced by a grant of State Street common stock divided by the fair market value of a share of State Street common stock on the date the Executive Compensation Committee certifies that the applicable performance goal or goals with respect to the award have been met. Such stock awards may be granted as restricted stock, unrestricted stock, deferred stock or stock units (including restricted stock units), consistent with the requirements of Internal Revenue Code Section 409A. Stock awards so granted will be governed by the equity incentive plan, which provides for accelerated vesting and payment of awards, in the context of a “change in control” event as defined therein, under a “double trigger” mechanism. Accordingly, any such stock awards will become vested or exercisable, to the extent not already vested, only upon a change of control and either a termination of the awardee’s employment without cause or by the awardee for good reason, in each case on or prior to the first anniversary of the change of control.

The Executive Compensation Committee may permit a participant to elect to have all or a portion of an award payment deferred under deferral rules established by the Executive Compensation Committee and consistent with Internal Revenue Code Section 409A. In addition, the Executive Compensation Committee may provide that payment of all or a portion of an award payment will be deferred under State Street’s supplemental cash incentive plan or such other arrangement as the Executive Compensation Committee may specify, consistent with Internal Revenue Code Section 409A. Cash awards deferred under the supplemental cash incentive plan will become fully vested and the unpaid balance of the award will be distributed within 30 days if a participant’s employment is terminated by the participant for “good reason” or by the Company without “cause” on or prior to the first anniversary of a “change in control” event, as such terms are defined in State Street’s 2006 equity incentive plan as amended and restated (2012), as amended.

STATE STREET CORPORATION    21

Item 3 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

No payment shall be made with respect to a performance goal related to an award until and unless the Executive Compensation Committee has certified in writing that the performance goal has been achieved. In no event, shall any amount be payable under an award with respect to a particular performance goal if that performance goal fails to be achieved. In addition, all awards granted under the 2016 SEAIP are subject to any forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and related implementing policies and practices of State Street or its subsidiaries in effect from time to time. If, under applicable law or related implementing regulations, the Executive Compensation Committee is required to reduce or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to an award, or to otherwise impose or apply restrictions on an award, the Executive Compensation Committee is, in its sole discretion, authorized to do so.

All required deductions will be withheld from awards prior to their distribution, including deductions for all applicable federal, state or local taxes. Participants are solely responsible for any tax consequences of their awards under the 2016 SEAIP.

Administration

The Executive Compensation Committee has complete discretion to construe and administer the 2016 SEAIP and to determine eligibility to participate in the 2016 SEAIP, the performance goals, the achievement of the performance goals, the amount of payment to be made under an award and otherwise to do everything else necessary or appropriate to carry out the 2016 SEAIP. The Executive Compensation Committee is not required to treat all participants in the 2016 SEAIP uniformly.

Amendment and Termination

The Executive Compensation Committee may at any time amend, modify, suspend or terminate the 2016 SEAIP or the awards under the 2016 SEAIP, provided that no such amendment, modification, suspension or termination may, without the consent of the participant (or his or her beneficiary in the case of the death of the participant), materially and adversely affect the rights of the participant (or his or her beneficiary as the case may be) to a payment or distribution under the 2016 SEAIP to which the participant is otherwise entitled under the terms of the 2016 SEAIP and the award.

Plan Benefits

The following are current executive officers that have been designated as participants in 2015 under the 2011 SEAIP.

Joseph L. Hooley	Gunjan Kedia	Alison A. Quirk

Michael W. Bell	Andrew Kuritzkes	Michael F. Rogers

Jeffrey N. Carp	Ronald O’Hanley	Wai-Kwong Seck

Jeff D. Conway	James S. Phalen

The awards that would be payable in the future under the 2016 SEAIP cannot be determined because the payment of such awards would be contingent upon attainment of the pre-established performance goals and the actual award may reflect exercise of the Executive Compensation Committee’s discretion to reduce the award otherwise payable upon achievement of the performance goals. For a description of and amounts paid for 2015 under the 2011 SEAIP to our current NEOs, see the “Annual Incentive Awards” columns of the table in the “2015 Compensation Decisions” section on page 51 of this proxy statement and the Summary Compensation Table on page 59 of this proxy statement.

22    STATE STREET CORPORATION

Item 3 (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

Our equity incentive plan presently in effect for use in awarding compensation to our employees, including those of our employees presently participating in the 2011 SEAIP, as approved by shareholders in 2011. The following table sets forth the number of outstanding common stock awards, options, warrants and rights granted by State Street to participants in our equity compensation plans, as well as the number of securities available for future issuance under these plans as of December 31, 2015. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders.

(Shares in thousands)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:
Equity compensation plans approved by shareholders	11,107(2)	$76.29	20,768
Equity compensation plans not approved by shareholders	24(3)		—
Total	11,131		20,768

(1)	Excludes deferred stock awards and performance awards for which there is no exercise price.
(2)

Consists of 8,736 shares subject to deferred stock awards, zero shares subject to stock options, 1,206 stock appreciation rights and 1,165 shares subject to performance awards (assuming payout at 100% for all awards regarding which performance is uncertain).

(3)	Consists of shares subject to deferred stock awards.

Individual directors who are not our employees have received stock awards and cash retainers, both of which may be deferred. Directors may elect to receive shares of our common stock in place of cash. If payment is in the form of common stock, the number of shares is determined by dividing the approved cash amount by the closing price on the date of the annual shareholders’ meeting or date of grant, if different. All deferred shares, whether stock awards or common stock received in place of cash retainers, are increased to reflect dividends paid on the common stock and, for certain directors, may include share amounts in respect of an accrual under a terminated retirement plan. Directors may elect to defer 50% or 100% of cash or stock awards until a date that they specify, usually after termination of service on the Board. The deferral may also be paid in either a lump sum or in installments over a two- to ten-year period. Stock awards totaling 216,948 shares of common stock were outstanding as of December 31, 2015; awards made through June 30, 2003, totaling 23,606 shares outstanding as of December 31, 2015, have not been approved by shareholders. There are no other equity compensation plans under which our equity securities are authorized for issuance that have been adopted without shareholder approval. Awards of stock made or retainer shares paid to individual directors after June 30, 2003 have been or will be made under our 1997 or 2006 Equity Incentive Plan, both of which were approved by shareholders.

STATE STREET CORPORATION    23

2016 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 4 on your proxy card)

The Board of Directors recommends that shareholders approve the ratification of the selection of the independent registered public accounting firm described below. The Examining and Audit Committee has appointed Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2016. Ernst & Young LLP has acted as our independent auditor since 1972.

The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Examining and Audit Committee also oversees the integrity of our financial statements and reports, and the qualifications, performance and independence of State Street’s independent registered public accounting firm.

The Examining and Audit Committee annually assesses the appointment of the independent registered public accounting firm, and considers among other factors:

•	if the retention of the registered public accounting firm is in the best interests of the Company and its shareholders

•	the results of an annual survey prepared by management on the performance of the independent registered public accounting firm

•	the technical expertise, experience and knowledge level of the independent registered public accounting firm

•	the recent performance of the independent registered public accounting firm and lead partner, including quality of communication, competence and responsiveness

•	the independence of the independent registered public accounting firm

•	known legal risks and significant proceedings of the independent registered accounting firm

•	the fees incurred by State Street for the services rendered by the independent registered accounting firm

In accordance with SEC rules and Ernst & Young LLP policies, the lead audit partner must be rotated at least every five years. The Examining and Audit Committee and the Committee Chair are involved in the selection of the lead engagement partner pursuant to the rotation requirement. The Examining and Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP as State Street’s independent registered public accounting firm is in the best interest of the Company and its shareholders. See the discussion in this proxy statement under the heading “Examining and Audit Committee Matters.”

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (United States) and complies with the auditing, quality control and independence standards and rules of that Board and the SEC.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire. While shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification to learn the opinion of shareholders on the selection. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2016. Should the selection of Ernst & Young LLP not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young LLP is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of State Street and its shareholders.

24    STATE STREET CORPORATION

2016 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2016 annual meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. See the discussion in this proxy statement under the heading “General Information—Could other matters be decided at the meeting?”

STATE STREET CORPORATION    25

2016 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE AT STATE STREET

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company, or State Street Bank or the Bank. State Street and the Bank are each organized under the laws of the Commonwealth of Massachusetts. In accordance with Massachusetts law and State Street’s by-laws, our Board of Directors has responsibility for overseeing the conduct of our business. Our Board is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards.

Governance Guidelines and Independence

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines, or the Guidelines. Among other things, the Guidelines describe the role of the Board of Directors, its responsibilities and functions, the director qualification and selection process and the role of the Lead Director. The Guidelines also contain categorical standards for determining director independence under NYSE listing standards. In general, a director would not be independent under these standards if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, specified relationships or affiliations with State Street, its external or internal auditors or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street—other than director fees—and compensation committee interlocks). The categorical standards also provide specified relationships that, by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix B to this proxy statement. The full Guidelines are available under the “Corporate Governance” section in the “Investor Relations” section of our website at www.statestreet.com. In addition to the Guidelines, the charters for each principal committee of the Board and our Standard of Conduct for Employees, Standard of Conduct for Directors and Code of Ethics for Senior Financial Officers are also available in the same location on our website. Except as may be specifically incorporated by reference in this proxy statement, information on our website is not part of this proxy statement.

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2016. State Street, as a global financial institution and one of the largest providers of financial services to institutional investors, conducts business with many organizations throughout the world. Our directors or their immediate family members may have relationships or affiliations with some of these organizations. As provided in the Guidelines, the purpose of the director independence review was to determine whether any relationship or transaction was inconsistent with a determination that the director was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that each of our non-management directors (Dame Amelia Fawcett, Mses. Dugle and Hill and Messrs. Burnes, de Saint-Aignan, Freda, Sergel, Skates, Summe and Wilson) meets the categorical standards for independence under the Guidelines, has no material relationship with State Street (other than the role of director) and satisfies the qualifications for independence under listing standards of the NYSE. The Board had previously determined that José E. Almeida and Robert S. Kaplan, who served on the Board during 2015, were independent. In making these determinations, the Board considered that the below identified individuals, or their respective family members, have the following relationships or arrangements that are deemed to be immaterial under the categorical standards for independence included in the Guidelines:

•

commercial or charitable relationships with an entity for which the State Street director or family member serves as a non-employee director, and with respect to which the director was uninvolved in the negotiations (Dame Amelia, Ms. Hill and Messrs. Burnes, de Saint-Aignan, Freda, Skates and Wilson)

•

commercial relationships with an entity for which the State Street director or family member serves as an employee, consultant or executive officer where the director does not receive any special benefits from the transaction and the annual payments to or from the entity are equal to or less than the greater of $1 million or 2% of the consolidated gross annual revenues of the other entity during the most recent completed fiscal year (Mses. Dugle and Hill and Mr. Wilson)

In 2015, none of these commercial or charitable relationships with director affiliated entities involved amounts paid or received by State Street exceeding 0.1% of State Street’s annual gross revenue or the greater of $1 million or 0.5% of the director affiliated entity’s annual gross revenue.

26    STATE STREET CORPORATION

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Standards of Conduct

We have a Standard of Conduct for Directors, which together with the Standard of Conduct for Employees, promotes ethical conduct and the avoidance of conflicts of interest in conducting our business. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer), as required by the Sarbanes-Oxley Act and SEC rules. Each of these documents is available under the “Corporate Governance” section in the “Investor Relations” section of our website at www.statestreet.com. Only our Board may grant a waiver for directors, senior financial officers or executive officers from a provision of the Standard of Conduct for Directors, the Standard of Conduct for Employees or the Code of Ethics for Senior Financial Officers, and any waivers will be posted under the “Corporate Governance” section in the “Investor Relations” section of our website at www.statestreet.com.

Composition of the Board and Director Selection Process

In connection with nominating directors for election each year and evaluating the need for new director candidates as appropriate, the Nominating and Corporate Governance Committee, with input from the entire Board and management, focuses on the Board’s capabilities and functioning as a whole, including skill sets, diversity, specific business background and global or international experience. The Board expects all nominees to possess the following attributes or characteristics:

•	unquestionable business ethics, irrefutable reputation and superior moral and ethical standards

•	informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards and incisiveness

•

ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with State Street’s operating and administrative procedures

•	a global vision of business with the ability and willingness to work closely with the other Board members

Taken as a whole, the Board expects one or more of its members to have the following skill sets, specific business background and global or international experience:

•	experience in the financial services industry

•	experience as a senior officer of a well respected public company

•	experience as a senior business leader of an organization active in the Company’s key international growth markets

•	experience in key disciplines of significant importance to the Company’s overall operations

•	qualification as an audit committee financial expert (as defined by applicable SEC rules)

•	qualification as a risk management expert (as defined by applicable Federal Reserve rules)

The director biographies set forth in this proxy statement under the heading “Item 1—Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led the Board to conclude he or she should continue to serve as a director of State Street. The Board believes that individually, each of the nominees has had substantial achievement in his or her personal and professional pursuits and has talents, experience and integrity that will contribute to the best interests of State Street and to long-term shareholder value, and the nominees as a group possess the skill sets, specific business background and global or international experience that the Board desires.

State Street does not have a formal policy with respect to diversity but, taken as a whole, strives to have a Board that reflects the diversity (in terms of a number of characteristics including gender, race, national origin, age and tenure on the Board) of the Company’s key stakeholders and of the various communities in which the Company operates. Presently, the Nominating and Corporate Governance Committee and the Board believe the composition of the Board, which currently reflects a range of personal and professional backgrounds, experiences and other characteristics, is reflective of this diversity. As noted above, the Nominating and Corporate Governance Committee includes diversity as a consideration in making its recommendations for nominees for director. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

In carrying out its responsibility to find the best qualified candidates for directors, the Nominating and Corporate Governance Committee will consider proposals for nominees from a number of sources, including recommendations from shareholders

STATE STREET CORPORATION    27

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the above criteria used by the Board for director candidates.

By following the procedures set forth under “Proposals and Nominations by Shareholders,” shareholders also have the right under our by-laws to directly nominate director candidates and, in certain circumstances, to have their nominees included in State Street’s proxy statement.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, and considering proposals from a number of sources, such as members of the Board, members of management, employees, shareholders and industry contacts. The Committee’s charter grants it the authority to retain a search firm to assist in conducting this search. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the criteria used by the Board for director candidates. A possible candidate whom the Committee believes is an individual who could qualify under those criteria is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Board and the Nominating and Corporate Governance Committee with the individual, discussion at the Committee level of the individual’s possible contribution to State Street and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for director without regard to whether an individual is recommended by a shareholder or otherwise.

Ms. Lynn A. Dugle is a nominee for election as director by shareholders for the first time at this meeting. She was elected to the Board by the other directors in December 2015. The Nominating and Corporate Governance Committee recommended Ms. Dugle to the directors for appointment to the Board and also as a candidate for election by the shareholders at this meeting, after evaluating her candidacy. Ms. Dugle was first identified by a member of the Board and a third-party search firm that was retained to identify potential director candidates. At the request of the Committee, the search firm first discussed with the members of the Committee the priority characteristics of a new director candidate, in light of the preferred individual and Board qualities described above. The search firm developed preliminary criteria for a director candidate and reviewed them with the Committee. The search firm identified potential candidates that met the criteria as established by the Committee, and submitted a list of potential candidates to the Committee. The Committee met to discuss and finalize the list of candidates, and the Committee reviewed this process and the resulting list with the Board. After conducting a preliminary check to determine conflicts and eliminating from consideration those candidates whose commitments precluded them from considering an appointment to the Board, the search firm approached the candidates to determine their interest in serving on the Board. The search firm gave the Committee a list of candidates who were interested, and members of the Committee and the Chairman personally interviewed them. The Committee recommended Ms. Dugle to the Board, after determining that she met several of the criteria identified by the Board for new directors, including but not limited to, Ms. Dugle’s valuable experience in leading the development of large businesses with a focus on information, technology and advanced cyber solutions. Ms. Dugle has the background and potential to make significant contributions on many levels to State Street through service as a director and was deemed independent by the Board under the Corporate Governance Guidelines.

Board Leadership Structure

Mr. Hooley, as State Street’s Chairman of the Board, presides at all meetings of the Board at which he is present. State Street has adopted a leadership structure that also includes an independent Lead Director of the Board. This position is currently held by Kennett F. Burnes. The Chairman works with the independent Lead Director in setting Board agendas and coordinating other Board activities. The Board of Directors believes that Mr. Hooley’s role as Chairman and Mr. Burnes’ role as Lead Director is the most effective leadership structure for State Street and is in the best interests of the Board, the company and its shareholders at this time. Among the factors leading the Board to this conclusion are:

•

As our Chief Executive Officer, and with his extensive work history in different roles at State Street, Mr. Hooley is more familiar with our business and strategy than an independent, non-management Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing State Street

•	A single Chairman and Chief Executive Officer provides strong, consistent and accountable leadership for State Street, without risking overlap or conflict of roles

28    STATE STREET CORPORATION

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

•	Oversight of State Street is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman

•	The Chairman and our Lead Director work together to play a strong and active role in the oversight of State Street’s leadership

Mr. Burnes was appointed Lead Director to serve a one-year term as the presiding director of the independent directors of the Board (all directors, except for Mr. Hooley) in May 2015. Mr. Burnes has served in this capacity for six annual terms. As Lead Director, Mr. Burnes:

•	is actively involved in all the matters of the Board and each of its committees

•	participates in, and attends, meetings of all of the Board’s committees providing valuable committee membership overlap to enable optimal agenda coordination

•	presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of independent directors

•	serves as a liaison between the Chairman and the independent directors

•	conducts an annual process for reviewing the Chief Executive Officer’s performance, and reports the results of the process to the other independent directors

•	communicates with the Chairman to provide feedback and also to implement the decisions and recommendations of the independent directors

•	represents the Board in discussions with stakeholders and communicates with regulators

•	approves, in consultation with the Chairman, the agendas for Board meetings, information sent to the Board and the schedule of Board meetings

The independent directors meet in executive session at every regularly scheduled meeting of the Board and otherwise as needed. The Lead Director is authorized to call additional meetings of the independent directors. The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion of pending and other important matters, and the regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed. The role of the Lead Director provides another method to communicate the perspectives of the independent directors, including the matters discussed at the separate meetings of the independent directors, and to effectively integrate those perspectives into Board agendas and materials.

A review of the role, responsibilities and effectiveness of the Lead Director is conducted annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee conducts a review of the current Lead Director by soliciting feedback from members of the Board, and based upon the review, recommends that the Board of Directors elect a member of the Board as its Lead Director to serve for a one-year term.

Communication with the Board of Directors

Shareholders and interested parties who wish to contact the Board of Directors or the Lead Director should address correspondence to the Lead Director in care of the Secretary. The Secretary will review and forward correspondence to the Lead Director or appropriate person or persons for response.

Lead Director of State Street Corporation

c/o Office of the Secretary

One Lincoln Street

Boston, MA 02111

STATE STREET CORPORATION    29

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

In addition, State Street has established a procedure for communicating directly with the Lead Director, by utilizing a third-party independent provider, regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

Telephone:	Posted Mail:	Internet:

From within the United States and Canada:	The Network	www.tnwinc.com/webreport
1-888-736-9833 (toll-free)	ATTN: State Street
333 Research Court
Norcross, GA 30092
USA

For country specific phone numbers please visit www.statestreet.com.

The Lead Director may forward to the Examining and Audit Committee, or to another appropriate group or department, for appropriate review, any concerns the Lead Director receives. The Lead Director periodically reports to the independent directors as a group regarding concerns he receives.

Meetings of the Board of Directors and Annual Shareholder Meeting

During 2015, the Board of Directors held eight meetings, and each of the incumbent directors attended 75% or more of the total of all meetings of the Board and all meetings of the committees of the Board for such period as the director served during the year. Although State Street does not have a formal policy regarding attendance of directors at the annual meeting, all directors are encouraged to attend. Of the 12 directors on the Board at the time of our 2015 annual meeting, all attended the meeting.

Committees of the Board of Directors

The Board of Directors has the following principal committees to assist it in carrying out its responsibilities, each of which operates under a written charter, a copy of which is available under the “Corporate Governance” section in the “Investor Relations” section of our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, has been approved by the Board.

Examining and Audit Committee. The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of State Street’s independent registered public accounting firm, including sole authority for the establishment of pre-approval policies and procedures for all audit engagements and any non-audit engagements. The Committee also oversees the operation of our system of internal controls covering the integrity of our consolidated financial statements and reports, compliance with laws, regulations, corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. The Committee acts on behalf of the Board in monitoring and overseeing the performance of the internal audit function at State Street and in reviewing certain communications with banking regulators. The Committee also reviews the effectiveness of the Company’s compliance program and conducts an annual performance evaluation of the General Auditor. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. The Committee’s members are Ronald L. Skates, Chair; Patrick de Saint-Aignan; Lynn A. Dugle; William C. Freda and Richard P. Sergel. During 2015, the Committee held 18 meetings.

The Board of Directors has determined that the Examining and Audit Committee consists entirely of directors who meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that the following members of the Committee: Messrs. Skates, de Saint-Aignan, Freda and Sergel, each satisfy the definition of “audit committee financial expert,” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise, as such qualification under the listing standards of the NYSE is interpreted by the Board. None of the members of the Committee serve on more than two other audit committees of public companies.

30    STATE STREET CORPORATION

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board of Directors, except as otherwise limited by the laws of the Commonwealth of Massachusetts or the Committee’s charter. The purpose and function of the Committee is to review, approve and act on matters on behalf of the Board of Directors at times when it is not practical to convene a meeting of the full Board to address such matters. The Committee, dependent on its meeting activities, if any, reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. The Committee’s members are Joseph L. Hooley, Chair; Kennett F. Burnes; Amelia C. Fawcett; Richard P. Sergel; Ronald L. Skates; and Gregory L. Summe. The Committee did not hold any meetings during 2015.

Executive Compensation Committee. The Executive Compensation Committee oversees the operation of all of our compensation plans, policies and programs in which executive officers participate and certain other incentive, retirement, welfare and equity plans in which all other employees participate. The Committee also oversees the alignment of our incentive compensation arrangements with the safety and soundness of State Street including the integration of risk management objectives, related policies, arrangements and control processes consistent with applicable regulatory rules and guidance. Acting together with the other independent directors, the Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance and reviews, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s compensation level. In addition, the Committee reviews, evaluates and approves the total compensation of all executive officers. The Committee is also responsible for approving the terms and conditions of employment and any changes thereto, including any restrictive provisions, severance arrangements and special arrangements or benefits, of any executive officer. The Committee adopts equity grant guidelines in connection with its overall responsibility for all equity plans, and monitors stock ownership of executive officers. The Committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter and also described in the “Executive Compensation” portion of this proxy statement. Its members are Richard P. Sergel, Chair; Kennett F. Burnes; Amelia C. Fawcett; and Linda A. Hill. None of these individuals is or has been an officer or employee of State Street or the Bank. The Board of Directors has determined that the Committee consists entirely of directors who meet the applicable independence requirements of the listing standards of the NYSE. During 2015, the Committee held seven meetings.

The Board of Directors has formed a subcommittee of the Executive Compensation Committee and appointed Messrs. Sergel (Chair) and Burnes and Dame Amelia as members of the subcommittee. The purpose and authority of the subcommittee is to perform all functions of the Executive Compensation Committee related to the qualification of performance-based compensation for applicable exemptions under Internal Revenue Code Section 162(m), including establishing performance goals and certifying the attainment of those goals. Each of Messrs. Burnes and Sergel and Dame Amelia qualify as outside directors for purposes of Section 162(m) and as non-employee directors for purposes of SEC Rule 16b-3. All references to the Executive Compensation Committee in this proxy statement refer to the subcommittee, as appropriate.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s principal responsibilities are to assist the Board in overseeing the company’s succession planning process, to identify and recommend nominees for directors of State Street, to recommend to the Board director nominees for each committee, to provide leadership in shaping our corporate governance, including the Corporate Governance Guidelines, and to lead the Board in its annual review of the Board’s performance. The Committee is also responsible for reviewing and approving State Street’s related-person transactions, reviewing the amount and form of director compensation as well as reviewing reports on regulatory, political and lobbying activities of the Company. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Gregory L. Summe, Chair; Linda A. Hill; Ronald L. Skates; and Thomas J. Wilson. The Board of Directors has determined that the Committee consists entirely of directors who meet the applicable independence requirements of the listing standards of the NYSE. During 2015, the Committee held six meetings.

Risk Committee. The Risk Committee is responsible for oversight related to the operation of our global risk management framework, including the risk management policies for our global operations. The Committee is responsible for reviewing and discussing with management our assessment and management of all risk applicable to our operations, including credit, market, interest rate, liquidity, operational and business risks, as well as compliance and reputational risk and related policies. In addition, the Committee provides oversight on strategic capital governance principles and controls and monitors capital adequacy in relation to risk. The Committee is also responsible for discharging the duties and obligations of the Board under applicable Basel, CCAR (Comprehensive Capital Analysis and Review) and other specified regulatory requirements. Further, the Committee conducts an annual performance evaluation of the Chief Risk Officer, recommending annual compensation to the Compensation Committee.

STATE STREET CORPORATION    31

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Amelia C. Fawcett, Chair; Patrick de Saint-Aignan; William C. Freda; Joseph L. Hooley; Ronald L. Skates; and Thomas J. Wilson. During 2015, the Committee held 11 meetings.

Technology Committee. The Technology Committee is responsible for assisting the Board in the oversight of State Street’s technology, including our use of technology in global operations and business activities and our technology strategies. Additionally, the Committee advises the Board on technology related risks, including cyber and information security. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Kennett F. Burnes, Chair; Lynn A. Dugle; Linda A. Hill; Richard P. Sergel; and Ronald L. Skates. During 2015, the Committee held four meetings.

Non-Employee Director Compensation

General

The Nominating and Corporate Governance Committee is responsible for reviewing annually the form and amount of director compensation and for making a related recommendation to the Board. The Committee’s review focuses on compensation for our non-employee directors. Mr. Hooley is the only director who is also one of our employees, and the determination of his compensation is described in this proxy statement under the heading “Executive Compensation.” In conducting its review, the Committee has access to compensation consultants and other resources it deems appropriate, including peer group data. The Committee uses the same peer group the Compensation Committee uses for purposes of executive compensation generally and, like the Compensation Committee, used the services of Meridian Compensation Partners as a compensation consultant for 2015.

Each year, the Nominating and Corporate Governance Committee reviews a summary of director compensation within the peer group. For a discussion of our peer group see “Other Elements of our Process—Peer Group and Benchmarking.” After reviewing this material in 2015, the Committee made its recommendation to the Board, which, following the May 2015 annual meeting of shareholders, approved director compensation for all non-employee directors effective through the 2016 annual meeting of shareholders.

Director Compensation Arrangements

Compensation

For the period between each annual meeting of shareholders, non-employee directors receive the following compensation:

Director Compensation Component	Value ($)	Vehicle(1)
Annual Retainer(2)	$ 75,000	Cash or shares of State Street common stock
Annual Equity Grant Award(2)	150,000	Shares of State Street common stock
Board and Committee Meeting Fee(3)	1,500	Cash
Lead Director Retainer	150,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Chair Retainer	25,000	Cash or shares of State Street common stock
Executive Compensation Committee Chair Retainer	20,000	Cash or shares of State Street common stock
Nominating and Corporate Governance Committee Chair Retainer	15,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Member Retainer	15,000	Cash or shares of State Street common stock
(1)	All shares of State Street common stock are awarded based upon the closing price of the stock on the NYSE on the date of the annual meeting that begins the period, unless otherwise noted.
(2)

Pro-rated annual retainer and annual equity grant for any director joining the Board after the annual meeting that begins the period, with shares of State Street common stock awarded based on the closing price of the stock on the NYSE on the date of election.

(3)	Directors receive meeting fees of $1,500 for each Board and committee meeting attended, together with reimbursement of expenses incurred as a result of attending such meetings, payable in cash.

32    STATE STREET CORPORATION

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Pursuant to State Street’s Deferred Compensation Plan for Directors, directors may elect to defer the receipt of 0% or 100% of their (1) retainers, (2) meeting fees, or (3) annual award of shares of common stock. Directors also may elect to receive all of their retainers in cash or shares of common stock. Directors who elect to defer the cash payment of their retainers or meeting fees may also make notional investment elections with respect to such deferrals, with a choice of four notional investment fund returns. Deferrals of shares of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock of any dividends or distributions on State Street common stock. Deferred amounts will be paid (a) as elected by the director, on either the date of the director’s termination of service on the Board or on the earlier of such termination and a future date specified, and (b) in the form elected by the director as either a lump sum or in installments over a two- to five-year period.

Director Stock Ownership Guidelines

We have stock ownership guidelines that apply to all directors. The target level of stock ownership is equal to five times the annual equity grant of $150,000, for a total of $750,000. Achievement of this guideline is phased-in over a period of seven years, with the first year commencing on the date of election as director, for any director elected to the Board prior to May 2011. For directors elected to the board after April 2011, the phase-in period is five years. A holding requirement applies until the target ownership level, or pro-rated target ownership level (over the phase-in period), is achieved. For purposes of the director stock ownership guidelines, the value of shares owned is calculated by reference to the closing price of our common stock on the NYSE on the date that we use for the beneficial ownership table in our annual meeting proxy statement. Directors are credited with the value and number of all shares they beneficially own for purposes of the beneficial ownership table which includes all shares awarded as director compensation, whether immediate or deferred.

As of March 1, 2016, the stock ownership level for each of our directors either exceeded the expected level of ownership under these guidelines or, for those directors whose holdings do not currently meet the guidelines, is consistent with a pro-rated accumulation of shares which would, if continued, exceed the guidelines by the end of the applicable five- or seven-year phase-in period.

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
José E. Almeida(3)(5)	$ 96,000	$150,000	$ —	$246,000
Kennett F. Burnes	15,000	375,000	30,783	420,783
Patrick de Saint-Aignan(3)	159,000	150,000	35,783	344,783
Lynn A. Dugle(4)	31,250	62,500	—	93,750
Amelia C. Fawcett	64,000	225,000	—	289,000
William C. Freda(3)	139,500	150,000	25,506	315,006
Linda A. Hill(3)	111,000	150,000	—	261,000
Robert S. Kaplan(5)	22,500	225,000	—	247,500
Richard P. Sergel(3)	165,500	150,000	12,283	327,783
Ronald L. Skates(3)	185,500	150,000	35,783	371,283
Gregory L. Summe(3)	111,000	150,000	30,360	291,360
Thomas J. Wilson	36,000	240,000	—	276,000
(1)

For the May 2015-April 2016 Board year, each director (with the exception of Ms. Dugle, who was elected to the Board in December 2015 (see note 4 below)), received 1,900 shares of common stock valued at $150,000 on the date of grant for the annual equity award; each director electing to receive the annual retainer in common stock also received 950 shares of common stock valued at $75,000 on the date of grant. Some directors elected to receive their additional committee chairman or member retainers in common stock in lieu of cash. All of these shares were valued based on the per-share closing price of our common stock on the NYSE on May 20, 2015 of $78.95. Stock awards to non-employee directors vest immediately, and there were no unvested non-employee director stock awards as of December 31, 2015.

(2)

Perquisites that Messrs. Burnes, de Saint-Aignan, Freda, Sergel, Skates, and Summe received in 2015 include: director life insurance coverage and business travel accident insurance paid for by State Street ($360 for Mr. Summe, $506 for Mr. Freda, and $783 for Messrs. Burnes, de Saint-Aignan, Sergel and Skates); matching charitable contributions that were made in the name of directors under State Street’s matching gift program available to all directors ($11,500 for Mr. Sergel, $25,000 for Mr. Freda, $30,000 for Messrs. Burnes and Summe, $35,000 for Messrs. de Saint-Aignan and Skates). The amount of perquisites and other personal benefits for Dame Amelia, Mses. Dugle and Hill and Messrs. Almeida, Kaplan and Wilson has not been itemized because the total did not exceed $10,000.

STATE STREET CORPORATION    33

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

(3)	Annual retainer was paid in cash.
(4)

Ms. Dugle was elected to the Board in December 2015 and elected to receive her pro-rated annual retainer of $31,250 in cash. Ms. Dugle also received a pro-rated annual equity award of 942 shares of State Street common stock with a total value of $62,500, based on the closing price of our common stock on the NYSE on December 17, 2015 of $66.40.

(5)

Messrs. Almeida and Kaplan retired from the Board in October 2015 and August 2015, respectively. Amounts shown under “Fees Earned or Paid in Cash” (column (b)) reflect Board and committee meeting fees earned from January to October 2015 and January to August 2015, respectively, while Messrs. Almeida and Kaplan were still serving as directors.

Related Person Transactions

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), who we refer to as “related persons,” has a direct or indirect material interest.

A related person proposing to enter into such a transaction, arrangement or relationship must report the proposed related-person transaction to State Street’s Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review, and, if deemed appropriate, may ratify the related-person transaction. The policy also permits the Chair of the Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee (or the Committee Chair) after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee (or the Committee Chair) will review and consider:

•	the related person’s interest in the related-person transaction

•	the approximate dollar value of the amount involved in the related-person transaction

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss

•	whether the transaction was undertaken in the ordinary course of State Street’s business

•	whether the transaction with the related person is on terms no less favorable to State Street than terms that could be reached with an unrelated third-party

•	the purpose, and the potential benefits to State Street, of the transaction

•

any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction

The Nominating and Corporate Governance Committee may approve or ratify the related-person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related-person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity) that is a party to the transaction, where (1) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (2) the annual amount involved in the transaction equals less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity that is a party to the transaction during that entity’s last completed fiscal year or

•

a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family

34    STATE STREET CORPORATION

Corporate Governance (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last three fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions)

Based on information provided by the directors and executive officers, and obtained by the legal department, no related-person transactions were required to be reported in this proxy statement under applicable SEC regulations. In addition, neither State Street nor the Bank had extended a personal loan or extension of credit to any of its directors or executive officers.

STATE STREET CORPORATION    35

2016 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, or CD&A, we describe our approach to executive compensation, including philosophy, design, process and risk alignment. We also describe 2015 compensation decisions for the following named executive officers, who we refer to as our NEOs.

•	Joseph L. Hooley — Chairman and Chief Executive Officer

•	Michael W. Bell — Executive Vice President and Chief Financial Officer

•	Michael F. Rogers — President and Chief Operating Officer

•	James S. Phalen — Vice Chairman and Head of the Office of Regulatory Initiatives

•	Jeffrey N. Carp — Executive Vice President and Chief Legal Officer

In this CD&A, references to the Compensation Committee, or to the Committee, are references to the Executive Compensation Committee of our Board of Directors.

CD&A Table of Contents

Executive Summary

2015 Corporate Performance Highlights

Our 2015 corporate performance reflected continued market challenges, including difficult global equity markets, particularly in emerging markets, persistent low interest rates, the strengthening U.S. dollar and heightened regulatory expectations. Amidst these challenges, we grew fee revenue and maintained our focus on expense management. This allowed us to deliver positive fee operating leverage for the year relative to 2014.1 Below are selected key indicators we use to monitor our performance and that the Committee also considered in evaluating 2015 corporate performance for compensation purposes. Additional factors are also described under the heading “2015 Compensation Decisions—Corporate Performance.”

[1]

Fee operating leverage is defined as the rate of growth of total fee revenue less the rate of growth of total expenses, each as determined on an operating basis (a non-GAAP presentation). See footnote (1) to the table in “2015 Compensation Decisions—Compensation Assessment Framework—Corporate Performance” for a discussion of our operating-basis financial presentation.

36    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Financial Performance Highlights

Consolidated Financial Performance

($ In millions, except per share data)	2015	2014(1)	% Change
Revenue	$10,360	$10,274	0.8%
Total fee revenue	8,278	8,010	3.3%
Diluted earnings per share (EPS)	4.47	4.53	(1.3)%
Return on average common equity (ROE)	9.8%	9.8%

(1)

Amounts for 2014 reflect adjustments related to certain expenses billed to our asset servicing clients as more fully described in Note 1 to the consolidated financial statements included under Item 8 of the 2015 annual report on Form 10-K.

Total Shareholder Return

	State Street	S&P Financial Index	Peer Group Median(1)
3-Year TSR	48.17%	53.15%	64.97%
1-Year TSR	(13.78)%	(1.56)%	(2.58)%

(1)	Based on our 12-firm compensation peer group; for more information on our compensation peer group see below under the heading, “Other Elements of Our Process - Peer Group and Benchmarking.”

Strategic Objective Performance Highlights

We advanced a number of important business and corporate initiatives aligned with our strategic objectives during 2015. These included:

•

In October 2015, we announced State Street Beacon, the next phase of our multi-year transformation program to create cost efficiencies through changes in our operational processes and to further digitize our service delivery to our clients

•

Developed and implemented changes designed to optimize our balance sheet in the context of evolving capital and liquidity regulatory requirements, including reducing client deposits, increasing the liquidity profile of our investment portfolio and further developing our senior secured bank loan portfolio

•	Advanced risk excellence as a top organizational priority, through changes in culture, rigorous training, realignment of incentives and extensive communications with employees

For a review of these and other initiatives, see below under the headings “2015 Compensation Decisions—Corporate Performance” and “2015 Compensation Decisions—Individual Compensation Decisions.”

Additional Performance Highlights

Returning Value to Shareholders

•

We declared total quarterly common stock dividends of $1.32 per share in 2015, or approximately $536 million, compared to total quarterly common stock dividends of $1.16 per share, or approximately $490 million, in 2014

•

We purchased approximately 20.5 million shares of our common stock in 2015 at a total cost of approximately $1.52 billion, compared to purchases of approximately 23.8 million shares at a total cost of approximately $1.65 billion in 2014

Asset Servicing and Asset Management Performance

($ In trillions, except where otherwise noted)	2015	2014	% Change
Assets under custody and administration(1)	$27.51	$28.19	(2.4)%
Assets under management(1)	2.25	2.45	(8.2)%

(1)	As of year-end.

STATE STREET CORPORATION    37

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Capital Levels2

Our regulatory capital levels remained well above current regulatory minimum requirements in 2015.

Capital Ratio	State Street Corporation December 31, 2015	Minimum Requirements 2015
Common Equity Tier 1 Risk-Based Capital	12.5%	4.5%
Tier 1 Risk-Based Capital	15.3%	6.0%
Total Risk-Based Capital	17.4%	8.0%
Tier 1 Leverage	6.9%	4.0%

CCAR Results

We completed the Federal Reserve’s March 2015 Comprehensive Capital Analysis and Review, or CCAR process, without Federal Reserve objection to our 2015 capital plan. Under Federal Reserve rules, we must submit an annual capital plan to the Federal Reserve, taking into account the results of separate stress tests designed by us and by the Federal Reserve.

Other Matters

Additionally, the Committee considered two matters outside of the ordinary course to be particularly important in evaluating performance in 2015 for compensation purposes. These matters included accruals recorded in connection with previously disclosed claims associated with our indirect foreign exchange business and our review into the manner in which we invoiced expenses to certain of our asset servicing clients as announced by us in December 2015. Further details on these matters, as well as their impact on 2015 compensation, are discussed under “2015 Compensation Decisions—Corporate Performance – Non-Ordinary Course Matters.”

State Street’s 2015 performance is reviewed in greater detail in our annual report on Form 10-K, accompanying this proxy statement and previously filed with the SEC.

2015 Corporate and Individual Performance Evaluations

Corporate Performance

In determining our NEO’s compensation for 2015, the Compensation Committee evaluated State Street’s overall corporate performance. This evaluation included a structured assessment of corporate performance covering financial and strategic objectives and risk management performance. The Committee’s conclusions are shown below:

Corporate Performance Summary	2015 Committee Evaluation
Financial Performance	Below Expectations
Strategic Objectives Performance	Above Expectations
Risk Management Performance	Below Expectations
Overall Performance	Below Expectations

Although the Committee concluded that performance against strategic objectives was above expectations, it believes that overall 2015 corporate performance was below expectations for the year, driven by financial performance in a challenging environment and the previously mentioned non-ordinary course matters. For more information regarding these matters, see “Corporate Performance – Non-Ordinary Course Matters.” These non-ordinary course matters resulted in reductions to the 2015 incentive compensation awards for each of our NEOs. For more information on our corporate performance assessments, see “2015 Compensation Decisions—Corporate Performance.”

Individual Performance

In addition to corporate performance, the Committee considered each NEO’s individual performance in making incentive compensation decisions. For information concerning how the Committee incorporated the individual performance of our NEOs into 2015 compensation decisions, see “2015 Compensation Decisions—Individual Compensation Decisions.”

[2]

All regulatory capital ratios were calculated in conformity with the “advanced approaches” provisions of the Basel III final rule issued by the Board of Governors of the Federal Reserve System in July 2013.

38    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Results of our Evaluations

The following table summarizes the Compensation Committee’s 2015 compensation decisions for our NEOs, consistent with how the Committee views total compensation. The Committee reached these compensation decisions following an assessment of several corporate, individual and other factors. For comparative purposes, the table also presents 2014 and 2013 compensation decisions for those individuals who were NEOs for those years. While the table below summarizes how the Committee views compensation, it is not a substitute for the tables and disclosures required by the SEC’s rules, which begin on page 59. An explanation of the differences between the Committee’s calculations of compensation and compensation calculated under the SEC’s rules can be found beginning on page 51. Further detail on how individual pay decisions were made and descriptions of the elements of compensation can be found following this executive summary.

As referenced under the headings “Corporate Performance” and “Individual Compensation Decisions”, Mr. Hooley’s and the other NEO’s compensation for 2015 was reduced compared to 2014 compensation, primarily in recognition of our financial performance and the non-ordinary course matters identified above.

			Incentive Compensation			Total Compensation
Named Executive Officer	Year	Base Salary Rate	Non-Deferred Cash	Deferred Cash	Equity
Joseph L. Hooley	2015	$1,000,000	$0	$0	$9,000,000	$10,000,000
	2014	1,000,000	1,250,000	1,250,000	10,000,000	13,500,000
	2013	1,000,000	1,575,000	2,925,000	10,000,000	15,500,000
Michael W. Bell	2015	800,000	210,000	390,000	3,600,000	5,000,000
	2014	800,000	546,750	920,750	4,000,000	6,267,500
	2013	800,000	975,000	975,000	5,000,000	7,750,000
Michael F. Rogers	2015	908,710	329,564	170,436	6,091,290	7,500,000
	2014	908,710	742,500	1,482,500	5,200,000	8,333,710
	2013	908,710	795,000	2,385,000	4,500,000	8,588,710
James S. Phalen	2015	850,000	284,000	716,000	4,680,000	6,530,000
	2014	850,000	666,000	794,000	5,200,000	7,510,000
	2013	750,000	695,000	2,085,000	4,500,000	8,030,000
Jeffrey N. Carp	2015	650,000	207,500	792,500	3,150,000	4,800,000

STATE STREET CORPORATION    39

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Sound Compensation and Corporate Governance Practices

Our NEO compensation practices support good governance and mitigate excessive risk-taking. We regularly review and refine our governance practices in consideration of several factors, such as the feedback obtained through ongoing engagement with our shareholders.

What We Do	What We Do Not Do

NEW ✓ Performance-based restricted stock units (RSUs) incorporate an ROE target that has increased progressively since 2013

✗    No change-of-control excise tax gross-up

✗    No “single-trigger” change-of-control vesting. “Double-trigger” change-of-control vesting in effect for all deferred incentive compensation awards granted on and after February 2014. Double-trigger awards will not vest solely on account of a change of control but will require a qualifying termination following a change of control

✗    No short-selling, options trading or hedging transactions in State Street securities

✗    No tax gross-ups on perquisites

✗    No excessive perquisites

✗    No option repricing without shareholder approval

✓  Performance-based RSUs have a 3-year performance period that promotes long-term performance

✓  Deferral of a significant amount of incentive compensation, discouraging short-term risk taking at the expense of long-term results

✓  Cash-based element of deferred compensation awards mitigates dilutive effects of deferred compensation

✓  Active engagement with our shareholders on compensation and governance issues

✓  Clawback and forfeiture policies permit the Compensation Committee to recoup certain compensation payments even after the payments have been received

NEW ✓ New holding requirements, enhancing our existing share ownership policy. Each of our NEOs is in compliance with these guidelines

✓  An independent compensation consultant and independent legal counsel advise the Committee on executive compensation matters

✓  Non-compete and other restrictive covenants apply to deferred incentive awards

✓  Annual risk review by the Compensation Committee of our incentive compensation arrangements, facilitated by overlapping membership between the Compensation Committee and our Risk Committee

40    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Shareholder Outreach and “Say-on-Pay”

In reviewing compensation design and governance practices, the Committee considers market practice and regulatory input, as well as other factors. Among these other factors is feedback from our shareholders. The Committee receives feedback from our shareholders through two primary channels:

•

Shareholder Outreach. We engage several of our largest shareholders to understand their specific perspectives on our compensation and governance programs. For 2015, we held discussions with shareholders representing more than 30% of our outstanding common stock

•

“Say-on-Pay.” Annually at our shareholder meeting, we ask our shareholders to approve a non-binding advisory proposal on executive compensation. At our 2015 annual meeting, our shareholders approved that proposal with the vote of 95% of the votes cast

Based on the results of our “say-on-pay” vote and shareholder outreach, the Committee believes our shareholders, in general, support our overall executive compensation program. For the 2015 compensation year, we therefore continued many of the elements of our existing compensation program, such as maintaining a high level of equity and deferral for incentive compensation awards to our NEOs, as well as emphasizing pay for performance and alignment with shareholder interests.

One area of specific discussion we had with several of our shareholders over the past few years involved the design of our performance-based RSUs, including the appropriate performance target and the length of the performance period. In response to those discussions, we have introduced the following changes to the design of our performance-based RSUs:

•

NEW in 2014 Extended to three years from one year the performance period of our performance-based RSUs awarded in 2015 (as part of incentive compensation for 2014) to promote the long-term incentive effects of this element of compensation for our NEOs. This practice was continued in our performance-based RSUs awarded in 2016 (as part of individual compensation for 2015).

•

NEW for 2015 Increased the ROE performance target used in performance-based RSUs to 11% for 2015 awards, from 9% for 2014 awards and from 8% for 2013 awards, reflecting evolving market conditions and increased visibility into the effects of new regulatory standards. We believe that this performance target is consistent with our continuing objective of aligning our incentives with shareholder interests.

•

NEW for 2015 Introduced upside payout opportunity for the performance-based RSUs for performance achievement above the 11% ROE target. Upside opportunity is limited to a maximum of 120% of the initial number of RSUs awarded to create a balanced incentive to perform without encouraging excessive risk-taking behavior.

Compensation Committee Process Concerning Risk Alignment

For 2015, we continued our focus on aligning incentive compensation with appropriate risk management principles. We provided incentives designed not to encourage unnecessary or excessive risk-taking and established additional process controls and oversight. These features include:

•

Compensation Committee Interaction and Overlap with Risk Committee. The Compensation Committee regularly communicates with the Risk Committee of our Board of Directors to integrate the Risk Committee’s input into compensation decisions. The Chair of the Risk Committee also serves on the Compensation Committee

•	Corporate Risk Summary Review. The Compensation Committee periodically reviews a corporate risk summary, prepared by the Chief Risk Officer, evaluating firm-wide risk in several categories

•

Annual Compensation Risk Review. The Compensation Committee annually reviews a presentation by the Chief Risk Officer and the Chief Human Resources Officer evaluating our compensation programs and covering:

—	the alignment of State Street’s compensation plans with its safety and soundness

—	the identification of executives and other individuals whose roles may expose State Street to material amounts of risk (referred to as “material risk-takers”)

—	the activities of a multi-disciplinary control function committee created by management to formally review and assess incentive compensation arrangements throughout the organization

•

Risk-Based Adjustments to Incentive Compensation. We use a two-pronged process for risk-based adjustments to incentive compensation awards for material risk-takers. This process involves, as appropriate, both: (1) adjustments at the time awards are made (so-called “ex ante” adjustments) and (2) adjustments after the award is made (so-called “ex post” adjustments),

STATE STREET CORPORATION    41

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

through possible recoupment of incentive compensation that has already been awarded via forfeiture (before vesting and delivery) or clawback (after vesting and delivery). For more information, see the discussion under “Compensation Assessment Framework” below

•

Emphasis on Deferral and Equity-Based Compensation. We maintain significant levels of deferred compensation and equity-based compensation for our executives. Combined, these elements align an executive’s compensation with the risks and performance results experienced by our shareholders. The high level of deferral places a significant amount of compensation at risk for possible forfeiture in specified circumstances. See below under the heading, “Other Elements of Compensation – Recourse Provisions”

For a further discussion of the risk alignment of our compensation practices, see below under the heading “Alignment of Incentive Compensation and Risk.”

Compensation Philosophy

State Street develops and implements a compensation program for NEOs and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

42    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Design Elements

Elements of Compensation. Key elements of our total compensation program for our NEOs for 2015 are described below.

Element	Description	Considerations and Rationale	Clawback and Forfeiture Provisions(1)
Salary
Base Salary	• Fixed annual cash amount • Paid periodically throughout the year	• Compensates employees throughout the year for day-to-day responsibilities	—
Annual Incentive Compensation
Cash Incentive (non-deferred)	• Variable cash amount • Paid as part of annual incentive compensation	• Provides a limited, immediately paid incentive opportunity based on annual performance	✓
Deferred Value Awards (DVAs)

•   DVAs are units representing a notional investment in a money market fund

•   Upon vesting, notional units are paid in cash

•   Vest ratably in 16 quarterly installments beginning in May 2016

•   Number of actual units awarded is increased to provide an estimated annual return of approximately 2.75% over the deferral period

•   Subject to time vesting requirements

•   Retains benefits of deferral for a portion of cash-based incentive compensation

•   Cash-based compensation mitigates the dilutive effects of deferred compensation

✓
Long-Term Incentive Compensation
Performance - Based Restricted Stock Units (RSUs)

•   Equity-based compensation

•   RSUs ultimately earned are based on State Street’s average annual GAAP ROE performance over the three-year performance period 2016-2018, subject to adjustment for pre-established, objectively determinable factors(2)

•   GAAP ROE performance target is 11%; RSUs are earned under the following schedule:

•   RSUs ultimately earned “cliff” vest in one installment in February 2019

•   Subject to performance-based vesting

•   ROE is an important financial performance metric that is monitored closely in our industry

•   Performance target increased for the most recent award (i.e., 2015, awarded in 2016), from 9% in the prior year, balancing an increased performance standard without the creation of incentives to take unnecessary risk and an evolving regulatory environment

•   The ultimate number of shares received may be more or less than the initial number of RSUs awarded, based on actual performance over the three-year performance period

•   Each award has a maximum payout of 120% of the initial number RSUs awarded, integrating a reasonable incentive for performance above the target

•   Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders

✓
Deferred Share Awards (DSAs)	• Equity-based compensation • Vest ratably in four annual installments beginning in February 2017	• Subject to time vesting requirements • Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders	✓

(1)	All noted compensation elements are subject to both clawback and forfeiture provisions except for the cash incentive which is not deferred, and therefore forfeiture is not applicable.
(2)

Early in each compensation year, the Compensation Committee identifies specific types of objectively determinable factors that could affect performance measures during the year. The Committee establishes that the effects of those factors will be excluded from the calculation of the performance measures. Factors that result in an adjustment to the calculation of performance measures include: acquisitions, dispositions and similar transactions and related securities issuances and expenses;

STATE STREET CORPORATION    43

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the performance period; and restructuring charges and expenses. However, the Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under performance awards below the payouts that would otherwise result from adjustments for any of these factors.

Restrictive Covenants. Each of our deferred incentive compensation awards includes restrictive covenants applicable to our NEOs. For 2015, we added provisions concerning non-competition to the non-solicitation, confidentiality and non-disparagement provisions included historically in these awards.

Clawback and Forfeiture Provisions.

•

Forfeiture. Before vesting and delivery to the executive, all deferred incentive compensation (i.e., DVAs, performance-based RSUs and DSAs) for our NEOs is subject to post-award forfeiture provisions generally relating to material loss or harm suffered by State Street, due to the executive’s fraud, gross negligence or misconduct or a financial inaccuracy under which the executive would have received a smaller award

•

Clawback. After vesting (if applicable) and delivery to the executive, all incentive compensation, both cash- and equity-based, for our NEOs is subject to recoupment, or “clawback,” in specified circumstances generally relating to fraud or willful misconduct by the executive that results in material harm to State Street or a material financial restatement

For a description of these clawback and forfeiture provisions, see below under the heading, “Other Elements of Compensation—Recourse Provisions.”

2015 Compensation Decisions

Total Compensation Approach

The Compensation Committee evaluates individual compensation for our NEOs and other executive officers by looking at total compensation, consisting of base salary and incentive compensation.

Base Salary. Base salary is a fixed annual cash amount and historically has been a relatively small portion of total compensation for the NEOs. Annual base salary rates for the NEOs for 2015 remained unchanged from their levels in 2014.

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, paid as a long-term incentive, and cash-based elements, paid as an annual incentive. The Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

By paying a significant portion of our NEOs’ compensation in equity and by requiring vesting of that component over the course of a four-year period, in the case of DSAs, and at the end of a three-year period, in the case of performance-based RSUs, the Committee creates an incentive structure where both the rewards and risks of share ownership are shared by our executives and shareholders. The combined effects of this incentive structure, together with our stock ownership guidelines, has subjected a significant amount of each of our NEOs’ compensation to the same decline in the market price of our common stock experienced by our shareholders since the summer of 2015.

For 2015, the Committee decided to award a considerably lower amount of annual incentive relative to target for all NEOs. This resulted in significantly less immediate cash awarded. Consistent with Mr. Hooley’s suggestion and as determined by the Committee following its deliberation and consultation with the Board, he received no annual incentive and no immediate cash award, and therefore 100% of his incentive compensation was delivered in equity-based awards. All of the other NEOs received significantly lower immediate cash incentives compared to last year. Given 2015 financial performance, the Committee believed it was appropriate to further align our executives’ incentive structure with the risks experienced by shareholders through the use of a greater percentage of equity. For a description of our annual and long-term incentive compensation targets, see below.

44    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

The following charts present for Mr. Hooley and for our other NEOs, on average, the approximate percentage of 2015 incentive compensation represented by each of the principal incentive elements awarded.

Individual Compensation Targets. For 2015, the Compensation Committee established specific, individualized compensation targets for each NEO’s annual and long-term incentive. The Committee introduced the use of these targets in early 2013 to provide additional structure for determining incentive compensation. These targets were based upon an assessment of the executive’s role and responsibilities at State Street and relevant competitive and market factors, as well as internal equity.

•

Annual Incentive. The annual incentive is designed to reflect the executive’s performance for the year. Therefore, the actual annual incentive can be expected to vary from the relevant target compensation level with the Company’s and the executive’s performance from year to year. The final annual incentive determination is bounded by a wide range, between 0% and 200% of target, permitting variability to reflect performance

•

Long-Term Incentive. The long-term incentive is designed to reflect State Street’s long-term performance trend, as well as the core responsibilities associated with the executive’s role over time. Therefore, the actual long-term incentive awarded can generally be expected to remain more consistent from year to year compared to the annual incentive, absent a change in (1) State Street’s long-term performance trend, (2) the executive’s responsibilities or (3) market compensation practices. In the absence of any of these changes, there remains opportunity for the long-term incentive to vary under certain circumstances within a narrow range of 80% to 120% of the target. The actual amount within the range is based on an assessment of leadership behaviors we believe to have a long-term effect, such as commitment to cross-organization initiatives, serving as an ethical role model, enhancing a culture of compliance and prudent risk-taking and championing diversity and citizenship as well as other considerations deemed appropriate by the Committee

In making individual incentive compensation decisions for each of our NEOs, the Committee determines an amount of annual and long-term incentive separately. The Committee then adds those two amounts together to reach a total incentive for the executive.

The 2015 annual and long-term incentive compensation targets established by the Compensation Committee for each of our NEOs were as follows:

Name	Base Salary	Target Incentive Compensation			Target Total Compensation
		Annual	Long-Term	Total

Joseph L. Hooley	$1,000,000	$3,000,000	$10,000,000	$13,000,000	$14,000,000
Michael W. Bell	800,000	1,950,000	4,000,000	5,950,000	6,750,000
Michael F. Rogers(1)	908,710	3,000,000	6,091,290	9,091,290	10,000,000
James S. Phalen	850,000	2,800,000	5,200,000	8,000,000	8,850,000
Jeffrey N. Carp	650,000	2,000,000	3,500,000	5,500,000	6,150,000

STATE STREET CORPORATION    45

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

(1)

Mr. Rogers’ 2014 annual incentive target of $2,800,000 and long-term incentive target of $5,200,000 were increased to $3,000,000 and $6,091,290, respectively, for 2015 primarily to reflect a change in the scope of his role in connection with his promotion to President and Chief Operating Officer.

The Committee retains the ability to deviate from the annual and long-term incentive targets (higher or lower), their designed purposes or the form of compensation delivered as it deems appropriate based on performance or other factors or circumstances.

Compensation Assessment Framework

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. In evaluating these factors and making 2015 compensation decisions for the NEOs, the Committee used the following framework:

The determination of total compensation does not result from a specific formula. However, performance in one or more areas will generally influence an increase or decrease, as the case may be, in an executive’s incentive compensation relative to that executive’s targets, particularly to the annual incentive target. See above under the heading, “Total Compensation Approach – Individual Compensation Targets.” The Committee balances these corporate and individual results to reach final total compensation decisions. In doing so, the Committee may incorporate additional factors or give greater or less weight to specific notable factors. For example, it may give weight to a significant historical event spanning several years, such as the resolution of a claim or regulatory inquiry, introduction of a new service offering or completion of an enterprise-wide initiative. See below, under “Corporate Performance – Non-Ordinary Course Matters,” for a discussion of specific non-ordinary course matters the Committee viewed as particularly significant for 2015.

Corporate Performance

Framework Evaluation. As referenced above, the corporate performance framework uses a structured evaluation of three separate summaries of corporate performance covering:

•	financial performance

•	performance against strategic objectives

•	risk management performance, including the risk management performance of significant individual business lines and functions

State Street does not set specific formulaic company performance metrics or targets for its incentive compensation program, but the Committee receives and reviews detailed periodic reports concerning our performance. The Compensation Committee received financial, strategic objectives and risk management performance updates in July and December 2015. The Compensation Committee also received an additional interim financial performance update in September 2015, as well as the final 2015 financial, strategic objectives and risk management performance summaries in early 2016. The Committee’s overall evaluation,

46    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

balancing positive and negative performance outcomes in each of these areas, was a significant factor in 2015 incentive compensation decisions for our NEOs. A brief description of each of the three performance summaries follows:

Performance Summary	Key Areas Reviewed	2015 Performance Highlights	2015 Committee Evaluation
Financial Performance	• Revenue • EPS • ROE • Total shareholder return • Operating leverage(2)

•    Revenue slightly exceeded 2014 levels on both a GAAP and operating basis(1), including increases in total fee revenue on both a GAAP and operating basis; EPS decreased from 2014 on both a GAAP and operating basis; ROE remained the same as 2014 on a GAAP basis, but decreased slightly on an operating basis; and achieved positive fee operating leverage(3), but negative total operating leverage

•    Selected 2015 operating-basis performance metrics(4), compared to our two most direct competitors and to the median of our 12-firm compensation peer group.(5) Results as follows:

Below Expectations

2015 Performance Metric (Operating Basis)(1)(4)	12-Firm Compensation Peer Group(5)	Two Most Direct Competitors(5)
Revenue growth	Below median	Below competitors
EPS growth	Below median	Below competitors
Return on equity	Above median	Above 1 competitor Below 1 competitor
Total shareholder return	Below median	Below competitors
Operating leverage	Below median	Below competitors

Strategic Objectives Performance	• Strengthen our foundation • Build on our strong core • Pursue new opportunities • Achieve a digital enterprise • Maintain our capital strength

•    Through training, “tone from the top” and other initiatives, enhanced culture of risk excellence

•    Achieved goals for sector sales strategy, including several key strategic sales, demonstrated cross-sales success and talent upgrades

•    Improved ability to capitalize on new technologies with, among others, investments in the Emerging Technologies Center, and State Street Global Exchange (SSGX)

•    Introduced innovative new products in State Street Global Advisors (SSGA), State Street Global Markets (SSGM) and SSGX

•    Continued technology transformation initiatives, leading to the development and announcement of State Street Beacon, a multi-year program to create cost efficiencies through changes to our operations and to further digitize our service delivery to our clients

•    Developed and implemented strategies designed to optimize our balance sheet in the context of evolving capital and liquidity regulatory requirements

Above Expectations
Risk Management Performance	• Financial risk • Non-financial risk • Business unit risks • Capital/stress testing • Regulatory posture

•    Positive trends in performance across the firm’s credit portfolio and asset liability management activities

•    Accruals recorded in connection with our efforts to resolve previously disclosed claims associated with our indirect foreign exchange business

•    The expense review, announced in December 2015, that we conducted into the manner in which we invoiced certain of our asset servicing clients

•    Agreement with U.S. and Massachusetts banking regulators regarding deficiencies in anti-money laundering compliance, disclosed in May 2015

•    Completed the Federal Reserve’s March 2015 CCAR process, without the Federal Reserve objecting to our 2015 capital plan

Below Expectations
Overall Performance	• Financial performance • Strategic objectives performance • Risk management performance	• Reflects an overall assessment of all three summaries of corporate performance	Below Expectations

STATE STREET CORPORATION    47

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

(1)

State Street measures and reports its financial performance in accordance with U.S. generally accepted accounting principles, referred to as GAAP. State Street also separately measures and compares its financial performance on a non-GAAP basis, referred to as operating basis, because it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. State Street believes operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP. Operating-basis and other non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, financial information prepared in accordance with GAAP.

(2)	Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis.
(3)	Fee operating leverage is defined as the rate of growth of total fee revenue less the rate of growth of total expenses, each as determined on an operating basis.
(4)

2015 revenue growth and EPS growth are in comparison to 2014. Data for our two most direct competitors and for the 12-firm compensation peer group was obtained from a third-party service provider. That data is presented on a non-GAAP basis, derived from information available in the relevant company’s publicly available financial information under a methodology developed by the service provider. The data reviewed therefore differs from each company’s presentation in accordance with GAAP and may also differ from State Street’s “operating-basis” presentation (see note (1) above) and any adjusted, non-GAAP, presentation each company may present in its publicly available financial information.

(5)

Our two most direct competitors are The Bank of New York Mellon Corporation and Northern Trust Corporation. These firms are included in our 12-firm compensation peer group. For a description of our 12-firm compensation peer group, see below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”

Non-Ordinary Course Matters. The Committee found two matters outside of the ordinary course during 2015 particularly relevant in evaluating 2015 corporate performance for compensation purposes. The first involved accruals recorded in connection with our efforts to resolve previously disclosed claims regarding our indirect foreign exchange business for periods ending in 2009. These accruals totaled approximately $565 million as of December 31, 2015 and reflect the resolution of claims brought by the State of California and the 2015 status of our ongoing efforts to seek to resolve the outstanding claims asserted in the United States against us by federal governmental entities and U.S. civil litigants.3 The second matter involved our review into the manner in which we invoiced expenses to certain asset servicing clients, primarily in the United States, during an 18-year period going back to 1998 as we disclosed in December 2015. As a result of this review, we determined that we had incorrectly invoiced clients in the aggregate amount of approximately $240 million for expenses within the specific categories under review.4

These matters are referenced in the table above under “Risk Management Performance” and contributed to the “below expectations” 2015 performance evaluation for that category. The Committee also believed these matters to be of sufficient importance to contribute to its overall 2015 performance evaluation of “below expectations,” further supporting the reduction in the 2015 incentive compensation below target for all NEOs.

Individual Compensation Decisions

In addition to the overall Company performance and the non-ordinary course matters described above, the Committee considered each officer’s individual performance in determining the total compensation for each NEO.

In determining Mr. Hooley’s total incentive compensation for 2015, the Committee took into account his accomplishments described below, corporate performance that did not meet expectations and the impact of the two previously referenced non-ordinary course matters. Based on these factors, Mr. Hooley suggested it would be appropriate that he not receive an annual incentive award as part of his 2015 incentive compensation. The Committee considered his request, along with the corporate and individual performance results for 2015 and, in consultation with the Board, decided not to award any annual incentive to Mr. Hooley for 2015 and to reduce his long-term incentive award below target, in line with the other NEOs (except for Mr. Rogers, as noted below).

[3]

Although we believe these recorded legal accruals will address the financial demands associated with these claims, significant non-financial terms remain outstanding. In addition, there can be no assurance that other claims will not be asserted in the future. Consequently, there can be no assurance that we will enter into these settlements, that the cost of any settlements or other resolutions of any such matters will not materially exceed our accruals or that other, potentially material, claims relating to our indirect foreign exchange business will not be asserted against us. An adverse outcome with respect to one or more claims, whether or not currently asserted, relating to our indirect foreign exchange business could have a material adverse effect on our reputation, on our consolidated results of operations for the period in which the adverse outcome occurs (or an accrual is determined to be required), or on our consolidated financial condition.

[4]

This amount is reflected as a liability on our consolidated statement of condition as of December 31, 2015, with $223 million of this amount relating to periods prior to the 2015 fiscal year and reflected in the beginning retained earnings balance of our consolidated statement of changes in shareholders’ equity as of December 31, 2014. Our financial results for all prior periods have been revised to reflect the impact of the reimbursement liability on each prior period presented. In addition to this amount, we will compensate clients for an aggregate of approximately $17 million in interest associated with the incorrect invoicing. There is the potential that as our review continues, our estimates of the amounts reimbursable to clients may increase or that clients or regulators may assert other legal theories of liability. Our billing arrangements are complex, and consequently may be subject to operational error or disagreements with clients. We have notified certain governmental authorities about this review. We may become subject to regulatory proceedings and litigation in connection with this matter, and there can be no assurance as to the outcome of any proceedings that may be commenced against us.

48    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

For 2015, the Committee reduced significantly the annual incentive received by the other NEOs as compared both to 2014 and to target. Mr. Bell, as Chief Financial Officer, and Mr. Rogers, as President and Chief Operating Officer (including responsibility for Global Services-Americas), each shared the burden of accountability for the previously referenced matter involving the manner in which we invoiced expenses to certain of our asset servicing clients. This resulted in a more significant proportional decrease to each of their 2015 annual incentives, relative to the other NEOs (except for Mr. Hooley, as noted above). In addition, the Committee broadly reduced the long-term incentive compensation for each of the NEOs below target, with the exception of Mr. Rogers, who received a long-term incentive award equal to target in light of his new responsibilities in leading key multi-year programs, as described below.

Mr. Hooley. During 2015, Mr. Hooley continued to lead State Street through a challenging economic environment, while making progress in addressing heightened regulatory requirements and expectations, maintaining an emphasis on a culture of innovation and risk excellence and laying the foundation for a digital transformation of the business. Under Mr. Hooley’s leadership in 2015, among other things, we:

•	Build on our strong core

—

Managed through external headwinds of a challenging market environment, including the unfavorable effects of persistently low interest rates, a strong U.S. dollar and low international equity markets on overall financial performance, and maintained strategic investments in risk excellence, digital leadership and innovation

—	Grew total fee revenue over 2014 despite market challenges and the unfavorable impact of a strong U.S. dollar
—	Limited expense growth to 2014 levels, including in areas associated with evolving regulatory requirements and heightened regulatory expectations
—	Continued to execute our sector-based sales strategy, facilitating improved delivery of value-added solutions to our clients and achieving new asset servicing mandates in 2015
—	Launched innovative new products to help our clients meet regulatory-driven needs and leveraged our data management and analytics capabilities

•	Achieve a digital enterprise

—	Announced State Street Beacon, a multi-year plan to create cost efficiencies through changes to our operations and to further digitize our service delivery to our clients
—	Continued to improve our technology infrastructure and resiliency, agile development capabilities and automation of key processes

•	Pursue new opportunities

—

Continued to execute our State Street Global Advisors strategic plan by accelerating investments in selected market opportunities, including global exchange-traded funds (ETFs), global defined contribution, SmartBeta and outcome oriented solutions

—	Reinforced our leadership position in the offshore asset servicing markets in Luxembourg and Ireland
—

Invested in our ability to identify and commercialize emerging technologies, including building out new innovation centers in Silicon Valley and Ireland, in partnership with leading academic institutions

•	Maintain our capital strength

—	Completed the Federal Reserve’s March 2015 CCAR process, without the Federal Reserve objecting to our 2015 capital plan
—	Continued to prioritize returning capital to our shareholders, returning a total of approximately $2.06 billion through common stock dividends and purchases in 2015
—	Managed a reduction in the size of our balance sheet as part of our capital management strategy

•	Strengthen our foundation

—	Advanced risk excellence as a top organizational priority through changes in culture, rigorous training, realignment of incentives and extensive communications with employees
—	Improved regulatory compliance and risk management capabilities through significant investments in technology, personnel, enhanced controls and enhanced governance processes
—	Strengthened talent with key hires in senior management, risk and regulatory compliance

STATE STREET CORPORATION    49

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Bell. Mr. Bell prioritized critical regulatory issues in 2015 and implemented strategies designed to optimize our consolidated balance sheet in the context of evolving capital and liquidity regulations. His actions resulted in reducing client deposits, increasing the liquidity profile of our investment portfolio, further developing our senior secured bank loan portfolio and again achieving a positive result under the Federal Reserve’s annual CCAR stress test. Organizationally, Mr. Bell also improved the effectiveness of the finance function, including restructuring efforts and adding key talent.

In March 2016, we announced that Mr. Bell will step down from his role as Chief Financial Officer within the next year. In order to provide for a smooth transition of leadership of the finance function, Mr. Bell has agreed to continue to serve State Street as Chief Financial Officer during the search for his successor. On April 5, 2016, the Committee approved a transition agreement for Mr. Bell. The agreement provides specified benefits to Mr. Bell, contingent upon his continued service, including a 2016 incentive compensation award, subject to the Committee’s discretion and corporate and individual performance and pro-rated based on Mr. Bell’s period of service during 2016, as well as continued vesting of his outstanding deferred incentive compensation awards in accordance with the terms of our incentive plans and awards.

Mr. Rogers. At the end of 2014, Mr. Rogers was promoted to the role of President and Chief Operating Officer. In this new role, Mr. Rogers assumed responsibility over our information technology and operations organizations and focused on improving results, while also laying the groundwork for Project Beacon, our multi-year program to create cost efficiencies through changes to our operations and to further digitize our service delivery to our clients. Mr. Rogers also led our Global Services-Americas, Global Markets and Global Exchange businesses through 2015’s volatile market environment and, in particular, achieved strong financial performance in Global Markets and improved strategic direction in Global Exchange. Further, he advanced our company-wide sector-based sales strategy and drove new product development.

Mr. Phalen. Mr. Phalen continues to effectively spearhead the organization’s risk excellence efforts internally and with key regulators across the globe. In 2015, he led the progress on these and several regulatory-related initiatives, while imposing more rigid resource allocation and cost management oversight and further developing internal expertise, reporting and governance. In addition, he enhanced risk management accountability by, among other things, implementing improved control function assessments of business units.

Mr. Carp. During 2015, Mr. Carp demonstrated strong leadership in support of several key initiatives, including optimizing capital, managing fiduciary risk, improving legal entity governance, further enhancing our recovery and resolution plans and developing new products. In addition, he led the resolution of, or led progress in the resolution of, significant pending legal or regulatory matters, while implementing improved cost savings strategies. While achieving these results, Mr. Carp maintained his role as a valuable advisor to Mr. Hooley and our other executive officers on legal and regulatory matters and as a primary contact in our regulatory communications.

Additional Factors and Individual Compensation Decisions

In addition to the corporate and individual performance factors summarized above, the Committee also took into account market compensation competitiveness and relative performance to our direct peers in finalizing its compensation decisions.

50    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

The Compensation Committee’s 2015 total compensation decisions for each of the NEOs are presented in the table below. The table below is intended to help shareholders understand the process and philosophy the Committee used in calculating NEO compensation for 2015 performance. Note (1) to the table below describes the relationship between the amounts reported in the table below and those amounts reported in the Summary Compensation Table (as required by SEC rules) and related tables beginning on page 59. While the table below summarizes how the Committee views compensation, it is not a substitute for the tables and disclosures required by the SEC’s rules.

Named Executive Officer(1)	Year	Annual Base Salary	Annual Incentive Awards		Long-Term Incentive Awards		Total Compensation
			Non-Deferred Cash	DVAs	Performance- Based RSUs	DSAs
Joseph L. Hooley	2015	$1,000,000	$0	$0	$5,400,000	$3,600,000	$10,000,000
	2014	1,000,000	1,250,000	1,250,000	6,000,000	4,000,000	13,500,000
	2013	1,000,000	1,575,000	2,925,000	6,000,000	4,000,000	15,500,000
Michael W. Bell	2015	800,000	210,000	390,000	2,160,000	1,440,000	5,000,000
	2014	800,000	546,750	920,750	2,400,000	1,600,000	6,267,500
	2013	800,000	975,000	975,000	3,000,000	2,000,000	7,750,000
Michael F. Rogers	2015	908,710	329,564	170,436	3,654,774	2,436,516	7,500,000
	2014	908,710	742,500	1,482,500	3,120,000	2,080,000	8,333,710
	2013	908,710	795,000	2,385,000	2,700,000	1,800,000	8,588,710
James S. Phalen	2015	850,000	284,000	716,000	2,808,000	1,872,000	6,530,000
	2014	850,000	666,000	794,000	3,120,000	2,080,000	7,510,000
	2013	750,000	695,000	2,085,000	2,700,000	1,800,000	8,030,000
Jeffrey N. Carp	2015	650,000	207,500	792,500	1,890,000	1,260,000	4,800,000

(1)	The compensation described in the table above differs from the compensation described in the Summary Compensation Table beginning on page 59 in the following respects:
—

Base Salary. The amounts presented in the table above under the heading “Annual Base Salary” reflect the year-end annual base salary rate applicable for each NEO, which is how the Compensation Committee considers base salary in its evaluations of total compensation. This is the case even for executives that join (as is the case for Mr. Bell for 2013) State Street during the year or if an executive were to receive a salary increase during a year (as is the case for Mr. Phalen for 2014). Under applicable SEC rules, the amounts presented for salary in the Summary Compensation Table (column (c)) represent the amount of base salary actually earned by each NEO during the relevant year.

—

DVAs. DVAs are a cash-based element of deferred compensation. DVAs are units representing a notional investment in a money market fund. The number of actual units awarded is increased by an amount (5.92%, 5.34% and 4.70% for the 2015, 2014 and 2013 compensation years, respectively) estimated to provide an annual return of approximately 2.75%, 2.50% and 2.25% for the 2015, 2014 and 2013 compensation years, respectively, on the dollar-denominated value of the award over the deferral period. Each DVA therefore represents units equal to 105.92% (for the 2015 compensation year), 105.34% (for the 2014 compensation year) and 104.70% (for the 2013 compensation year) of the dollar-denominated amount of the award. The DVA amounts presented in the table above do not include this adjustment factor, as the adjustment is intended to provide the overall desired investment return on the deferred cash-based compensation. The DVA amounts included in the Summary Compensation Table are increased to reflect this adjustment factor. See note (2) to the Summary Compensation Table.

—

Equity-Based Compensation. The table above reflects incentive compensation equity awards for the compensation year they are awarded even if the Compensation Committee actually grants those awards at the conclusion of its incentive compensation process early in the subsequent fiscal year. In contrast, SEC rules require the Summary Compensation Table (column (e)) and related tables to reflect the amount of equity compensation in the year it is actually awarded. Therefore, the Summary Compensation Table reflects equity compensation attributable to different calendar years than as viewed by the Committee. For example, from the Committee’s perspective, (i) the amounts in the equity compensation columns of the Summary Compensation Table for 2015 represent the equity-based compensation for the 2014 compensation year that was actually awarded in 2015 and (ii) the 2015 amounts in the table above represent the equity-based compensation granted in February 2016 for the 2015 compensation year. In addition, the Summary Compensation Table (column (e)) includes, to the extent awarded, defined contribution deferred share awards under our Executive Supplemental Retirement Plan. Consistent with the discussion under the heading “Total Compensation Approach,” the Committee does not view these retirement benefits conceptually as a component of total compensation.

—

Total Compensation. The amounts disclosed in the above table under the heading “Total Compensation” and the amounts reported in column (j) of the Summary Compensation Table differ in two principal respects. First, as described above in this note (1), SEC rules require a different presentation of base salary, DVAs and equity-based compensation in the Summary Compensation Table from the methodology used by the Compensation Committee in its compensation decisions. Second, the totals in the Summary Compensation Table include amounts related to the change in pension value during the relevant year, which the Committee does not view conceptually as a component of total compensation awarded as part of the regular annual compensation cycle. Effective January 1, 2008, for our NEOs, we began transitioning all of our defined benefit retirement plans to defined contribution plans and all related transition periods were completed as of December 31, 2013. There are no continuing pension benefit accruals for our NEOs under these frozen pension plans.

STATE STREET CORPORATION    51

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Other Elements of Our Process

Roles of the Committee and the CEO

The Compensation Committee has direct responsibility for executive officer compensation plans, policies and programs at State Street and for establishing the overall compensation philosophy for executive officers, other than the Chief Executive Officer. The Committee, in consultation with the other independent directors, performs those same functions with respect to the Chief Executive Officer. The Committee’s compensation decisions for the Chief Executive Officer also include the consideration of the other independent directors of the Board, whether or not specifically referenced in this CD&A. In making compensation decisions for the other NEOs, the Committee considers the recommendations of the Chief Executive Officer and input from the other independent directors.

The Committee met eight times from July 2015 through March 2016 regarding 2015 NEO compensation and evaluated a broad range of corporate performance factors, individual performance updates, market information and regulatory updates, as well as its pay-for-performance practices and the results of our annual shareholder meeting, including “say-on-pay” results. The Committee also considered evolving trends, practices, guidance and requirements in the design, regulation, risk alignment and governance of compensation matters in the U.S. and other jurisdictions, including Europe. During these meetings, the Committee received regular updates, including from the Committee’s independent compensation consultant and independent external legal counsel, on these and other matters, particularly with respect to the financial services industry.

Peer Group and Benchmarking

Among the many factors used in determining executive compensation, we benchmark our total compensation against a peer group of other major financial services companies. The Compensation Committee did not treat peer group data as definitive when determining 2015 executive compensation. Rather, it referenced peer group data, but formed its own perspective in determining compensation for our NEOs based on a subjective evaluation of many factors.

We consider few firms to be true comparators for the specific scope of our primary business activities. We include our two most direct competitors (The Bank of New York Mellon Corporation and Northern Trust Corporation) in our peer group. We also include other firms with which we compete in some aspects of our businesses and for executive talent. The group varies in firm size and business lines and the nature of applicable regulation, including status (like State Street) as a systemically important financial institution. Our generally applicable peer group, approved by the Committee, consists of the following 12 firms:

Ameriprise Financial, Inc.	JPMorgan Chase & Co.
The Bank of New York Mellon Corporation	Morgan Stanley
BlackRock, Inc.	Northern Trust Corporation
Capital One Financial Corporation	The PNC Financial Services Group, Inc.
Franklin Resources, Inc.	U.S. Bancorp
The Goldman Sachs Group, Inc.	Wells Fargo & Company

A subset of the above firms, consisting of Bank of New York Mellon, Capital One, JPMorgan, Northern Trust, PNC Financial Services, U.S. Bancorp and Wells Fargo, is used for Mr. Hooley. The Committee believes this subset contains the comparator companies most appropriate for evaluating compensation of the Chief Executive Officer position.

In 2015, State Street compiled market compensation data from the applicable peer group for benchmarking purposes in collaboration with Meridian Compensation Partners, the Committee’s independent compensation consultant. The market compensation data comprised publicly disclosed compensation and multiple compensation surveys provided by other compensation data providers. In evaluating this data, the Committee considers total compensation to consist of base salary and incentive compensation. In addition to this peer group data, the Committee received regular updates during 2015 and the first quarter of 2016 regarding identified market trends and compensation actions at major financial services institutions.

The Committee recognizes that the peer group companies vary in size and business lines. In addition, the nature of the roles of executives varies by firm. Therefore, as noted above, the Committee referenced peer group data, but formed its own perspectives on appropriate compensation levels for our NEOs on a subjective evaluation of many factors.

52    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Consultant

The Compensation Committee has directly retained the services of Meridian Compensation Partners to provide compensation consulting to the Committee. Meridian regularly participated in meetings and executive sessions of the Committee. Meridian did not provide any other services to State Street during 2015.

The Committee believes the consultant’s primary representatives advising the Committee must be independent of management and the Committee for the consultant to provide appropriate advice on compensation matters. Therefore, the Committee has adopted a policy requiring an annual assessment of compensation consultant independence based on the requirements of the New York Stock Exchange. In December 2015, the Committee reviewed the independence of Meridian’s primary representatives under the policy. Following its review, the Committee determined the primary representatives of Meridian to be independent and that no conflicts of interest had been raised by the services of Meridian or its primary representatives.

The Committee reviews data prepared by Towers Watson & Co. and McLagan Partners as part of its consideration of compensation matters. Each of these firms, engaged by our Global Human Resources group based on its specialized expertise in the financial services industry, has provided other services to State Street in the past and may do so in the future.

Other Elements of Compensation

Additional elements of our compensation program for our NEOs include the following.

Recourse Provisions

The incentive compensation awards to our NEOs are subject to recourse provisions, including clawback and forfeiture, as described below. These awards are also subject to any compensation recovery or similar requirements under applicable law (including implementing regulations) and related Company policies. This approach is intended to comply with applicable banking regulations and regulatory guidance on incentive compensation and will be interpreted and administered accordingly. The Compensation Committee anticipates reviewing the terms of these recourse provisions in light of evolving market practices and regulatory guidance and may alter its approach for future incentive compensation awards.

Clawback. All amounts vested and delivered to our NEOs under the 2015 and 2014 incentive compensation awards, including cash incentive, performance-based RSUs, DSAs and DVAs, contain clawback provisions providing for the repayment of those amounts, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether clawback is appropriate, making that determination within four years (in the case of performance-based RSUs) or three years (in the case of all other forms of incentive compensation) of the date of the grant of the award. The events for which clawback may occur include where the executive engaged in fraud or willful misconduct that directly resulted in either:

•	financial or reputational harm that is material to State Street and resulted in the termination of the executive’s employment for cause, or

•	a material financial restatement by State Street contained in a filing with the Securities and Exchange Commission

Forfeiture. All of the deferred incentive compensation awards to our NEOs, including performance-based RSUs, DSAs and DVAs, contain provisions permitting the reduction or cancellation of the amount to be vested and delivered under the award, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether forfeiture is appropriate. The events for which forfeiture may occur include:

•

if the executive’s actions exposed State Street to inappropriate risk or risks and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to State Street’s or a relevant business unit’s revenue, capital and overall risk tolerance

•	if the executive engaged in fraud, gross negligence or any misconduct that was materially detrimental to the interests or business reputation of State Street or any of its businesses

•

if, as a result of a material financial restatement or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria, the executive would have received a smaller or no award

STATE STREET CORPORATION    53

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Retirement Benefits

Our NEOs are eligible to participate in our 401(k) defined contribution retirement plan available to our employees generally. The plan currently includes a matching employer contribution of 5%. We also maintain a frozen qualified defined benefit pension plan for certain U.S. employees that determines benefits based on an account balance that is increased annually by interest credits. Each of our NEOs (other than Mr. Bell) participates in this plan; no additional annual pay credits, however, are provided to their accounts.

Because pension benefits under our qualified defined benefit plan are limited by Internal Revenue Code restrictions, we maintain two supplemental pension programs, both of which are frozen. One is designed to make up for limits imposed by the qualified plan or by the Internal Revenue Code on qualified-plan benefits, and a second was originally designed to provide pension benefits equal to a specified percentage of compensation. The latter plan now provides for two separate benefit components: (1) a frozen traditional defined benefit component, in which our NEOs (other than Messrs. Bell and Rogers) participate; but for which no further contributions are being made, and (2) a defined contribution component. For our NEOs, the defined contribution component consists of an annual defined contribution credit of $200,000 and an annual deferred share award also of $200,000.

In December 2014, as part of the 2015 corporate budget-setting process, the Compensation Committee amended this plan to suspend annual defined contribution credits and deferred share awards for the 2015 compensation year. In January 2016, the Committee took a similar action with respect to annual defined contribution credits and deferred share awards for the 2016 compensation year. These amendments do not affect contributions for compensation years subsequent to 2016. Both the amendments with respect to the 2016 and 2015 compensation years apply to all of our NEOs, except for Mr. Carp. Under and subject to the terms of his specific employment arrangements, Mr. Carp is entitled to receive the defined contribution credits and deferred share awards annually. In February 2016, we amended the terms of Mr. Carp’s employment arrangements to allow the Committee, in its discretion, to elect to deliver Mr. Carp’s 2015 annual deferred share award under the plan in the form of either a defined contribution credit or a deferred share award. We and Mr. Carp agreed to that amendment to allow us flexibility in the form of delivering that particular award, and the Committee elected to deliver it in the form of a defined contribution credit.

These plans are described in further detail below under the heading “Pension Benefits as of December 31, 2015.”

Deferred Compensation

We maintain a nonqualified deferred compensation plan that allows NEOs, other executive officers and others to defer both base salary and the portion of annual incentive bonuses payable in immediately available cash. Participants receive a return based on one or more notional investment options selected by the participant. Currently, the investment options include a money market fund, three SSGA funds and a State Street common stock fund. The nonqualified deferred compensation plan supplements deferrals made under our tax-qualified 401(k) plan. We provide these nonqualified deferred compensation benefits because, in our experience, most companies of our size provide a similar benefit to their senior employees. This plan is described below under the heading “2015 Nonqualified Deferred Compensation.”

Perquisites

We provide a modest level of perquisites, such as financial planning, annual physicals and personal liability coverage, to our NEOs. In addition, we provide a driver and other security benefits to Mr. Hooley. We offer parking benefits to our other NEOs. We provide these benefits because we believe they are appropriate in scope and amount to promote the effectiveness and retention of our senior executives, allowing them greater opportunity to focus their attention on our business operations and activities. We do not provide a tax gross-up for the income attributable to any perquisite for our NEOs.

Change-of-Control Agreements

Under a long-standing program, we have change-of-control agreements in place with each of our NEOs. We provide these agreements because we believe providing some protection in the event of a change of control is necessary to attract and retain high quality executives and to keep their attention on the business during the period leading up to a possible change of control.

Our change-of-control arrangements are further described below under the heading “Potential Payments Upon Termination or Change of Control—Change of Control.”

54    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Equity Ownership Guidelines, Practices and Policies

State Street believes executive stock ownership is an important mechanism to promote alignment of our executives’ interests with those of our shareholders. It also effectively incents our executives to meet our financial, strategic and risk management objectives. To foster these benefits appropriately, we have implemented several practices, policies and guidelines.

Stock Ownership Guidelines. We have stock ownership guidelines that apply to all members of our Management Committee, including the NEOs. These guidelines require ownership of a number of shares of common stock with a value equal to a multiple of the relevant executive’s annual base salary. The specific multiple varies by the executive’s role, from a multiple of seven for our Chief Executive Officer to a multiple of three for other members of our Management Committee. The multiples of base salary applicable under the guidelines to our NEOs are shown below. In December 2015, the Compensation Committee augmented these stock ownership guidelines by adding a holding requirement. Under this requirement, during the five-year phase-in period, each executive must hold 50% of the net shares received from a vesting event until the ownership requirement is met. Following the five-year phase-in period, if the ownership guideline is not met, a 100% holding requirement applies until the ownership guideline is satisfied.

Name	Common Stock Ownership Guideline Multiple of Annual Base Salary	Executive Exceeds Ownership Guideline(1)
Joseph L. Hooley	7	✓
Michael W. Bell	5	✓
Michael F. Rogers	5	✓
James S. Phalen	5	✓
Jeffrey N. Carp	5	✓

(1)	As of March 1, 2016.

The level of ownership is calculated on the same date used for the beneficial ownership table in our annual meeting proxy statement and by reference to the closing price of our common stock on the New York Stock Exchange on that date. Ownership includes unvested shares, DSAs and earned performance-based RSUs (on an after-tax basis), including shares held under our 401(k) retirement plan, but excludes stock options, stock appreciation rights and unearned performance-based RSUs. This calculation differs from the calculation of shares under applicable SEC rules for purposes of the beneficial ownership table on page 6.

Guideline levels are phased in over a period of five years, with the first year starting on the first January 1 after the person becomes an executive officer. The executive is expected to attain the baseline ownership level ratably over five years and is deemed to satisfy the applicable ownership guideline multiple if that ratable ownership level is met. As noted in the table above, as of March 1, 2016, the stock ownership of each of our NEOs exceeded the expected level of ownership under these guidelines, taking into account tenure in office for executives who have served fewer than five years as an executive officer.

Securities Trading Policy; No Hedging or Speculative Trading; Rule 10b5-1 Plans. State Street has a Securities Trading Policy that contains specific provisions and trading restrictions. The policy is designed primarily to assist our executive officers, including our NEOs, and other designated employees with access to sensitive information, in their compliance with U.S. federal securities laws in connection with their trading in State Street securities. The policy contains prohibitions against selling State Street securities short, engaging in hedging transactions in State Street securities and engaging in speculative trading in State Street securities. The policy permits individuals, including our executive officers, to enter into trading plans designed to comply with Rule 10b5-1 under the Exchange Act. Rule 10b5-1 allows corporate executives to prearrange sales of their company’s securities in a manner designed to avoid concerns about initiating stock transactions while in possession of material non-public information. Our NEOs and other executive officers may, from time to time, adopt trading plans under Rule 10b5-1 and effect transactions in our securities under those plans on a predetermined basis. The Securities Trading Policy is in addition to the generally applicable requirements in the State Street Standard of Conduct, applicable to all employees, that their trading activities must be in compliance with applicable law and that they may not trade on the basis of material non-public information.

Equity Grant Guidelines. The Compensation Committee has adopted Equity Grant Guidelines, as described below:

•

Annual grants of equity awards to our NEOs, other executive officers and other employees are typically made by the Committee on the date of a scheduled meeting of the Committee or the Board of Directors to be held in February or March of each

STATE STREET CORPORATION    55

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

year following the public release of financial results for the prior fiscal year. Pursuant to authority delegated by the Board, and subject to any limitations that the Board or the Committee may establish, another committee of the Board (which may consist of a single member) may make annual grants to persons other than executive officers on the date of the scheduled meeting in February or March

•

Grants of equity awards to NEOs and other executive officers in connection with new hirings, promotions, special recognition, retention or other special circumstances are made by the Committee. Awards to other individuals may be made either by the Committee or, subject to any limitations that the Board or the Committee may establish, a committee of the Board composed of (1) the Chairman of the Board, (2) the Chief Executive Officer, (3) the Committee Chair or (4) the Committee Chair along with any other member of the Committee. This type of award may be granted on the date of a scheduled meeting of the Committee, a scheduled meeting of the Board or the last business day of a calendar month

•	The exercise price for all stock options and stock appreciation rights will be the NYSE closing price of State Street’s common stock on the date of grant

Except for the setting of the February or March meeting to occur after our public release of annual earnings, there was no program, plan or practice with respect to 2015 of timing equity awards in coordination with the release of material non-public information.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m), generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to any one of a group of specified employees, including our NEOs (other than our Chief Financial Officer). Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets specified requirements, including shareholder approval of material terms of compensation.

The Compensation Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. Our Senior Executive Annual Incentive Plan, or SEAIP, is submitted for shareholder approval at the 2016 annual meeting, consistent with our historical practice for approval of this plan at least every five years. Similarly, our 2006 Equity Incentive Plan (as amended), or 2006 Equity Incentive Plan, has previously been approved by our shareholders. In addition, all functions performed by the Compensation Committee related to the qualification of performance-based compensation for exemptions under Section 162(m) for the 2015 compensation year were performed by the subcommittee described in this proxy statement under the heading “Corporate Governance at State Street—Committees of the Board of Directors – Executive Compensation Committee.” The Compensation Committee believes, however, that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with State Street management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Richard P. Sergel, Chair

Kennett F. Burnes

Amelia C. Fawcett

Linda A. Hill

56    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Alignment of Incentive Compensation and Risk

During 2015 we maintained our focus on our goal of aligning incentive compensation with appropriate risk management principles, such as providing incentives that do not encourage unnecessary or excessive risk-taking and establishing additional process controls and oversight where appropriate. Consistent with this evolving framework, we have established broad and integrated processes to maintain the alignment of incentive compensation with sound risk management, including to:

•	conduct risk-based reviews of incentive plan design

•	identify individuals whose activities may expose State Street to material amounts of risk

•	adjust compensation for risk

•	implement specific Board committee review of selected control function compensation (e.g., Examining and Audit Committee review of Chief Compliance Officer and Compliance Department compensation)

Risk-Based Review of Incentive Plan Design. We have established a management committee comprising senior representatives of our Compliance, Corporate Audit, Enterprise Risk Management, Finance, Global Human Resources and Legal groups. This committee serves as a forum for the risk management and internal control functions to formally assess incentive compensation arrangements throughout the organization. We refer to this committee as the Incentive Compensation Control Committee, or ICCC. The ICCC’s review promotes the consistency of our incentive compensation arrangements with the safety and soundness of State Street and with applicable regulatory guidance and regulations. All proposed incentive compensation arrangements and material amendments are presented for consideration by the ICCC. Prior to consideration by the ICCC, proposed arrangements and material amendments are designed through consultation with the relevant business units, including a formalized requirement for review and input by risk management personnel responsible for those business units. Our management-level Compliance and Ethics Committee oversees the ICCC’s activities. In addition, the Compensation Committee reviews the activities of the ICCC at least annually.

The Compensation Committee interacts closely with our Risk Committee, whose Chair is also a member of the Compensation Committee. The two committees evaluate a standardized risk management assessment of firm-wide risk in several categories. In July and December of 2015, with a final evaluation in January 2016, the Compensation Committee received and reviewed updates to this risk assessment for use in its compensation decisions, in each case following review and approval by the Risk Committee. The Compensation Committee also annually meets with our Chief Risk Officer and our Chief Human Resources Officer to evaluate the incentive compensation plans for all State Street employees, including the NEOs, relative to risk management principles.

Identification of Material Risk-Takers. We undertake a comprehensive process, led by our Enterprise Risk Management group, to identify the population of individuals whose activities may expose State Street to material amounts of risk. We sometimes refer to these individuals as material risk-takers. The Compensation Committee reviewed the final list of material risk-takers with our Chief Risk Officer in December 2015. The terms of our internal compensation arrangements with these employees provide for ex ante “risk adjustments” if required. See “Adjustments to Compensation for Risk” below. For these purposes, among other employees, each member of our Management Committee, including each NEO, is classified as a material risk-taker.

Adjustments to Compensation for Risk. For 2015 incentive compensation awards, we maintained a formal two-pronged risk adjustment process allowing the opportunity for risk-based adjustments to the incentive compensation awarded to material risk-takers, as appropriate, both before and after the compensation is awarded:

•

ex ante compensation adjustments, permitting reductions in the amount of awards, prior to grant, guided by risk assessments developed and implemented by our Enterprise Risk Management group and approved by the Risk Committee

•	ex post compensation adjustments, permitting recourse by State Street to incentive compensation after the award of the compensation, to adjust for specified post-award outcomes

Ex ante adjustments to incentive compensation represent downward adjustments made to the amount that may otherwise be awarded, based upon a determination that the Corporation, business or material risk-taker contributed to a poor risk environment or actual or potential risk outcome during a compensation year. These adjustments are guided by the formal risk management performance summary noted above under “Risk-Based Review of Incentive Plan Design.” The Committee also specifically uses the risk management performance summary in determining the total incentive compensation plan funding available to all State Street personnel globally for the compensation year. Finally, the risk management performance summary is used, in the event of

STATE STREET CORPORATION    57

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

under-performance, to trigger an inquiry into whether it is appropriate to make a downward risk adjustment to the incentive compensation of a responsible material risk-taker before the compensation is awarded.

As ex post adjustment opportunities, we have incorporated a risk-based forfeiture provision to the performance-based RSUs, DSAs and DVAs for all material risk-takers, including each NEO. The provision provides for the reduction or cancellation of the amount remaining to be paid under the relevant award in the event the Committee determines that the actions of the material risk-taker exposed State Street to inappropriate risk and that exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenue, capital and overall risk tolerance of State Street. For purposes of this provision, State Street refers to State Street Corporation or, to the extent the material risk-taker devotes substantially all of its time to a particular business, the provision also refers to that business. This forfeiture provision permits the application, as appropriate, of a risk adjustment to the compensation of the responsible material risk-taker after the compensation is awarded. For members of our Management Committee, including each NEO, the risk-based forfeiture provision is in addition to our misconduct and financial restatement-related forfeiture provision. The 2015 incentive compensation for each member of our Management Committee, including each NEO, is also subject to clawback by State Street under specified circumstances. See above under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Recourse Provisions.”

Board Committee Review of Selected Control Function Compensation. Starting with the 2014 compensation cycle, we implemented a new process pursuant to which a committee of our Board of Directors with oversight of an area managed by a selected control function specifically reviews the performance assessment and individual compensation recommendations for the heads of the relevant control function, as well as an overview of the compensation for the entire control function. For example, our Examining and Audit Committee conducted these reviews with respect to our Chief Compliance Officer and our Compliance Department, and our Risk Committee conducted these reviews with respect to our Chief Risk Officer and Enterprise Risk Management. This process is designed, among other things, to provide the relevant committee with additional perspective on the performance of the relevant control function and whether that function is being allocated appropriate resources and compensation.

As a result of these reviews and processes, we believe that our compensation policies and practices for employees do not create risks that are reasonably likely to have a material adverse effect on us. We will continue to monitor developments in this area and may, as we believe appropriate, adjust our compensation practices in the future if warranted.

58    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Stock Awards(2) ($) (e)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)	Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings* ($)
Joseph L. Hooley	2015	$1,038,462	$10,200,000	$ —	$ —	$103,025	$11,341,487	$11,341,487
Chairman and Chief Executive Officer	2014 2013	1,000,000 1,000,000	10,199,957 10,100,045	2,566,750 4,637,475	4,765,745 —	309,744 103,714	18,842,196 15,841,234	14,076,451 15,841,234
Michael W. Bell	2015	830,769	4,200,046	623,088	—	34,500	5,688,403	5,688,403
Executive Vice President and Chief Financial Officer	2014 2013	800,000 415,385	5,100,078 —	1,516,668 1,995,825	— —	438,782 110,968	7,855,528 2,522,178	7,855,528 2,522,178
Michael F. Rogers	2015	943,660	5,399,993	510,090	—	78,950	6,932,693	6,932,693
President and Chief Operating Officer	2014 2013	908,710 908,710	4,699,962 5,959,963	2,304,166 3,292,095	121,029 —	299,611 61,634	8,333,478 10,222,402	8,212,449 10,222,402
James S. Phalen	2015	882,692	5,399,993	1,042,387	—	109,212	7,434,284	7,434,284
Vice Chairman, Office of Regulatory Initiatives	2014 2013	823,077 750,000	4,699,962 5,510,107	1,502,400 2,877,995	2,674,678 —	927,567 692,050	10,627,684 9,830,152	7,953,006 9,830,152
Jeffrey N. Carp	2015	675,000	3,700,122	1,046,916	—	477,600	5,899,638	5,899,638
Executive Vice President and Chief Legal Officer
*

Amounts in this column show total compensation minus the change in pension value in order to eliminate the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules and to highlight the effect of the Executive Compensation Committee’s (ECC) decisions on total compensation year-over-year. Refer to the compensation table included in the Compensation Discussion and Analysis on page 51 for the ECC’s compensation decisions for each NEO. Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings represents total compensation, as determined under applicable SEC rules and reported in column (j), minus the change in pension value reported in column (h). The amounts reported in the Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings column differ from the amounts reported in the Total column (column (j)) and are not a substitute for total compensation calculated in accordance with SEC rules. The change in pension value are subject to many external variables that are not related to the Company’s performance.

(1)

Salary column displays actual 2015 W2 compensation paid as salary. There were 27 pay periods in 2015 (vs. 26 in 2014) because January 1, 2016 was a Friday and State Street employees were paid on December 31, 2015 which caused an extra pay period during 2015.

(2)

Amounts represent the grant date fair value of awards granted to the NEOs during the indicated years for deferred share awards and performance-based restricted stock unit awards. Fair value for the awards for each year is computed in accordance with GAAP (FASB ASC 718), using the assumptions stated in note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. Please refer to the “Grants of Plan-Based Awards in 2015” table for the threshold, target and maximum levels for performance awards. The amount in the “Stock Awards” column for 2015 also includes a February 2015 award of 2,614 deferred shares for Messrs. Hooley, Bell, Rogers, Phalen and Carp granted as part of a defined contribution Executive Supplemental Retirement Plan (ESRP) benefit for the 2014 plan year. There were no awards of stock options or stock appreciation rights to any of the named executive officers in the relevant years.

(3)

Represents the immediate and deferred cash (granted in deferred value awards, or DVAs) portions of incentive compensation. DVAs are units representing the notional investment return of a money market instrument. The number of units is increased to provide an estimated annual return over the deferral period: 2.75% for DVAs awarded in February 2016 for 2015, 2.50% for DVAs awarded in February 2015 for 2014 and 2.25% for DVAs awarded in February 2014 for 2013. The adjustment factor is 5.92% for DVAs awarded in February 2016 for 2015 and was 5.34% for DVAs awarded in February 2015 for 2014 and 4.70% for DVAs awarded in February 2014 for 2013. The amounts shown above include these adjustments. The cash portion of incentive compensation for 2015 was awarded as follows (including the DVA adjustment factor): Mr. Hooley: $0 immediate cash, $0 DVAs; Mr. Bell: $210,000 immediate cash, $413,088 DVAs; Mr. Rogers: $329,564 immediate cash, $180,526 DVAs; Mr. Phalen: $284,000 immediate cash, $758,387 DVAs; Mr. Carp: $207,500 immediate cash, $839,416 DVAs.

(4)

Because our deferred compensation plans do not provide above-market earnings, no earnings are included in this column. These amounts represent the change in the actuarial present value of the accumulated benefits under our qualified and nonqualified defined benefit pension plans. The plans are frozen and none of the named executive officers are receiving additional credits under the plans. Since Mr. Bell was hired by State Street after January 1, 2008, he is not eligible to participate in the defined benefit pension plans. For 2015, the change in value presented in the Summary Compensation Table above reflects a year-over-year update to applicable actuarial calculation assumptions from December 31, 2014 to December 31, 2015, including a change to the mortality assumption related to observed mortality improvements and an increase in the discount rate assumption for the Salary Savings Retirement Plan (SSRP) and the Management Supplemental Retirement Plan (MSRP) and a decrease in the discount rate assumption for the Executive Supplemental Retirement Plan (ESRP), as well as formula driven changes due to the executive being older and closer to retirement. These updates resulted in decreases in the actuarial present value of benefits as of December 31, 2015 for the current NEOs. The table below describes the change in pension value for 2015, as presented in the Summary Compensation Table above, highlighting the split between (i) the amount attributable to change in age, including ESRP benefit indexing, and (ii) the amount attributable to the actuarial present value effect of the increase in market interest rates and mortality improvements. The change in pension value presented in the Summary Compensation Table above and in the following table represents actuarial calculations based upon assumptions on the relevant dates. The actuarial present value of the accumulated pension benefits calculated on future dates may increase or decrease, based upon assumptions applicable on those future dates and on formula-driven changes due to the executive’s age and ESRP benefit indexing. ESRP defined benefits are indexed 3% per year as a cost-of-living adjustment up to December 31, 2017. The aggregate change in pension value was negative for Messrs. Hooley, Phalen, Rogers and Carp primarily due to the changes in the discount rate and lump sum conversion factors, and has been included as a zero value in the Summary Compensation Table per SEC regulations.

STATE STREET CORPORATION    59

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

	2015 Change in Pension Value
Name	Due to Age and Proximity to Retirement(A)	Due to Change in Assumptions(B)	Total
Joseph L. Hooley	$1,272,010	$(1,461,540)	$(189,530)
Michael W. Bell	—	—	—
Michael F. Rogers	18,379	(61,832)	(43,453)
James S. Phalen	744,243	(1,039,398)	(295,155)
Jeffrey N. Carp	410,077	(483,475)	(73,398)

(A)

The change in pension value due to an additional year of age was quantified by comparing (i) the December 31, 2014 present value of pension benefits with (ii) the present value of pension benefits calculated on December 31, 2015 holding the December 31, 2014 discount rate and mortality assumptions constant. Since the plans were frozen as of December 31, 2010 and there are no service accruals provided after that date, the increase in value reflects the effects on the present value calculation of pension benefits of the NEO having aged one additional year closer to normal retirement age (65).

(B)

The change in pension value due to changes in assumptions was quantified by comparing (i) the present value of pension benefits calculated as of December 31, 2015 based on the December 31, 2015 discount rates and mortality assumptions and (ii) subtracting from that the relevant amounts determined to be due to additional age, as set forth in footnote (A) above. The impact of reflecting the mortality improvements resulted in a decrease of pension value by approximately 4%.

(5)	The following table describes the amounts set forth for 2015 in the “All Other Compensation” column:

Name	Travel Benefits(A) ($)	Personal and Home Security(B) ($)	Executive Health Screening ($)	International Assignment(C) ($)	Financial Planning/Tax Services ($)	Personal Liability Coverage ($)	Company Contributions to Defined Contribution Plans(D) ($)	Other Benefits(E) ($)	Total ($)
Joseph L. Hooley	$38,662	$5,863	$2,481	$ —	$ —	$1,019	$ 25,000	$30,000	$103,025
Michael W. Bell	—	—	2,481	—	6,000	1,019	25,000	—	34,500
Michael F. Rogers	7,200	—	2,481	—	—	1,019	13,250	55,000	78,950
James S. Phalen	7,200	—	2,481	17,312	4,000	1,019	25,000	52,200	109,212
Jeffrey N. Carp	7,200	—	2,481	—	6,000	1,019	425,000	35,900	477,600

(A)

Amount includes the cost of a car and driver (Mr. Hooley only). For the car and driver in 2015, the aggregate incremental cost ($31,462) was determined by allocating the total cost between personal and business use by mileage traveled. Amount also includes parking benefits for Messrs. Hooley, Rogers, Phalen and Carp at $7,200.

(B)	Amount represents the cost of security at the residence of Mr. Hooley. This amount was determined by invoice amounts for alarm monitoring and maintenance.
(C)

The amounts shown include expatriate benefits received by Mr. Phalen in accordance with his international assignment. State Street provides expatriate employees with cost of living, housing and other relocation assistance as well as a tax equalization policy (designed to maintain a level of income tax equivalent to that applicable in the home country) applicable to all employees working on temporary international assignments in jurisdictions other than their home country. Although tax equalization is provided only with respect to the period of active employment on an expatriate assignment, State Street may make payments under the policy following the conclusion of the expatriate assignment. This could occur due to the timing of final tax filings and tax settlements that can be difficult to predict. As such, in connection with Mr. Phalen’s prior assignment to the United Kingdom as Head of International Operations for Investment Servicing and Investment Research and Trading, State Street made payments of $17,312.

(D)

Includes the following company contributions: (1) $13,250 to the Salary Savings Program (SSP) for each NEO, (2) $11,750 to the Management Supplemental Savings Plan (MSSP) for each of Messrs. Hooley, Bell, Phalen and Carp and (3) pursuant to the terms and conditions of his employment arrangements, a $400,000 defined contribution cash credit under the Executive Supplemental Retirement Plan (ESRP) for Mr. Carp for the 2015 plan year (credited in February 2016).

(E)

Represents charitable donations and the matching gift program, excluding the $5,000 benefit that all employees of State Street receive. Mr. Phalen, who served on the board of a State Street joint venture, Boston Financial Data Services, directed a contribution in the amount of $20,000 from the joint venture to charities of his choice. In 2013, 2014 and 2015, Executive Vice Presidents and above serving on non-profit boards were allowed to annually recommend a financial contribution from the State Street Foundation to the same non-profit up to $25,000. Messrs. Carp and Rogers directed contributions of $25,000 in 2015. Matching charitable contributions were made in the name of Messrs. Hooley, Rogers, Phalen and Carp to charities of their choice under State Street’s matching gift program ($30,000 for Messrs. Hooley, Rogers and Phalen and $10,900 for Mr. Carp). Mr. Phalen also made a charitable donation of State Street’s event tickets valued at $2,200.

60    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards in 2015

Name (a)	Award (b)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
									(i)	(j)

Joseph L. Hooley	2015 Annual Incentive		$ —	$3,000,000	$6,000,000	—	—	—	—	$—
	Performance-Based RSU(3)	2/19/2015	—	—	—	0	83,056	83,056	—	5,999,965
	Deferred Share Award(4)	2/19/2015	—	—	—	—	—	—	54,824	3,999,959
	ESRP Share Award(5)	2/19/2015	—	—	—	—	—	—	2,614	200,076
Michael W. Bell	2015 Annual Incentive		—	1,950,000	3,900,000	—	—	—	—	—
	Performance-Based RSU(3)	2/19/2015	—	—	—	0	33,222	33,222	—	2,399,957
	Deferred Share Award(4)	2/19/2015	—	—	—	—	—	—	21,930	1,600,013
	ESRP Share Award(5)	2/19/2015	—	—	—	—	—	—	2,614	200,076
Michael F. Rogers	2015 Annual Incentive		—	3,000,000	6,000,000	—	—	—	—	—
	Performance-Based RSU(3)	2/19/2015	—	—	—	0	43,189	43,189	—	3,119,973
	Deferred Share Award(4)	2/19/2015	—	—	—	—	—	—	28,508	2,079,944
	ESRP Share Award(5)	2/19/2015	—	—	—	—	—	—	2,614	200,076
James S. Phalen	2015 Annual Incentive		—	2,800,000	5,600,000	—	—	—	—	—
	Performance-Based RSU(3)	2/19/2015	—	—	—	0	43,189	43,189	—	3,119,973
	Deferred Share Award(4)	2/19/2015	—	—	—	—	—	—	28,508	2,079,944
	ESRP Share Award(5)	2/19/2015	—	—	—	—	—	—	2,614	200,076
Jeffrey N. Carp	2015 Annual Incentive		—	2,000,000	4,000,000	—	—	—	—	—
	Performance-Based RSU(3)	2/19/2015	—	—	—	0	29,070	29,070	—	2,100,017
	Deferred Share Award(4)	2/19/2015	—	—	—	—	—	—	19,189	1,400,029
	ESRP Share Award(5)	2/19/2015	—	—	—	—	—	—	2,614	200,076

(1)

For 2015, annual incentive amounts were awarded in the form of immediate and deferred cash (granted in deferred value awards, or DVAs). The actual cash payouts under the annual incentive are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Fair value of the awards is computed in accordance with FASB ASC Topic 718, using the assumptions stated in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	Performance-based RSU awards granted on February 19, 2015, as a part of 2014 compensation.
(4)	Deferred share awards granted on February 19, 2015, as a part of 2014 compensation.
(5)

Deferred share awards granted as part of Executive Supplemental Retirement Plan, or ESRP, benefit. These awards are described in the narrative accompanying the “Pension Benefits as of December 31, 2015” table.

STATE STREET CORPORATION    61

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Narrative Disclosure Accompanying Grants of Plan-Based Awards Table

The awards set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan- Based Awards table were awarded as annual incentives in the form of immediate and deferred cash (granted in deferred value awards, or DVAs). The 2015 annual incentive awards referenced in this table were granted as part of 2015 incentive compensation in February 2016. The targets, minimum (0%) and maximum (200%), are described above under the heading, “Total Compensation Approach – Individual Compensation Targets – Annual Incentive.” Payouts under these annual incentive awards are included in the 2015 row of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The awards set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table were performance-based restricted stock unit awards. These awards were granted as part of the long-term incentive component of 2014 incentive compensation, awarded in February 2015 under the 2006 Equity Incentive Plan. Payouts under these awards are currently shown as earned at 100% (target); however, the percent at which the awards are actually earned will be determined based on the three-year simple average of the return on equity determined under GAAP for the period from January 1, 2015 to December 31, 2017.

The deferred share awards, or DSAs, set forth in the “All Other Awards” column of the Grants of Plan-Based Awards Table, were awarded as part of the long-term incentive component of 2014 incentive compensation, awarded in February 2015. These awards vest ratably in annual installments over four years. The Executive Supplemental Retirement Plan, or ESRP, share awards set forth in the same column were awarded in February 2015 under the ESRP, for the 2014 calendar year. These awards are described in the narrative accompanying the “Pension Benefits as of December 31, 2015” heading below. Both the DSAs and ESRP share awards were granted under the 2006 Equity Incentive Plan.

Effective for stock awards granted on or after February 20, 2014, State Street modified its 2006 Equity Incentive Plan and related award agreements to provide for a double-trigger change of control vesting provision. The double trigger provides, in the context of a change of control, that awards will only receive accelerated vesting if the executive incurs a qualified termination following the change of control. For a description of qualified terminations, see below in this proxy statement under the heading “Potential Payments upon Termination or Change of Control.”

The Compensation Committee generally intends to structure our incentive compensation program for our NEOs so that our immediate cash incentives, DVAs and DSAs are Section 162(m)-qualified performance-based compensation delivered under the SEAIP program, which was approved by our shareholders in 2011. Our performance-based RSUs are granted under the 2006 Equity Incentive Plan and are also intended to separately qualify under Section 162(m). Under the 2011 SEAIP, the Committee annually establishes an incentive target for each NEO. For 2015, this target provides a maximum payout opportunity equal to a percentage of our operating-basis net income before income taxes and incentive compensation, or Operating NIBTIC, and subject to an annual limit of $10 million per executive. Operating NIBTIC for 2015 was $3.685 billion. The 2015 SEAIP incentive target for each of our NEOs was: 0.248385% for Mr. Hooley; 0.163003% for Mr. Bell; 0.223547% for Mr. Rogers; 0.198708% for Mr. Phalen and 0.163003% for Mr. Carp. The Committee may use its discretion to reduce, but not increase, both the Operating NIBTIC amount used for the above purposes and the amount of compensation awarded to any one or more executives below the payout opportunity permitted under the 2011 SEAIP. For 2015, the Committee did not exercise discretion to reduce Operating NIBTIC, but, for each NEO, the Committee exercised discretion to reduce the amount of incentive compensation awarded under the 2011 SEAIP below the applicable payout opportunity. As applicable, all 2015 awards under the SEAIP fell within the incentive compensation ranges described above under the heading, “Compensation Discussion and Analysis—2015 Compensation Decisions—Total Compensation Approach – Individual Compensation Targets.”

62    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End December 31, 2015

	Option/SAR Awards				Stock Awards(1)
Name (a)	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/ SARs Exercisable(2) (#) (b)	Option/ SAR Expiration Date ($) (e)	Option/ SAR Expiration Date (f)	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Joseph L. Hooley	02/15/07	181,865	$70.5900	02/14/17	02/16/12	(3)	68,768	$4,563,444		$
	02/28/08	167,135	81.7100	02/28/18	02/21/13	(4)	92,958	6,168,693
					02/20/14	(5)	116,171	7,709,108
					02/19/15	(6)	54,824	3,638,121
					02/19/15	(7)			83,056	5,511,596
Michael W. Bell	—	—	—	—	02/20/14	(8)	1,520	100,867
					02/19/15	(8)	2,649	175,788
					02/20/14	(5)	58,087	3,854,653
					02/19/15	(6)	21,930	1,455,275
					02/19/15	(7)			33,222	2,204,612
Michael F. Rogers	—	—	—	—	02/16/12	(3)	40,446	2,683,997
					02/21/13	(4)	54,084	3,589,014
					02/20/14	(5)	52,277	3,469,102
					02/19/15	(6)	28,508	1,891,791
					02/19/15	(7)			43,189	2,866,022
James S. Phalen	02/15/07	65,421	70.5900	02/14/17	02/19/98	(9)	3,726	247,257
	02/28/08	67,568	81.7100	02/28/18	02/16/12	(3)	40,976	2,719,167
					02/21/13	(4)	49,860	3,308,710
					02/20/14	(5)	52,277	3,469,102
					02/19/15	(6)	28,508	1,891,791
					02/19/15	(7)			43,189	2,866,022
Jeffrey N. Carp	02/15/07	74,457	70.5900	02/14/17	02/16/12	(3)	33,828	2,244,826
	02/28/08	78,347	81.7100	02/28/18	02/21/13	(4)	43,098	2,859,983
					02/20/14	(5)	40,660	2,698,198
					02/19/15	(6)	19,189	1,273,382
					02/19/15	(7)			29,070	1,929,085
(1)	Closing per share price of our common stock on December 31, 2015 was $66.36. Market values described in the above table are based on that price.
(2)	There were no unexercisable options/SARs held by any NEO at year-end December 31, 2015.
(3)

Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2012–December 31, 2012) performance measurement period. These awards were earned at 100% and converted to time-based vesting in four equal annual installments (25% per year), starting in 2013.

(4)

Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2013–December 31, 2013) performance measurement period. These awards were earned at 100% and converted to time-based vesting in four equal annual installments (25% per year), starting in 2014.

(5)

Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2014–December 31, 2014) performance measurement period. These awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting in 2015.

(6)	Includes time-based deferred share awards that vest in four equal annual installments (25% per year) starting on February 15, 2016.
(7)

Performance-based restricted stock unit awards with a three-year performance measurement period (January 1, 2015–December 31, 2017) will cliff vest upon certification at the end of the period. Awards have been included at 100% (target) since performance is unknown until the end of the three-year performance period.

(8)

Unvested deferred share awards granted as part of the ESRP benefit and described in the narrative to the Pension Benefits as of December 31, 2015 table. These amounts have been adjusted to include dividends allocated as additional shares. Mr. Bell is not fully vested in his ESRP benefits as of December 31, 2015. All other NEOs are fully vested in their ESRP benefits and therefore do not have any unvested shares under the ESRP as of December 31, 2015.

(9)	The outstanding deferred share awards granted to Mr. Phalen on February 19, 1998 vest upon his retirement.

STATE STREET CORPORATION    63

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

2015 Option/SAR Exercises and Stock Vested

	Option/SAR Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Joseph L. Hooley	94,938	$1,500,970	205,779	$15,819,654
Michael W. Bell	0	0	19,361	1,484,911
Michael F. Rogers	0	0	105,568	8,115,445
James S. Phalen	71,923	844,376	117,272	9,015,794
Jeffrey N. Carp	131,859	1,403,774	94,394	7,257,419
(1)	The value realized on exercise for Option/SAR awards is based on the intrinsic (“in-the-money”) value of the option/SAR awards exercised.
(2)	Includes stock awards that vested in 2015, performance awards earned for the performance period ending on December 31, 2014 with immediate vesting upon certification of results; as follows:
•	Stock awards that vested in 2015 as follows: Mr. Hooley, 179,607; Mr. Bell, 7,744; Mr. Rogers, 92,189; Mr. Phalen, 103,879; and Mr. Carp, 83,613.
•

One-fourth of the number of performance awards earned for the performance period ending December 31, 2014 vested and converted into State Street common stock on February 2015 as follows: Mr. Hooley, 23,234; Mr. Bell, 11,617; Messrs. Rogers and Phalen, 10,455; and Mr. Carp, 8,132.

•

Messrs. Hooley, Rogers, Phalen and Carp are 100% vested in their ESRP awards and the amount of ESRP shares awarded and dividends earned on those shares in 2015 as follows: Messrs. Hooley and Phalen: 2,938 shares; Mr. Rogers 2,924 shares; Mr. Carp 2,649.

(3)	The value realized on vesting for stock awards and dividends is based on the closing stock price on the relevant vesting date.

Pension Benefits as of December 31, 2015

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2)
(a)	(b)	(c)	(d)
Joseph L. Hooley	Retirement Plan	14	$230,823
	MSRP (Management Supplemental Retirement Plan)	14	953,200
	ESRP (Executive Supplemental Retirement Plan)(3)	29	18,171,265

	Total		19,355,288
Michael W. Bell(4)	Retirement Plan	—	—
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)(3)	—	—

	Total		—
Michael F. Rogers	Retirement Plan	19	446,536
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)(3)	—	—

	Total		446,536
James S. Phalen	Retirement Plan	18	352,828
	MSRP (Management Supplemental Retirement Plan)	18	1,008,504
	ESRP (Executive Supplemental Retirement Plan)(3)	24	13,009,792

	Total		14,371,124
Jeffrey N. Carp	Retirement Plan	1	14,988
	MSRP (Management Supplemental Retirement Plan)	1	9,962
	ESRP (Executive Supplemental Retirement Plan)(3)	10	5,886,089

	Total		5,911,039
(1)

Retirement Plan and MSRP service is credited from first anniversary of date of hire, but plans are frozen with benefits ceasing to accrue for Mr. Rogers on December 31, 2005 (frozen benefit from the Investors Bank & Trust Pension Plan that merged with the State Street Retirement Plan in December 2011), Mr. Carp on December 31, 2007 and for Messrs. Hooley and Phalen on December 31, 2010. ESRP service is credited from date of hire. For Mr. Hooley’s ESRP benefit, prior service for nine years with a State Street joint venture counts as credited service with State Street. The Committee does not consider this credit to represent extra years of service since it covers service with

64    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

an affiliate company. Mr. Carp was provided with ESRP transition benefits that continued the defined benefit component until December 31, 2013, and his benefits are subject to the standard reduction factors.

(2)	Actuarial assumptions for the year ended December 31, 2015, include the following:
–	benefit obligations are determined using a discount rate of 4.45% for the Retirement Plan, 3.95% for MSRP and 3.43% for ESRP as of December 31, 2015;
–	retirement age assumed to be Normal Retirement Age as defined by each plan; and
–	no pre-retirement mortality, disability or termination assumed.

Consistent with valuation assumptions, the form of payment reflected in this December 31, 2015 disclosure is 55% lump sum or installment payment and 45% annuity for the Retirement Plan and 100% three-year installment for the MSRP and ESRP.

(3)	ESRP defined contribution share account information is reported in the 2015 Nonqualified Deferred Compensation table.
(4)

Since Mr. Bell was hired at State Street in June 2013, he does not participate in any defined benefit plans. Therefore, Mr. Bell does not have any defined benefit pension benefits to be reported on the Pension Benefits Table or Summary Compensation Table.

State Street maintains a qualified defined benefit plan, referred to as the Retirement Plan. The Retirement Plan has been frozen to new accruals since January 1, 2008 (or as of January 1, 2011 for certain participants who met a specified combination of age and completed years of service; applied for Messrs. Hooley and Phalen). Prior to 1990, the Retirement Plan was a final average pay plan. Since January 1, 1990, the Retirement Plan has determined benefits using a cash balance formula. Under this formula, a notional account was established for each eligible participant which increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits were based upon a percentage of the participant’s pay for applicable calendar years until the plan was frozen effective January 1, 2008 (as of January 1, 2011 in certain cases noted above). The pay credit percentages were 4.0% for the first year of participation increasing to 11.25% for the thirtieth year and zero thereafter. Eligible pay included a participant’s salary, overtime, cash incentive compensation and commissions.

In general, until August 31, 2003, the Retirement Plan provided that eligible participants who were continuously employed since December 31, 1989 and who retired after reaching age 55 would receive the greater of their cash balance account or the annual benefit derived from the “grandfathered” final average pay formula. For a participant with 30 or more years of service, the grandfathered formula would result in a benefit of 50% of final average pay (counting base salary only) minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced on a pro rata basis by year. The grandfathered portion of this “better of” treatment was frozen effective August 31, 2003 by ceasing future accruals under this formula based on a participant’s eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date continue to be counted, however, for purposes of determining early retirement reduction factors.

The normal retirement age under the Retirement Plan is 65, although earlier retirement options are available. The Retirement Plan has a three-year vesting provision and participants who are vested are entitled to receive their account balances or equivalent annuities if they cease to be employed before retirement.

To comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street has maintained a supplemental retirement plan, the Management Supplemental Retirement Plan, referred to as the MSRP, that was designed to provide affected employees the benefits that would be payable under the Retirement Plan but for the limitations imposed by the Internal Revenue Code. The MSRP has been frozen in the same manner as described above for the Retirement Plan.

State Street also maintains the Executive Supplemental Retirement Plan, referred to as the ESRP, to provide officers at the executive vice president level or higher with competitive retirement benefits and encourage their continued employment. Officers become eligible to participate in the ESRP upon their appointment to an eligible position. During 2015, all of the named executive officers participated in the ESRP, although, as described below Messrs. Bell and Rogers were only eligible to participate in the defined contribution portion of the ESRP.

The ESRP provides two separate benefit components: a traditional defined benefit component, which was frozen effective January 1, 2008, and a defined contribution component. In general, the defined benefit component of the ESRP (when expressed as a life annuity commencing at age 65) accrues at the annual rate of 2.5% of eligible earnings (generally base salary plus incentive compensation under the SEAIP), up to a maximum of 50% of eligible earnings. This formula benefit is offset by pension benefits from State Street or other sources, including a former employer, but excluding Social Security. For participants who retire early, the defined benefit component is reduced by a factor of 3% for each year under the age of 65 (the “standard reduction factors”), except that any participants who on January 1, 2005 were at least age 55 and had completed at least ten years of service are subject instead to a monthly early retirement reduction of their formula benefit aggregating to 1% per year between ages 60 and 65 and to 2.5% per year between ages 55 and 60 (the “pre-2005 reduction factors”), with the offset for other plan benefits reduced by the applicable factors under those plans. If a participant becomes disabled or dies before retirement, the ESRP pays a disability benefit equal to the participant’s accrued defined benefit component including offsets, reduced for early retirement

STATE STREET CORPORATION    65

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner.

For certain participants, the ESRP also contains special defined benefit provisions that may apply in lieu of or in addition to the general defined benefit provisions. In Mr. Hooley’s case, the actuarial equivalent of a hypothetical account balance that is periodically adjusted for interest on the same basis as the cash balance accounts under State Street’s tax-qualified defined benefit plan is added to the benefit determined from the defined benefit formula under the ESRP. No offsets apply to this formula benefit. As of 2015, the balance of this hypothetical account was $1,074,204. In addition, Mr. Hooley is credited with nine additional years of service under the plan for his service at a State Street joint venture and at State Street prior to the joint venture service. These special defined benefit provisions were implemented in accordance with a 2005 amendment to the plan specifically addressing the unique circumstances of Mr. Hooley’s service.

Effective January 1, 2008, the ESRP was amended to freeze the defined benefit component; however, these benefits will continue to receive a 3% index each year as a cost-of-living adjustment through December 31, 2017. The amended plan includes a transition that continued the defined benefit component for certain executives who had attained age 50 and had served as an executive vice president for at least 5 years as of December 31, 2007. Messrs. Hooley and Phalen were provided with transition benefits that continued the defined benefit component until January 1, 2010, and their benefits are subject to the standard reduction factors. Mr. Carp was provided with transition benefits that continued the defined benefit component until December 31, 2013, and his benefits are subject to the standard reduction factors. Messrs. Bell and Rogers are ineligible to participate in the defined benefit portion of the ESRP since Mr. Bell was hired after December 31, 2007 and Mr. Rogers was appointed as Executive Vice President on July 2, 2007.

The defined contribution component of the ESRP was added to the plan effective January 1, 2008. This component of the ESRP generally provides that each of the named executive officers will receive, each year that they remain employed by State Street, an annual defined contribution credit to a book-keeping account in the amount of $200,000. Amounts credited to the account may be allocated by the executive among available notional investment options. Each of the NEOs also is eligible to receive each year an additional $200,000 grant of deferred share awards under State Street’s equity incentive plan for the applicable year.

The Compensation Committee approved amendments to the ESRP for the 2015 and 2016 compensation years that served to eliminate the generally applicable annual defined contribution credits and deferred share awards for those years. For further discussion of these amendments and their applicability to our NEOs, see above under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Retirement Benefits.”

All defined contribution benefits under the ESRP are subject to retirement eligibility and vesting. Participants are eligible to receive one third of their defined contribution ESRP benefit if they have attained age 53 and have a combined age and service of at least 60 (“Rule of 60”); vesting increases to two-thirds on the first birthday following initial vesting and to full vesting on the second birthday following initial vesting. Defined contribution benefits under the ESRP are subject to forfeiture in the event a participant’s employment terminates for any reason other than death or disability prior to vesting at any time. Effective August 1, 2012, for executives hired or rehired on or after that date, a minimum service requirement of five years was added to the definition of the “Rule of 60” in determining early retirement eligibility. Mr. Bell is the only NEO to whom this provision applies, as he was hired in June 2013.

Vested participants who terminate their employment will receive their defined contribution benefit from the ESRP in three equal installments, with payments on the first day of the month coinciding with or following each of the six-month, one-year and two-year anniversaries of their termination of employment. In addition, benefits terminate if the participant engages in certain competitive activities within two-years of termination of employment.

Based on their age and service to State Street, Mr. Hooley and Mr. Carp are eligible for early retirement and Mr. Phalen is eligible for normal retirement under the Retirement Plan and related supplemental plans. Since Mr. Bell was hired at State Street after December 31, 2007, he does not participate in the Retirement Plan, the MSRP, or the defined benefit portion of the ESRP. Mr. Bell is a participant in the defined contribution portion of the ESRP, but has not yet met the age and service requirements for early retirement under that plan. Since Mr. Rogers was part of the Investors Bank & Trust acquisition in 2007, he was not eligible to participate in the Retirement Plan or the MSRP. Mr. Rogers was a participant in the Investors Bank & Trust (IBT) Pension Plan (which merged with the Retirement Plan on December 15, 2011), and he is eligible for early retirement. The IBT Pension Plan has been frozen to new accruals since January 1, 2006. Mr. Rogers was appointed to the position of Executive Vice President on July 2, 2007 and therefore was not eligible to participate in the defined benefit portion of the ESRP. Mr. Rogers is a participant in the defined contribution portion of the ESRP and is eligible for early retirement under that plan.

66    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Under the benefit formula described above, each of Messrs. Hooley, Bell, Rogers, Phalen and Carp would have received the following benefits if he had retired at the end of 2015:

Name(1)	Retirement Plan	MSRP	ESRP Defined Benefit	IBT Pension Plan	ESRP Defined Contribution(3)	Total Entitled Benefit
Joseph L. Hooley(2)	$203,280	$883,648	$22,779,711	$—	$2,312,364	$26,179,003
Michael W. Bell	—	—	—	—	—	—
Michael F. Rogers	—	—	—	413,369	2,655,604	3,068,973
James S. Phalen	343,104	1,034,452	13,387,516	—	2,103,202	16,868,274
Jeffrey N. Carp	13,297	9,296	7,456,079	—	758,822	8,237,494
(1)

The benefits shown above are the defined benefit and defined contribution amounts the NEOs would have received if they had retired at the end of 2015. The defined benefit amounts provided in this table reflect early retirement factors and are different than the amounts included in the Pension Benefits Table, which are calculated as of the NEO’s unreduced Normal Retirement Age and discounted to the end of 2015.

(2)	Mr. Hooley’s ESRP defined benefit includes his ESRP hypothetical account balance of $1,074,204.
(3)

The ESRP defined contribution includes the annual cash credits and deferred share awards as of December 31, 2015. No cash credits or deferred share awards were made to the NEOs in February 2016 for the 2015 plan year, excluding Mr. Carp. Under the terms of Mr. Carp’s employment arrangements, he received a $400,000 defined contribution cash credit to the ESRP for the 2015 plan year (credited in February 2016).

2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Joseph L. Hooley	$20,769	$211,750	$(136,935)	$(9,215)	$3,188,571
Michael W. Bell	16,615	211,750	(20,327)	—	236,246
Michael F. Rogers	—	200,000	812	(9,157)	1,588,615
James S. Phalen	17,654	211,750	80,725	(9,219)	4,325,962
Jeffrey N. Carp	58,625	211,750	817	(9,098)	1,621,970
(1)	Includes employee defined contribution plan amounts for the Management Supplemental Savings Plan (MSSP).
(2)

Includes employer defined contribution plan amounts for the MSSP and the Executive Supplemental Retirement Plan (ESRP), excluding the ESRP deferred share awards, for the 2014 plan year. A 2015 plan year annual defined contribution cash credit, in the amount of $400,000, awarded in February 2016 under the ESRP, applicable to Mr.Carp, will be included in the 2017 proxy statement.

(3)	Includes the Federal Insurance Contributions Act, or FICA, tax payment associated with the ESRP balances vesting during 2015.

State Street maintains the State Street Corporation Management Supplemental Savings Plan, referred to as the MSSP, for designated highly compensated or managerial employees, which includes the NEOs. The MSSP provides eligible employees savings and company matching contribution opportunities beyond the Internal Revenue Code limits imposed under the State Street’s Salary Savings Program, referred to as the SSP. Under the MSSP, eligible employees may elect, prior to the beginning of a year, to defer (a) from 1% to 50% of base salary for the year and/or (b) from 5% to 100% of otherwise immediately payable annual cash bonus incentives (net of FICA withholding), excluding any amount subject to automatic deferral.

Like the SSP, the MSSP provides a 5% employer matching contribution. For 2015, State Street matched all deferrals made under the MSSP for 2015 up to a maximum of 5% of a participant’s MSSP match-eligible compensation, which is defined as the lesser of (i) base salary plus annual cash incentive compensation or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($265,000 in 2015).

STATE STREET CORPORATION    67

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

A book-keeping account is maintained for each participant reflecting deferrals, matching credits and increases or decreases based on the performance of notional investments selected by the employee or on a default notional investment if the employee does not make a selection. A participant may change notional investments daily. The notional investments available for 2015 and the rate of return for the year were as set forth below.

Notional Investment	Rate of Return
SSGA U.S. Bond Index Fund	0.57%
Vanguard Prime Money Market Fund	0.08%
SSGA International Index Fund	(0.47)%
SSGA S&P 500 Index Fund	1.34%
State Street Corporation ESOP Stock Fund	(13.84)%
SSGA Euro Core Treasury Bond Index Fund(1)	(0.97)%
(1)

Non-U.S. notional funds were added as investment options for the defined contribution ESRP effective June 1, 2015. Only one of these options, the SSGA Euro Core Treasury Bond Index Fund, has been selected by participants for notional investments. The rate of return shown for this fund is representative of the notional investment return for the partial year period for which the fund was available (5/31/2015—12/31/2015). Rates of return were not provided for the other non-U.S. investment options given they have not been selected by participants.

Participants elect to receive either or both of their base salary or immediate cash incentive compensation deferrals from the MSSP either (i) on the first business day of the month following the six-month anniversary of the participant’s termination of employment or (ii) at a specified date not earlier than three years from the election date. Participants further elect to either receive deferrals in a single lump sum distribution or in installments over two to ten years, subject to special acceleration rules. Participants may change distribution elections consistent with limitations set forth in the plan and tax rules applicable to nonqualified deferred compensation. Matching and historical performance-based credits are automatically paid in a lump sum on the first day of the month following the six-month anniversary of the employee’s termination of employment. A participant’s account is payable in a lump sum upon the participant’s death. A participant who experiences a severe and unanticipated financial need may request a withdrawal of amounts deferred under the plan subject to certain restrictions.

Amounts related to the defined contribution component of the ESRP are described in the narrative accompanying the “Pension Benefits” table. The notional investment options available for the defined contribution ESRP are the same as the notional investment options listed above for the MSSP, with the addition of six non-US notional funds.

Defined Contribution Aggregate Balances as of December 31, 2015

	Aggregate Balance at Last FYE
Name	MSSP ($)	ESRP ($)	Total ($)
Joseph L. Hooley	$2,179,273	$1,009,298	$3,188,571
Michael W. Bell	56,340	179,906	236,246
Michael F. Rogers	181,696	1,406,919	1,588,615
James S. Phalen	3,525,826	800,136	4,325,962
Jeffrey N. Carp	1,438,908	183,062	1,621,970

Potential Payments upon Termination or Change of Control

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2015 under various scenarios, including a change of control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the “Pension Benefits” and “Nonqualified Deferred Compensation” tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options as of December 31, 2015. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

68    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments upon Termination of Employment as of December 31, 2015

Joseph L. Hooley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 2,000,000	$ 10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	22,079,366	—	—	22,079,366	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	5,511,596	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,792,502	2,792,502	—	2,792,502	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	22,079,366	—	22,079,366	22,079,366	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	5,511,596	5,511,596	5,511,596	5,511,596	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	2,792,502	—	—	2,792,502	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	10,000,000	(e)
Pension Benefit	—	—	—	—	—	3,867,132	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	73,001	—	—	36,439	36,439
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	30,456,465	30,383,464	30,383,464	32,419,903	54,462,035

STATE STREET CORPORATION    69

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Michael W. Bell	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 923,077	$ 10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	5,309,928	—	—	5,309,928	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	2,204,612	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,362,272	1,362,272	—	1,362,272	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	5,309,928	5,309,928	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	2,204,612	2,204,612	2,204,612	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	1,362,272	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	6,562,500	(e)
Pension Benefit	—	—	—	—	—	850,000	(f)
Unvested Pension Benefits(6)	—	—	456,536	456,536	—	456,536
Continued Health & Welfare Benefit	—	—	—	—	18,420	31,928
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	—	9,333,348	9,333,348	9,818,309	26,852,776

70    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Michael F. Rogers	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$1,817,420	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	11,633,903	—	—	11,633,903	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	2,866,022	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,673,469	2,673,469	—	2,673,469	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	11,633,903	—	11,633,903	11,633,903	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	2,866,022	2,866,022	2,866,022	2,866,022	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	2,673,469	—	—	2,673,469	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	9,000,000	(e)
Pension Benefit	—	—	—	—	—	886,367	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	35,575	35,576
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	17,173,394	17,173,394	17,173,394	19,026,389	37,270,337

STATE STREET CORPORATION    71

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

James S. Phalen	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 1,700,000	$ 8,521,589	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	11,388,770	—	—	11,388,770	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	2,866,022	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,907,509	1,907,509	—	1,907,509	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	11,388,770	—	11,388,770	11,388,770	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	2,866,022	2,866,022	2,866,022	2,866,022	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,907,509	—	—	1,907,509	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	8,000,000	(e)
Pension Benefit	—	—	—	—	—	1,665,300	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	29,064	29,063
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	16,162,301	16,162,301	16,162,301	17,891,365	34,553,253

72    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Jeffrey N. Carp	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 1,100,000	$ 6,675,754	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	9,076,389	—	—	9,076,389	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	1,929,085	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,962,973	1,962,973	—	1,962,973	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	9,076,389	—	9,076,389	9,076,389	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	1,929,085	1,929,085	1,929,085	1,929,085	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,962,973	—	—	1,962,973	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	6,562,500	(e)
Pension Benefit	—	—	—	—	—	1,881,108	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	28,019	33,113
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	12,968,447	12,968,447	12,968,447	14,096,466	28,195,922
(1)

Each of our NEOs is also entitled to benefits payable upon retirement or other qualifying termination under State Street’s defined benefit pension plans and nonqualified deferred compensation plans. These plans are described above under “Pension Benefits as of December 31, 2015” and “2015 Nonqualified Deferred Compensation.” All payments upon the separation from service of “specified employees” within the meaning of Section 409A of the Internal Revenue Code are subject to a six-month delay under the rules of Section 409A to the extent applicable. In addition, upon a qualifying retirement, all eligible employees, including our NEOs, may continue medical coverage until age 65 under State Street’s welfare benefit program. A qualifying retirement requires attainment of age 55, completion of five years of service and participation in State Street’s medical plan at the time of retirement. Fixed cost sharing subsidies apply upon the qualifying retirements of employees who have attained age 55 and completion of 10 years of service as of December 31, 2007. Assuming a termination of employment of December 31, 2015, Mr. Hooley is the only current NEO who would be eligible for this coverage.

(2)

State Street has a severance plan that provides benefits to all eligible employees upon specified involuntary separations from service due to an organizational change, such as a reduction in force. Employees are required to execute a separation agreement and release acceptable to State Street in order to receive benefits under the plan. The severance plan provides for an amount of severance pay equal to a specified number of weeks of base salary, up to a maximum, based on employment title. These severance benefits are subject to the employee’s compliance with specified restrictive covenants including confidentiality and non-solicitation. For all eligible employees who hold an executive vice president or more senior title, including our current NEOs, the plan provides for a severance period of 52 weeks (including a two-week notice period) of base salary plus four weeks of base salary per completed year of service up to a maximum of 104 weeks of base salary. In addition, the plan provides for continued participation in State Street’s welfare benefit plan for the severance period at active employee rates (subject to timely enrollment in COBRA continuation coverage) and personal outplacement services by a third-party provider. Amounts above assume a qualifying termination of employment at December 31, 2015. For these purposes, the severance amounts are not discounted for payment over time and welfare benefits are valued at 2015 rates.

(3)

Calculations assume a change of control occurred on December 31, 2015 and a termination entitling the executive to the specified benefits occurred on that date. The value of shares of common stock used in calculations is based on the closing price of State Street’s common stock on the NYSE on December 31, 2015, $66.36. Effective March 26, 2014, none of the NEOs are eligible to receive a gross-up payment in connection with their change of control benefits. For a detailed description of payments and benefits under a termination in connection with change of control refer to the “Change of Control” section below.

a.

The amount would be paid as a lump sum but has been calculated without any present-value discount assuming that base pay would continue at 2015 rates and SEAIP bonuses would remain at the target levels established for 2015. Severance has been reduced in the event that reducing parachute payments to the 280G safe harbor level would result in a higher after-tax payment. This applies for Messrs. Phalen and Carp.

b.

Represents the value of all shares of restricted stock and performance awards with known performance that were subject to service-based restrictions on December 31, 2015. These restrictions lapse upon a change of control.

c.	Represents the value of unearned performance-based restricted stock units granted in 2015.

STATE STREET CORPORATION    73

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

d.	Represents the value of all deferred value awards that were subject to service-based restrictions on December 31, 2015. These restrictions lapse upon a change of control.
e.	The accrued obligation is equal to the target SEAIP bonus to be paid to each executive in February 2016 for the 2015 year.
f.

The enhancement to any pension benefit otherwise owed to the executive would be paid as a lump sum. The final years for which defined benefit base pay and target bonus applied was 2005 for Mr. Rogers, 2010 for Messrs. Hooley and Phalen and 2013 for Mr. Carp.

g.

Represents the value of perquisites (based on eligibility, including items such as cost of car and driver and residential security) that would continue for two years upon a change of control. Assumed $75,000 per year for Mr. Hooley, $25,000 per year for Mr. Bell, $75,000 per year for Messrs. Rogers and Phalen and $25,000 per year for Mr. Carp.

(4)

Pursuant to the terms of applicable award agreements under our 2006 Equity Incentive Plan and Amended and Restated Supplemental Cash Incentive Plan, all deferred incentive awards continue to vest if an employee (1) is terminated involuntarily other than for gross misconduct, (2) retires after attaining age 55 and completing five years of service with State Street, (3) becomes disabled or (4) dies. Vesting and payment of DSAs will be accelerated in full in the case of death, and vesting and payment of DVAs will be accelerated in full in the case of death or disability. In the four termination scenarios listed in this footnote, performance-based RSUs will continue to vest and be paid on the scheduled payment date, subject to attainment and certification of performance measures. Performance-based RSUs for the 2015 award year have a three-year performance measurement period (January 1, 2015– December 31, 2017) and will cliff vest upon certification at the end of the period. For these purposes, shares of common stock are valued at the closing per share price of our common stock on December 31, 2015 ($66.36) and are currently shown as earned at 100% (target); however, the percent at which the awards actually will be earned will remain unknown until the end of the three-year performance period. Deferred incentive awards to our NEOs that continue to vest as scheduled after termination remain subject to applicable forfeiture and clawback provisions. DVAs that are paid on an accelerated basis following disability remain subject to applicable clawback provisions in the case of awards granted in 2015 and subsequent years. DSAs and DVAs that are paid on an accelerated basis following death do not remain subject to clawback provisions. For a description of forfeiture and clawback provisions, see above in this proxy statement under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Recourse Provisions.”

(5)

Should an employee terminate due to death or disability prior to the payment date of current year immediate cash incentives, a pro-rated amount may be paid in State Street’s sole discretion to the participant or his/her estate.

(6)

All NEOs, with the exception of Mr. Bell, are fully vested in their pension benefits. Amounts shown for Mr. Bell reflect the balance of his unvested annual defined contribution cash credits and deferred share awards as of December 31, 2015 under the ESRP. Vesting and payment of these amounts under the ESRP will be accelerated in the event of death or disability.

Change of Control

State Street has entered into an agreement with each of our NEOs that would become effective upon a change of control of State Street or upon a termination of employment arising in connection with or in anticipation of such change of control. A change of control is defined to include the acquisition of 25% or more of our outstanding stock, the failure of incumbent directors (or their designated successors) to constitute a majority of the board of directors or a merger, consolidation or sale of all or substantially all of our assets in which State Street shareholders do not retain a majority of the voting power of the surviving or successor corporation and incumbent directors do not constitute a majority of the board. These agreements have a two year term that is annually renewed at the end of the year, unless State Street gives the executive notice at least 60 days before the annual renewal date that the agreement will not be renewed.

Each change-of-control agreement provides for two years’ continued employment after a change of control on terms commensurate with those previously in effect, including base salary at an unreduced rate and minimum incentive compensation set at the target incentive compensation amount under the SEAIP applicable to the executive officer for the fiscal year in which the change of control occurs. Each agreement also provides for continued participation in incentive, savings, welfare benefit, fringe benefit and retirement plans on terms no less favorable than those in effect prior to the change of control and payment of legal fees in connection with the enforcement of the executive officer’s rights under the agreement.

The change-of-control agreements also provide our NEOs with the payment of accrued salary and benefits, including a pro-rated target incentive compensation amount under the SEAIP, in the event of a termination by reason of death or disability, and they provide for additional severance benefits as summarized below upon the cessation of employment under a “double-trigger” mechanism. This mechanism requires the occurrence of both a change of control and either the termination of employment without cause or by the officer for good reason.

The severance benefits provided include (1) a lump sum payment, subject to a maximum of $10 million, equal to two times the sum of base salary and the target incentive compensation under the SEAIP for the year of the change of control, (2) a lump sum payment equal to two times State Street’s contributions to the defined contribution retirement plans applicable to the officer, (3) in the case of officers who are eligible to participate in State Street’s frozen qualified and supplemental defined benefit plans, a lump sum payment equal to the actuarial value of the incremental benefit that the officer would have received under such plans had he or she remained employed for two years after the date of termination, (4) continued employee welfare benefits for two years after the date of termination, (5) reasonable outplacement services and (6) to the extent not already vested, immediate vesting in benefits under the ESRP.

Effective February 20, 2014, State Street amended its 2006 Equity Incentive Plan, its Amended and Restated Supplemental Cash Incentive Plan and award agreements under those plans to provide for accelerated vesting and payment of awards under a “double trigger” mechanism. This standard applies to all deferred equity and cash awards granted on or after February 20, 2014, including awards to our NEOs. Those agreements now provide, in the context of a change of control, for accelerated vesting and

74    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

payment only upon a change of control and either a termination of employment without cause or by the officer for good reason, in each case on or prior to the first anniversary of the change of control. Each deferred award granted prior to 2014 to State Street employees, including our NEOs, under which shares remain outstanding, continues to provide for accelerated vesting and payment of shares upon a change of control only. Performance-based RSUs will convert into State Street common stock at the following rates in the case of a change of control occurring prior to the end of the three-year performance period: (i) 100% in the case of a change of control in the first year, (ii) in the second year at the rate obtained by averaging the actual GAAP ROE results for the first calendar year, adjusted in accordance with the Plan, and 100% for each of the second and third years and (iii) in the third year at the rate obtained by averaging the actual GAAP ROE results, adjusted in accordance with the Plan, for each of the first and second calendar years and 100% for the third year.

In March 2014, State Street and each of our executive officers, including our current NEOs, amended the change-of-control agreements with those officers, to eliminate the gross-up payment. Pursuant to the amendments, effective March 26, 2014, each change-of-control agreement provides that, in the event change-of-control benefits would exceed 110% of the product of 2.99 multiplied by the officer’s base amount, then the value of such benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive the greatest benefit on an after-tax basis (with the golden parachute excise tax being the responsibility of the executive to pay). If benefits are below the 110% threshold, the executive would be subject to an automatic cutback to assure that the change-of-control benefits do not exceed 2.99 times the NEO’s base amount.

The amounts set forth in the column entitled “Termination in Connection with Change of Control” in the tables above are based on the hypothetical assumption that on December 31, 2015 State Street had a change of control and that immediately thereafter, but also on December 31, 2015, the executive was terminated, received a lump sum payment of all cash entitlements under the change-of-control agreement and benefited from acceleration of all equity awards accelerating upon the change of control.

STATE STREET CORPORATION    75

2016 NOTICE OF MEETING AND PROXY STATEMENT

EXAMINING AND AUDIT COMMITTEE MATTERS

Examining and Audit Committee Pre-Approval Policies and Procedures

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent registered public accounting firm, pursuant to which the Examining and Audit Committee will review for approval each particular service expected to be provided. In connection with that review, the Examining and Audit Committee will be provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for substantive changes in terms, conditions and fees resulting from changes in the scope, structure or other items. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services (services permissible under the SEC’s auditor independence rules). The services shown in the table below were approved by the Examining and Audit Committee in accordance with these pre-approval policies and procedures.

Audit and Non-Audit Fees

Ernst & Young LLP was State Street’s independent registered public accounting firm for each of the fiscal years ended December 31, 2015 and December 31, 2014. Fees incurred by State Street and its subsidiaries for professional services rendered by Ernst & Young LLP with respect to 2015 and 2014 were as follows:

Description (In millions)	2015	2014
Audit Fees	$18.2	$19.0
Audit-Related Fees	15.2	15.7
Tax Fees	7.5	6.1
All Other Fees	2.7	.4

Services provided under Audit Fees primarily included statutory and financial statement audits, the requirement to opine on the design and operating effectiveness of internal controls over financial reporting and accounting consultations billed as audit services. Services provided under Audit-Related Fees consisted principally of reports on the processing of transactions by servicing organizations, non-statutory audits and due diligence procedures. Services provided under Tax Fees consisted principally of compliance and corporate tax advisory services. Services provided under All Other Fees consisted of advisory services primarily related to certain regulatory initiatives.

In addition to the services described above, Ernst & Young LLP provides audit and tax compliance services to certain mutual funds, exchange-traded funds, or ETFs, and foreign-based private investment funds for which State Street is the sponsor and investment adviser or manager. The mutual funds and ETFs have boards of directors or similar bodies that make their own determinations as to selection of the funds’ audit firms and approval of any fees paid to such firms. In the case of certain foreign-based private investment funds, State Street participates in the selection of the audit firm to provide the audit and tax compliance services. All of the fees for such services are paid by the mutual funds, ETFs and foreign-based private investment funds—not by State Street—and are not included in the table above.

Report of the Examining and Audit Committee

The Examining and Audit Committee, referred to in this report as the Committee, furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. It is management’s responsibility to prepare State Street’s consolidated financial statements and establish and maintain internal controls over financial reporting. The role of the independent registered public accountant is to independently audit the consolidated financial statements and effectiveness of internal controls on financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

76    STATE STREET CORPORATION

Examining and Audit Committee Matters (continued)	2016 NOTICE OF MEETING AND PROXY STATEMENT

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2015 and their assessment of internal control over financial reporting as of December 31, 2015. Ernst & Young LLP, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s consolidated financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.

The Examining and Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the PCAOB. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited consolidated financial statements for the year ended December 31, 2015, be included in State Street’s annual report for the fiscal year then ended.

Submitted by,

Ronald L. Skates, Chair Patrick de Saint-Aignan Lynn A. Dugle William C. Freda Richard P. Sergel

STATE STREET CORPORATION    77

2016 NOTICE OF MEETING AND PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires State Street’s directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. State Street is not aware of any 10% beneficial owners. Based on State Street’s review of the reports it has received and written representations from its directors and executive officers, State Street believes that all of its directors and officers complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2015.

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2017 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and State Street’s by-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary of State Street on or before December 8, 2016.

State Street’s proxy access provision permits a shareholder, or a group of up to 20 shareholders, to include in State Street’s proxy materials director nominees constituting up to 20% of the board; provided that: (i) the nominating shareholder(s) own a number of shares representing 3% or more of the total voting power of State Street’s outstanding shares of capital stock entitled to vote on the election of directors; (ii) the nominating shareholder(s) have owned that number of shares continuously for at least three years; and (iii) the nominating shareholder(s) and their director nominee(s) satisfy the requirements of Article I, Section 7(c) of the by-laws, including its requirement of timely written notice. To be timely, a proxy access notice with respect to the 2017 annual meeting must be delivered to the Secretary of State Street no earlier than February 17, 2017 and no later than March 19, 2017 unless the date of the 2017 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2016 annual meeting, in which event Article I, Section 7(c) of the by-laws provides different notice requirements.

Under State Street’s by-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials as described above may be made by shareholders entitled to vote at the meeting if notice is timely given and contains the information required by the by-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely, a notice with respect to the 2017 annual meeting must be delivered to the Secretary of State Street no earlier than February 17, 2017 and no later than March 19, 2017 unless the date of the 2017 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2016 annual meeting, in which event the by-laws provide different notice requirements.

State Street’s by-laws specify requirements relating to the content of the notice that shareholders must provide to the Secretary of State Street, including a shareholder nomination for director, to be properly presented at a shareholder meeting.

Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

NOTICE OF AMENDMENT OF BY-LAWS

On October 15, 2015, State Street’s Board of Directors amended State Street’s by-laws to permit proxy access as described above. The full text of State Street’s by-laws, as amended, is filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on October 20, 2015.

78    STATE STREET CORPORATION

Appendix A

2016 STATE STREET CORPORATION

SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

I.	Purpose

The purpose of the 2016 Senior Executive Annual Incentive Plan (the “Plan”) is to provide additional incentive and reward to senior executives of State Street Corporation (the “Company”) to achieve targeted levels of corporate financial performance. The terms of the Plan set forth herein shall, if approved by the shareholders of the Company, apply to awards for the 2017 performance year and later years. Awards for the 2016 performance year and earlier years shall be governed by the terms of the 2011 Senior Executive Annual Incentive Plan as in effect prior to effectiveness of this Plan.

II.	Eligibility and Participation

Participants in the Plan for any year shall include the Chief Executive Officer of the Company and such other key executives as may be designated as participants for such year by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company.

III.	Awards

The Committee shall annually grant awards to those persons who are participants for the year, and shall establish the goals (which may be specified as ranges) for such awards.

IV.	Performance Goals

No payment under an award granted under the Plan relating to a particular performance goal shall be made unless the performance goal is met or exceeded. Performance goals with respect to an award must be pre-established by the Committee not later than ninety (90) days after the beginning of the year with respect to which the award is granted or by such other time as may be required in order to qualify the award under Section 162 (m)(4)(C) of the Internal Revenue Code (the “Code”). The Committee may provide, not later than the deadline for establishing the performance goals for a year, that one or more of the measures of performance applicable to an award or awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the year that affect the applicable performance measure. Except as the Committee may otherwise determine (not later than the deadline for establishing the performance goals for a year), any measure of performance expressed on a per-share basis shall automatically be adjusted to the extent necessary to reflect any stock splits, reverse stock splits, stock dividends or similar changes to capitalization occurring during the year.

For purposes of the Plan, a “performance goal” means an objectively determinable target level of achievement based on any or any combination of the criteria listed below (determined on a consolidated basis or on the basis of one or more divisions, subsidiaries or business units), which may be determined on a U.S. Generally Accepted Accounting Principles (GAAP) or non-GAAP basis, or other applicable basis. Performance goals may be measured either on an absolute basis or relative to selected peer companies or a market index. The Committee may select among the performance goals specified from award year to award year which need not be the same for each participant in a given award year. The performance goals are as follows:

i) earnings or earnings per share

ii) return on equity

iii) return on assets

iv) return on capital

v) cost of capital

vi) total stockholder return

vii) revenue

viii) market share

ix) quality/service

x) organizational development

xi) strategic initiatives (including acquisitions or dispositions)

xii) risk control

xiii) expense

xiv) operating leverage

xv) operating fee leverage

xvi) capital ratios

xvii) liquidity ratios

xviii) income

xix) comprehensive capital analysis and review (CCAR)

xx) other regulatory-related metric

V.	Terms

Each award under the Plan shall be subject to the following terms:

A.

No more than $10,000,000 shall be payable under an award to any participant for any award year. The foregoing limit shall be applied before taking into account any notional earnings on deferrals described in E. below.

B.

Subject to A. above, the Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded. In no event, however, shall any amount be payable under an award with respect to a particular performance goal if that performance goal fails to be achieved.

C.

No payment shall be made with respect to a performance goal related to an award until and unless the Committee shall have certified in writing (in such manner as shall be consistent with regulations under Section 162(m) of the Code) that the performance goal has been met.

D.

Except as provided in this paragraph and in E. below, all payments, if any, under an award shall be paid in cash as soon as practicable following certification by the Committee as described above. Notwithstanding the foregoing, the Committee may provide that some portion or all of any award payment be made in shares of common stock of the Company (“Stock”) in lieu of cash. Any shares of Stock delivered shall be issued under the Company’s 2006 Equity Incentive Plan or any successor plan thereto, as amended from time to time (the “Equity Incentive Plan”) and may include restricted stock, unrestricted stock, deferred stock or stock units (including restricted stock units). The number of shares of Stock delivered in lieu of any cash amount under an award (the “replaced cash portion”) shall be that number which equals the replaced cash portion divided by the fair market value of a share of Stock (determined without regard to any restrictions) on the date the Committee certifies under C. above that the applicable performance goal or goals with respect to the award have been met. Awards delivered under the Equity Incentive Plan shall be governed by, and subject to the terms of, such Plan.

E.

Subject to such rules and limitations as the Committee may prescribe from time to time, the Committee may provide that some portion or all of any award payment be deferred (under the Company’s Supplemental Cash Incentive Plan or such other arrangement as the Committee may specify), or the Committee may permit a participant to elect to have all or any portion of an award payment deferred (under the Company’s Management Supplement Savings Plan or such other arrangement as the Committee may specify), in either case, for a fixed term of years, until separation from service, death, disability, or until the occurrence of some other distribution event consistent with the requirements of Section 409A of the Code. Any amount so deferred shall be credited to the participant’s account on the books of the Company and shall represent an unfunded and unsecured liability of the Company to pay the amount so deferred plus such additional amount, if any, representing notional earnings on the deferral (“earnings”) as may be prescribed under the deferral rules. The portion of any award payable in stock units shall likewise represent an unfunded and unsecured promise by the Company to deliver shares in the future pursuant to the terms of the Equity Incentive Plan. Earnings with respect to a deferred award shall be limited so as to satisfy the requirements of Treas. Regs. § 1.162-27(e)(2)(iii)(B) (relating to reasonable rates of interest or other returns based on predetermined actual investments) and any limitations imposed by the Federal Deposit Insurance Corporation or similar limitations.

F.

To be entitled to payment under an award, a participant must be employed by the Company or one of its subsidiaries on December 31 of the award year, except as the Committee may otherwise determine. In addition, the Committee in its discretion may cause an award to a participant to be forfeited if the participant, although employed by the Company or a subsidiary on December 31 of the award year (or on such other date, if any, as may have been fixed by the Committee), has ceased to be employed by the Company and its subsidiaries prior to the date that other awards are (or, but for deferral, would be) paid for such year.

G.	The Committee in its discretion may reduce (including to zero) any amount otherwise payable under an award, with or without specifying its reasons for doing so.

VI. Miscellaneous

A.

The Committee shall have complete discretion to construe and administer the Plan, to determine eligibility for awards, to determine performance goals, to determine whether or not any performance goal has been satisfied, to determine the amount of payment under any award, and otherwise to do all things necessary or appropriate to carry out the Plan. Actions by the Committee under the Plan shall be conclusive and binding on all persons.

B.

Unless otherwise expressly set forth in the Plan or an agreement signed by the Company and a participant, no individual shall have the right to be designated by the Committee as a participant in the Plan. Participation in the Plan in one award year does not connote any right to become a participant in the Plan in any future award year. There is no obligation for uniformity of treatment of participants under the Plan.

C.

Nothing in the Plan or in any award shall entitle any participant to continued employment with the Company and its subsidiaries, and the loss of benefits or potential benefits under an award shall in no event constitute an element of damages in any action brought against the Company or its subsidiaries.

D.

All payments under an award, including payments in Stock and deferred payments, are intended to be exempt from, or compliant with, the requirements of Section 409A of the Code and shall be construed and interpreted consistently therewith. Neither the Company and its subsidiaries, nor any person acting on behalf of the Company and its subsidiaries, makes any representation or warranty or shall be liable to any participant or to the estate or beneficiary of any participant if any of the provisions of the Plan are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, that section.

E.

All awards granted under the Plan are subject to any forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and related implementing policies and practices of the Company or its subsidiaries in effect from time to time. In the event that under any applicable law or related implementing regulations, the Committee is required to reduce or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to an award, or to otherwise impose or apply restrictions on an award, it shall, in its sole discretion, be authorized to do so.

F.

The Committee may at any time amend, modify, suspend or terminate the Plan, or awards made under the Plan, provided, however, that no such amendment, modification, suspension or termination may, without the consent of the participant (or his or her beneficiary in the case of the death of the participant), materially and adversely affect the rights of the participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder to which he or she is otherwise entitled under the terms hereof and the terms of the award.

G.

All required deductions will be withheld from awards prior to distribution, including all applicable federal, state or local taxes. Each participant shall be solely responsible for any tax consequences of his or her award hereunder.

Appendix B

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) corporate governance standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:

a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02 (b) of the NYSE Listed Company Manual.

b.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed fiscal year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided such State Street director and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed fiscal year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.

The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or a equityholder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b. and c. above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b. or c. For relationships not covered by the categorical guidelines (either because they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

B-1

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

STATE STREET CORPORATION ONE LINCOLN STREET BOSTON, MA 02111	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and related materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03158-P72829-Z67129                             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STATE STREET CORPORATION
The Board of Directors recommends a vote FOR each director nominee in Item 1 and FOR Items 2, 3 and 4.

Vote On Directors

Item 1. To elect 11 directors

Nominees for Director:	For	Against	Abstain

1a. K. Burnes	☐	☐	☐

1b. P. de Saint-Aignan	☐	☐	☐

1c. L. Dugle	☐	☐	☐

1d. W. Freda	☐	☐	☐

1e. A. Fawcett	☐	☐	☐

1f. L. Hill	☐	☐	☐

1g. J. Hooley	☐	☐	☐

1h. R. Sergel	☐	☐	☐

1i. R. Skates	☐	☐	☐

NOTE: Shareholder - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

1j. G. Summe		☐	☐	☐

1k. T. Wilson		☐	☐	☐

Vote on Company Proposals

Item 2.	To approve an advisory proposal on executive compensation.	☐	☐	☐

Item 3.	To approve the 2016 Senior Executive Annual Incentive Plan.	☐	☐	☐

Item 4.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

Dear Shareholder:

We cordially invite you to attend the 2016 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 18, 2016, at 9:00 a.m. Eastern Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares held. Please mark, sign, date and promptly mail this proxy card in the return envelope. You may also vote electronically by telephone or over the Internet by following the instructions included with this proxy card. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

Joseph L. Hooley
Chairman and Chief Executive Officer

PLEASE NOTE: If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E03159-P72829-Z67129

STATE STREET CORPORATION

Annual Meeting of Shareholders - May 18, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoints Kevin Brady, Anthony Ostler and Shannon Stanley, or any of them, with full power of substitution, as proxies to vote all shares of common stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on May 18, 2016 at 9:00 a.m. Eastern Time, or at any adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

To vote in accordance with the recommendations of the Board of Directors, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the eleven director nominees and FOR Items 2, 3 and 4.